Exhibit 10.1
Execution Version

THIRD AMENDMENT TO
EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDMENT TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of April 28, 2020, but effective as of the Effective Date (hereinafter defined), among VAIL HOLDINGS, INC., a Colorado corporation (the “Company”), the LENDERS (as defined in the Credit Agreement referenced below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (hereinafter defined).

R E C I T A L S

A.    The Company has entered into that certain Eighth Amended and Restated Credit Agreement dated as of August 15, 2018, with Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and certain other agents and lenders party thereto (as amended by that certain First Amendment to Eighth Amended and Restated Credit Agreement dated as of April 15, 2019, as further amended by that certain Second Amendment to Eighth Amended and Restated Credit Agreement dated as of September 23, 2019, and as further amended, restated, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement), providing for a term loan, revolving credit loans, letters of credit, and swing line loans.

B.    The Company has requested certain amendments to the Credit Agreement.

Subject to the terms and conditions set forth herein, the Company, the Lenders party hereto, the Guarantors (by execution of the attached Guarantors’ Consent and Agreement), and Administrative Agent agree as follows:

1.    Amendments of the Credit Agreement. On the Effective Date, the Credit Agreement is hereby amended as follows:
(a)    The Credit Agreement is hereby amended to delete the red stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the blue double underlined text (indicated in the same manner as the following example: underlined text) as and where indicated in Annex A attached hereto.
(b)    The Credit Agreement is amended to add a new Schedule 1-A thereto in the form of Schedule 1-A attached hereto.
2.    Representations and Warranties. As a material inducement to the Lenders and Administrative Agent to execute and deliver this Amendment, the Company represents and warrants to the Lenders and Administrative Agent (with the knowledge and intent that Administrative Agent and the Lenders party hereto are relying upon the same in entering into this Amendment) that: (a) the Company and the Guarantors have all requisite authority and power to execute, deliver, and perform their respective obligations under this Amendment and the Guarantors’ Consent and Agreement, as the case may be, which execution, delivery, and performance have been duly authorized by all necessary action, require no Governmental Approvals, and do not violate the respective certificates of incorporation or organization, bylaws, or operating agreement, or other organizational or formation documents of such entities; (b) upon execution and delivery by the Company, the Guarantors, Administrative Agent, and the Lenders party hereto, this Amendment will constitute the legal and binding obligation of each of the Company, and the Guarantors, enforceable against such entities in accordance with the terms of this Amendment, except as that enforceability may be limited by general principles of equity or by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally; (c) before and after giving effect to this Amendment, all representations and warranties in the Loan Papers are true and correct as though made on the date hereof, except to the extent that any of them speak to a specific date or the facts on which any of them are based have been changed by transactions contemplated or permitted by the Credit Agreement; and (d) after giving effect to this Amendment, no Default or Potential Default has occurred and is continuing.

3.    Conditions Precedent to Effective Date. This Amendment shall be effective on the date (the “Effective Date”) upon which Administrative Agent receives each of the following items:

(a)    counterparts of this Amendment executed by the Company, Administrative Agent, and the Required Lenders;

(b)    the Guarantors’ Consent and Agreement executed by each Guarantor;

(c)    payment of all fees payable on or prior to the Effective Date pursuant to the Credit Agreement and Fee Letter (as amended by that certain Fee Letter Amendment dated of even date hereof); and

(d)    a certificate of each Company dated as of the Effective Date signed by a Responsible Officer of Borrower and each Guarantor (A) certifying and attaching the resolutions adopted by each such entity approving or consenting to this Amendment, and (B) in the case of Borrower, certifying that, before and after giving effect to this Amendment, (1) the representations and warranties contained in Section 8 of the Credit Agreement and the other Loan Papers are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default or Potential Default exists or would result from this Amendment.

4.    Expenses. The Company shall pay all reasonable out-of-pocket fees and expenses paid or incurred by Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of Administrative Agent’s counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

5.    Ratifications. The Company and each Guarantor (by executing the Guarantors’ Consent and Agreement attached hereto) (a) ratifies and confirms all provisions of the Loan Papers; (b) ratifies and confirms that all Guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent, for the benefit of the Lenders, under the Loan Papers are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of Company’s present and future Obligations to Administrative Agent and the Lenders; and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.

6.    Miscellaneous. Unless stated otherwise herein, (a) the singular number includes the plural, and vice versa, and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions shall not be construed in interpreting provisions of this Amendment, (c) this Amendment shall be governed by and construed in accordance with the laws of the State of New York, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts shall be construed together to constitute the same document and facsimile and electronic (e.g. pdf) signatures shall constitute originals for all intents and purposes hereof, (f) this Amendment is a “Loan Paper” referred to in the Credit Agreement, and the provisions relating to Loan Papers in Section 15 of the Credit Agreement are incorporated herein by reference, (g) this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Papers constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, and (h) except as provided in this Amendment, the Credit Agreement, the Notes, and the other Loan Papers are unchanged and are ratified and confirmed.

7.    Parties. This Amendment binds and inures to the benefit of the Company, the Guarantors, Administrative Agent, the Lenders, and their respective successors and assigns.

8.    Electronic Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each party to this Amendment agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such party enforceable against such in accordance with the terms thereof to the same extent as if a manually executed

2

original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Company without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

The parties hereto have executed this Amendment in multiple counterparts as of the date first above written.
Remainder of Page Intentionally Blank.
Signature Pages to Follow.

3

VAIL HOLDINGS, INC., as the Company

By:	/s/ Michael Z. Barkin
Name: Michael Z. Barkin
Title: Executive Vice President and Chief Financial Officer

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Scott Blackman
Name: Scott Blackman
Title: Senior Vice President

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as an L/C Issuer, a Swing Line Lender, a Revolver Lender and a Term Loan Lender

By:	/s/ Scott Blackman
Name: Scott Blackman
Title: Senior Vice President

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Swing Line Lender, a Revolver Lender and a Term Loan Lender

By:	/s/ Jennifer L. Kaufman
Name: Jennifer L. Kaufman
Title: Senior Vice President

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an L/C Issuer, a Revolver Lender and a Term Loan Lender

By:	/s/ Jason Powers
Name: Jason Powers
Title: Senior Vice President

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

TRUIST BANK (as successor by merger to SUNTRUST BANK), as a Revolver Lender and a Term Loan Lender

By:	/s/ Justin Lien
Name: Justin Lien
Title: Director

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

BANK OF THE WEST, as a Revolver Lender and a Term Loan Lender

By:	/s/ Nicholas Orr
Name: Nicholas Orr
Title: Director, Corporate & Investment Banking

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

BOKF, NA DBA BOK FINANCIAL, as a Revolver Lender and a Term Loan Lender

By:	/s/ David Risen
Name: David Risen
Title: Vice President

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

BMO HARRIS BANK N.A., as a Revolver Lender and a Term Loan Lender

By:	/s/ Brian Russ
Name: Brian Russ
Title: Vice President

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

HSBC BANK USA, A NATIONAL ASSOCIATION, as a Revolver Lender and a Term Loan Lender

By:	/s/ Ross Fleck
Name: Ross Fleck
Title: Global Relationship Manager

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Revolver Lender and a Term Loan Lender

By:	/s/ Karl Thomasma
Name: Karl Thomasma
Title: Senior Vice President

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

HSBC BANK AUSTRALIA LIMITED, as a Term Loan Lender

By:	/s/ Nadia Ladak
Name: Nadia Ladak
Title: Power of Attorney / Country Head of International Subsidiaries

Signature Page to
Third Amendment to Eighth Amended and Restated Credit Agreement

GUARANTORS’ CONSENT AND AGREEMENT
As an inducement to Administrative Agent and Lenders to execute, and in consideration of and as a condition to Administrative Agent’s and Lenders’ execution of the foregoing Third Amendment to Eighth Amended and Restated Credit Agreement (the “Third Amendment”), the undersigned hereby consent to the Third Amendment, and agree that (a) the Third Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under each Guaranty described in the Credit Agreement, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure any of the indebtedness under the Loan Papers, all of which obligations and liabilities are, and shall continue to be, in full force and effect, and (b) the Guaranty executed by each Guarantor is ratified, and the “Guaranteed Debt” (as defined in each Guaranty) includes, without limitation, the “Obligations” (as defined in the Credit Agreement). This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, shall inure to the benefit of Administrative Agent and Lenders, and the respective successors and assigns of each, and shall be governed by and construed in accordance with the laws of the State of New York.
Vail Resorts, Inc.
2006 Cimarron, LLC
By: Crested Butte, LLC
All Media Associates, Inc.
All Media Holdings, Inc.
Arrabelle at Vail Square, LLC
By: Vail Resorts Development Company
Beaver Creek Associates, Inc.
Beaver Creek Consultants, Inc.
Beaver Creek Food Services, Inc.
Booth Creek Ski Holdings, Inc.
BCRP Inc.
Breckenridge Resort Properties, Inc.
CB Commercial Properties ’07, LLC
By: Crested Butte, LLC
Colorado Mountain Express, Inc.
Colter Bay Café Court, LLC
By: Grand Teton Lodge Company
Colter Bay Convenience Store, LLC
By: Grand Teton Lodge Company

Guarantors’ Consent and Agreement to
Third Amendment to Eighth Amended and Restated Credit Agreement

Colter Bay Corporation
Colter Bay General Store, LLC
By: Grand Teton Lodge Company
Colter Bay Marina, LLC
By: Grand Teton Lodge Company
Crested Butte, LLC
Crystal Peak Lodge of Breckenridge, Inc.
DTPC, LLC
By: Rockresorts International, LLC
By: Vail RR, Inc.
EpicSki, Inc.
Flagg Ranch Company
Gillett Broadcasting, Inc.
Grand Teton Lodge Company
Heavenly Valley, Limited Partnership
By: VR Heavenly I, Inc.
HVLP Kirkwood Services, LLC
By: Heavenly Valley, Limited Partnership
    By: VR Heavenly I, Inc.
Jackson Hole Golf and Tennis Club, Inc.
Jackson Hole Golf & Tennis Club Snack Shack, LLC
By: Grand Teton Lodge Company
Jackson Lake Lodge Corporation
Jenny Lake Lodge, Inc.
Jenny Lake Store, LLC
     By: Grand Teton Lodge Company
JHL&S LLC
By: Teton Hospitality Services, Inc.
Keystone Conference Services, Inc.

Guarantors’ Consent and Agreement to
Third Amendment to Eighth Amended and Restated Credit Agreement

Keystone Development Sales, Inc.
Keystone Food & Beverage Company
Keystone Resort Property Management Company
Keystone Ranch Water Company
Lake Tahoe Lodging Company
Lodge Properties Inc.
Lodge Realty, Inc.
La Posada Beverage Service, LLC
By: Rockresorts International, LLC
By: Vail RR, Inc.
Mt. CB Real Estate, LLC
By: Crested Butte, LLC
National Park Hospitality Company
Northstar Group Commercial Properties LLC
By: VR Acquisition, Inc.
Northstar Group Restaurant Properties, LLC
By: VR Acquisition, Inc.
Okemo Limited Liability Company
     By: Triple Peaks LLC
By: VR NE Holdings, LLC
             By: VR US Holdings, Inc.
Okemo Mountain Food and Beverage, Inc.
One Ski Hill Place, LLC
By: Vail Resorts Development Company
Property Management Acquisition Corp., Inc.
RCR Vail, LLC

Guarantors’ Consent and Agreement to
Third Amendment to Eighth Amended and Restated Credit Agreement

By: Vail Resorts Development Company
Rockresorts Arrabelle, LLC
By: Rockresorts International, LLC
    By: Vail RR, Inc.
Rockresorts Cordillera Lodge Company, LLC
By: Rockresorts International, LLC
By: Vail RR, Inc.
Rockresorts DR, LLC
By: Rockresorts International, LLC
By: Vail RR, Inc.
Rockresorts Equinox, Inc.
Rockresorts Hotel Jerome, LLC
By: Rockresorts International, LLC
By: Vail RR, Inc.
Rockresorts International, LLC
By: Vail RR, Inc.
Rockresorts, LLC
By: Rockresorts International, LLC
By: Vail RR, Inc.
Rockresorts International Management Company
By: Rockresorts International, LLC
By: Vail RR, Inc.
Rockresorts Ski Tip, LLC

Guarantors’ Consent and Agreement to
Third Amendment to Eighth Amended and Restated Credit Agreement

By: Rockresorts International, LLC
By: Vail RR, Inc.
Rockresorts Wyoming, LLC
By: Rockresorts International, LLC
By: Vail RR, Inc.
Soho Development, LLC
By: Vail Associates Holdings, Ltd.
SSI Venture, Inc.
By: SSV Holdings, Inc.
SSV Online Holdings, Inc.
SSV Online LLC
By: SSV Holdings, Inc.
SSV Holdings, Inc.
Stampede Canteen, LLC
By: Grand Teton Lodge Company
Teton Hospitality Services, Inc.
The Chalets at the Lodge at Vail, LLC
By: Vail Resorts Development Company
The Sunapee Difference, LLC
By: Triple Peaks, LLC
By: VR NE Holdings, LLC
By: VR US Holdings, Inc.
The Village at Breckenridge Acquisition Corp., Inc.
Trimont Land Company
Triple Peaks LLC
By: VR NE Holdings, LLC
By: VR US Holdings, Inc.

Guarantors’ Consent and Agreement to
Third Amendment to Eighth Amended and Restated Credit Agreement

VA Rancho Mirage I, Inc.
VA Rancho Mirage II, Inc.
VA Rancho Mirage Resort, L.P.
By: VA Rancho Mirage I, Inc.
Vail/Arrowhead, Inc.
Vail Associates Holdings, Ltd.
Vail Associates Investments, Inc.
Vail Associates Real Estate, Inc.
Vail/Beaver Creek Resort Properties, Inc.
Vail Food Services, Inc.
Vail Hotel Management Company, LLC
By: Rockresorts International, LLC
By: Vail RR, Inc.
Vail Resorts Development Company
Vail Resorts Lodging Company
Vail RR, Inc.
Vail Summit Resorts, Inc.
Vail Trademarks, Inc.
VAMHC, Inc.
VR Acquisition, Inc.
VR CPC Holdings, Inc.
VR CPC Services, LLC
VR Heavenly Concessions, Inc.
VR Heavenly I, Inc.
VR Heavenly II, Inc.
VR Holdings, Inc.
VR US Holdings, Inc.
VR US Holdings II, LLC
By: VR US Holdings, Inc.
VR WM Holdings, LLC
By: VR US Holdings, Inc.
VR NE Holdings, LLC
By: VR US Holdings, Inc.
VR NW Holdings, Inc.

Guarantors’ Consent and Agreement to
Third Amendment to Eighth Amended and Restated Credit Agreement

By:	/s/ Ryan Siurek
Name: Ryan Siurek
Title: Senior Vice President, Controller and Chief Accounting Officer

Guarantors’ Consent and Agreement to
Third Amendment to Eighth Amended and Restated Credit Agreement

Annex A

[See attached]

Schedule 1-A

Term Hedged Tranche and Term Unhedged Tranche

LENDER	TERM HEDGED TRANCHE OF TERM LOAN FACILITY	TERM UNHEDGED TRANCHE OF TERM LOAN FACILITY	COMMITMENT PERCENTAGE (TERM LOAN FACILITY)
Bank of America, N.A.	$96,868,000.00	$202,060,593.75	24.217000000%
U.S. Bank National Association	$85,712,000.00	$178,789,875.00	21.428000000%
Wells Fargo Bank, National Association	$85,712,000.00	$178,789,875.00	21.428000000%
Truist Bank (as successor by merger to SunTrust Bank)	$45,628,000.00	$95,177,156.25	11.407000000%
PNC Bank, National Association	$22,856,000.00	$47,676,187.50	5.714000000%
Bank of the West	$18,288,000.00	$38,147,625.00	4.572000000%
BMO Harris Bank N.A.	$16,000,000.00	$33,375,000.00	4.000000000%
BOKF, N.A. dba BOK Financial	$12,936,000.00	$26,983,687.50	3.234000000%
HSBC Bank USA, National Association	$12,160,000.00	$25,365,000.00	3.040000000%
HSBC Bank Australia Limited	$3,840,000.00	$8,010,000.00	0.960000000%
Totals	$400,000,000.00	$834,375,000.00	100%

CUSIP NUMBERS:      91879UAD2 (DEAL)
91879UAE0 (REVOLVER)
91879UAF7 (TERM)

EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of August 15, 2018, as amended by:
First Amendment dated April 15, 2019
Second Amendment dated September 23, 2019
Third Amendment dated April 28, 2020
among
VAIL HOLDINGS, INC.
as Borrower
BANK OF AMERICA, N.A.
as Administrative Agent

U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents

and

The Lenders Party Hereto

BOFA SECURITIES, INC.,
U.S. BANK NATIONAL ASSOCIATION,
and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS AND TERMS.	1
1.1 Definitions.	1
1.2 Number and Gender of Words.	36
1.3 Accounting Principles.	~~36~~37
1.4 Rounding.	~~37~~38
1.5 References to Agreements and Laws.	~~37~~38
1.6 Times of Day.	~~37~~38
1.7 L/C Amounts.	~~37~~38
1.8 Whistler Acquisition Subsidiaries and Peak Acquisition Subsidiaries.	38
1.9 Rates; Currency Equivalents.	38
1.10 Interest Rates.	~~38~~39

SECTION 2 COMMITMENT.	~~38~~39
2.1 Credit Facility.	~~38~~39
2.2 Loan Procedure.	~~39~~40
2.3 L/C Subfacility.	41
2.4 Swing Line Loans.	~~51~~52
2.5 Increase in Revolver Commitments; Incremental Term Loan Facility.	54

SECTION 3 TERMS OF PAYMENT.	56
3.1 Notes and Payments.	56
3.2 Interest and Principal Payments; Prepayments; Voluntary Commitment Reductions.	~~57~~58
3.3 Interest Options.	59
3.4 Quotation of Rates.	60
3.5 Default Rate.	60
3.6 Interest Recapture.	~~60~~61
3.7 Interest Calculations; Retroactive Adjustments of Applicable Margin.	~~60~~61
3.8 Maximum Rate.	61
3.9 Interest Periods.	~~61~~62
3.10 Order of Application.	~~61~~62
3.11 Payments Generally.	~~62~~63
3.12 Sharing of Payments, Etc.	~~62~~63
3.13 Booking Loans.	63
3.14 Cash Collateral.	63
3.15 Defaulting Lenders.	~~64~~65

SECTION 4 TAXES, YIELD PROTECTION, AND ILLEGALITY	~~66~~67
4.1 Taxes.	~~66~~67

i

4.2 Illegality.	71
4.3 Inability to Determine Rates.	~~71~~72
4.4 Increased Costs; Reserves on Eurocurrency Rate Loans.	72
4.5 Compensation for Losses.	~~73~~74
4.6 Mitigation Obligations; Replacement of Lenders.	74
4.7 Survival.	~~74~~75

SECTION 5 FEES.	~~74~~75
5.1 Treatment of Fees.	~~74~~75
5.2 Fee Letter.	~~74~~75
5.3 L/C Fees.	~~74~~75
5.4 Revolver Commitment Fee.	~~75~~76

SECTION 6 GUARANTY AND SECURITY.	76
6.1 Guaranty.	76
6.2 Collateral.	76
6.3 Additional Collateral and Guaranties.	~~76~~77
6.4 Additional Documents or Information.	~~76~~77

SECTION 7 CONDITIONS PRECEDENT.	~~76~~77
7.1 Initial Advance.	~~76~~77
7.2 Each Loan.	~~78~~79

SECTION 8 REPRESENTATIONS AND WARRANTIES.	79
8.1 Regulation U.	~~79~~80
8.2 Corporate Existence, Good Standing, Authority, and Compliance.	~~79~~80
8.3 Subsidiaries.	~~79~~80
8.4 Authorization and Contravention.	80
8.5 Binding Effect.	80
8.6 Financial Statements.	~~80~~81
8.7 Litigation.	~~80~~81
8.8 Taxes.	~~80~~81
8.9 Environmental Matters.	81
8.10 Employee Plans.	~~81~~82
8.11 Properties and Liens.	~~81~~82
8.12 Government Regulations.	~~82~~83
8.13 Transactions with Affiliates.	~~82~~83
8.14 Debt.	~~82~~83
8.15 Material Agreements.	~~82~~83
8.16 Labor Matters.	~~82~~83
8.17 Solvency.	~~82~~83
8.18 Intellectual Property.	83
8.19 Full Disclosure.	~~83~~84

8.20 Insurance.	~~83~~84
8.21 Compliance with Laws.	~~83~~84
8.22 OFAC	~~83~~84
8.23 Anti-Corruption Laws	~~83~~84
8.24 Taxpayer Identification Number	~~83~~84
8.25 ~~EEA~~Affected Financial Institution	~~83~~84
8.26 Beneficial Ownership	~~83~~84

SECTION 9 AFFIRMATIVE COVENANTS.	84
9.1 Items to be Furnished.	84
9.2 Use of Proceeds.	~~86~~87
9.3 Books and Records.	~~86~~87
9.4 Inspections.	~~86~~87
9.5 Taxes.	~~86~~87
9.6 Payment of Obligations.	87
9.7 Maintenance of Existence, Assets, and Business.	87
9.8 Insurance.	~~87~~88
9.9 Environmental Laws.	88
9.10 Subsidiaries.	~~88~~89
9.11 Designation and Re-designation of Subsidiaries.	~~88~~89
9.12 Keepwell Requirements.	~~89~~90
9.13 Anti-Corruption Laws.	~~89~~90

SECTION 10 NEGATIVE COVENANTS.	~~89~~90
10.1 Taxes.	~~89~~90
10.2 Payment of Obligations.	~~89~~90
10.3 Employee Plans.	~~90~~91
10.4 Debt.	~~90~~91
10.5 Liens.	~~90~~91
10.6 Transactions with Affiliates.	~~90~~91
10.7 Compliance with Laws and Documents.	~~90~~91
10.8 Loans, Advances and Investments.	91
10.9 Distributions.	~~93~~94
10.10 Sale of Assets.	95
10.11 Acquisitions, Mergers, and Dissolutions.	~~95~~96
10.12 Assignment.	~~97~~98
10.13 Fiscal Year and Accounting Methods.	~~97~~98
10.14 New Businesses.	~~97~~98
10.15 Government Regulations.	~~97~~98
10.16 Burdensome Agreements.	~~97~~98
10.17 Use of Proceeds.	98
10.18 Capital Improvements.	98
10.19 Subsidiaries.	~~98~~99

10.20 Sanctions	~~98~~99
10.21 Temporary Waiver Period.	99

SECTION 11 FINANCIAL COVENANTS.	~~98~~99
11.1 Maximum Leverage Ratios.	~~98~~100
11.2 Interest Coverage Ratio.	~~98~~100

SECTION 12 DEFAULT.	~~99~~100
12.1 Payment of Obligation.	~~99~~100
12.2 Covenants.	~~99~~100
12.3 Debtor Relief.	~~99~~100
12.4 Judgments and Attachments.	~~99~~101
12.5 Government Action.	~~99~~101
12.6 Misrepresentation.	~~99~~101
12.7 Ownership.	~~100~~101
12.8 Default Under Other Agreements.	~~100~~101
12.9 Subordinated Debt.	~~100~~101
12.10 Validity and Enforceability of Loan Papers.	~~100~~102
12.11 Employee Plans.	~~100~~102

SECTION 13 RIGHTS AND REMEDIES.	~~101~~102
13.1 Remedies Upon Default.	~~101~~102
13.2 Company Waivers.	~~101~~102
13.3 Performance by Administrative Agent.	~~101~~103
13.4 Not in Control.	~~101~~103
13.5 Course of Dealing.	~~101~~103
13.6 Cumulative Rights.	~~102~~103
13.7 Enforcement.	~~102~~103
13.8 Application of Proceeds.	~~102~~104
13.9 Diminution in Value of Collateral.	~~102~~104
13.10 Certain Proceedings.	~~102~~104

SECTION 14 ADMINISTRATIVE AGENT.	~~103~~104
14.1 Appointment and Authority.	~~103~~104
14.2 Delegation of Duties.	~~103~~104
14.3 Rights as a Lender.	~~103~~105
14.4 Reliance by Administrative Agent.	~~103~~105
14.5 Exculpatory Provisions.	~~104~~105
14.6 Resignation or Removal as Administrative Agent.	~~105~~106
14.7 Non-Reliance on Administrative Agent and Other Lenders.	~~106~~107
14.8 Administrative Agent May File Proofs of Claim.	~~106~~107
14.9 Collateral and Guaranty Matters.	~~107~~108
14.10 Financial Hedges	~~108~~110

14.11 Bond L/Cs and Bond Documents.	~~109~~110
14.12 No Other Duties, Etc.	~~109~~110

SECTION 15 MISCELLANEOUS.	~~109~~110
15.1 Headings.	~~109~~111
15.2 Nonbusiness Days; Time.	~~109~~111
15.3 Notices and Other Communications; Facsimile Copies.	~~109~~111
15.4 Expenses; Indemnity; Damage Waiver.	~~111~~113
15.5 Exceptions to Covenants; Conflict with Agreement.	~~113~~114
15.6 Governing Law.	~~113~~115
15.7 Severability.	~~114~~116
15.8 Waiver of Jury Trial.	~~114~~116
15.9 Amendments, Etc.	~~115~~116
15.10 Counterparts; Integration; Effectiveness.	~~116~~118
15.11 Successors and Assigns; Participation.	~~117~~118
15.12 Payments Set Aside.	~~121~~122
15.13 Right of Setoff.	~~121~~123
15.14 Replacement of Lenders.	~~122~~123
15.15 Confidentiality.	~~122~~124
15.16 No Advisory or Fiduciary Responsibility	~~123~~124
15.17 USA PATRIOT Act Notice.	~~123~~125
15.18 Survival of Representations and Warranties.	~~124~~125
15.19 Execution of Assignments and Certain Other Documents.	~~124~~125
15.20 ENTIRE AGREEMENT.	~~124~~126
15.21 Restatement of Existing Agreement.	~~124~~126
15.22 Judgment Currency.	~~125~~126
15.23 ERISA.	~~125~~127
15.24 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.	~~125~~127
15.25 Acknowledgement Regarding Any Supported QFCs.	~~126~~127

v

SCHEDULES AND EXHIBITS

Schedule 1	Parties, Addresses, Commitments, and Wiring Information
Schedule 1-A	Term Hedged Tranche and Term Unhedged Tranche
Schedule 2.3	Existing L/Cs and Scheduled Debt
Schedule 7.1	Post-Closing Items
Schedule 8.2	Corporate Organization and Structure
Schedule 8.7	Material Litigation Summary
Schedule 8.9	Material Environmental Matters
Schedule 8.11	Existing Critical Assets
Schedule 8.13	Non-Standard Transactions with Affiliates
Schedule 8.24	Taxpayer Identification
Schedule 10.8	Loans, Advances and Investments
Schedule 10.9	Permitted Distributions
Schedule 10.16	Existing Burdensome Agreements

Exhibit A-1	Form of Revolver Note
Exhibit A-2	Form of Swing Line Note
Exhibit A-3	Form of Term Loan Note
Exhibit B-1	Form of Guaranty
Exhibit B-2	Form of Confirmation of Guaranty
Exhibit C-1	Form of Loan Notice
Exhibit C-2	Form of Swing Line Loan Notice
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F-1	Form of Pledge Agreement
Exhibit F-2	Form of Confirmation of Pledge Agreement
Exhibit G-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

v

EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT
This Eighth Amended and Restated Credit Agreement is entered into as of August 15, 2018, among Vail Holdings, Inc., a Colorado corporation (“Borrower”), Lenders (defined below), and Bank of America, N.A., as Administrative Agent (as defined below) for itself and the other Lenders.
RECITALS
A.    Reference is made to that certain Seventh Amended and Restated Credit Agreement dated as of May 1, 2015, among the Borrower, Bank of America, N.A., as administrative agent, and the lenders therein named (the “Existing Credit Agreement”).
B.    The parties wish to amend and restate the Existing Credit Agreement on the terms and conditions of this Agreement.
In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

SECTION 1	DEFINITIONS AND TERMS.

1.1	Definitions.
2018 Acquisitions means, collectively, the acquisition of Triple Peaks, LLC by VR NE Holdings, LLC pursuant to the Purchase Agreement, dated June 4, 2018, among VR NE Holdings, LLC, Triple Peaks Finance, LLC, Jackson Gore Development, LLC, Okemo Land Holdings, LLC, Okemo Golf, LLC and Resort Asset Management, LLC; and the acquisition of all of the assets of Stevens Pass Resort by VR NW Holdings, Inc. pursuant to the Purchase and Sale Contract, dated as of June 4, 2018, between CLP Stevens Pass, LLC and VR NW Holdings, Inc.
2019 VRI Senior Subordinated Indenture means the Indenture, dated as of April 25, 2011, among VRI, as issuer, The Bank of New York Mellon Trust Company, N.A. as trustee, and certain of VRI’s Subsidiaries, as guarantors, as supplemented from time to time.
2019 VRI Subordinated Notes means the 6.50% Senior Subordinated Notes issued under the 2019 VRI Senior Subordinated Indenture.
Act has the meaning specified in Section 15.17.
Additional Critical Assets means Critical Assets acquired by the Companies after the Closing Date.
Adjusted EBITDA means, without duplication, for any period of determination, the sum of (a) EBITDA of the Restricted Companies, plus (b) insurance proceeds received in cash by the Restricted Companies under policies of business interruption insurance (or under policies of insurance which cover losses or claims of the same character or type) in a maximum amount not to exceed the EBITDA of the Restricted Companies for the most-recently-ended four fiscal quarters attributable to the applicable property or asset (as agreed upon by Administrative Agent and pro rated over a period of determination as deemed appropriate by Administrative Agent), plus (c) non-cash losses of the Restricted Companies from foreign exchange conversions and mark-to-market adjustments to foreign exchange hedge agreements (or other derivatives), plus (d) cash dividends or distributions based on income from any Unrestricted Subsidiary to a Restricted Subsidiary in an amount not to exceed the EBITDA of such Unrestricted Subsidiary for the most-recently-ended four fiscal quarters, plus (e) extraordinary, unusual, or non-recurring charges, costs, and expenses of the Restricted Companies, including, without limitation, such charges, costs, and expenses for (i) financing fees, financial, and other advisory fees, accounting fees, legal fees (and similar advisory and consulting fees), and related costs and expenses incurred by the Restricted Companies in connection with permitted acquisitions and permitted asset sales (whether or not consummated), (ii) the restructuring, integration or reorganization of any Restricted Company or the Restricted Companies, (iii) the settlement of litigation or other claims against any Restricted Company, (iv) the severance of employees of any Restricted Company (in an aggregate amount for any such expenses in clauses (i) through (iv) of this clause (e) with respect to the most-recently-ended four fiscal quarters not to exceed 10% of EBITDA of the Restricted Companies for the most-recently-ended four fiscal quarters), and (v) charges, costs and expenses associated with the PCMR Litigation (including ongoing litigation expenses and settlement costs), plus (f) non-cash costs of sales of real estate by the Restricted Companies in an amount not to exceed negative real estate EBITDA of Restricted Companies for such period, plus (g) non-recurring losses included in the calculation of EBITDA of the Restricted Companies, minus (h) non-recurring gains included in the calculation of EBITDA of the Restricted Companies, minus (i) non-cash gains of the Restricted Companies from foreign exchange conversions and mark-to-market adjustments to foreign exchange hedge agreements (or other derivatives), minus (j) for any payments by the Northstar Subsidiaries in respect of the portion of the Northstar Leases, if any, that is classified as a Capital Lease, the amount of such payment that would have been recorded as an operating lease expense had such portion of the Northstar Leases been classified as an operating lease. Adjusted EBITDA, for all purposes under this Agreement, shall (x) include, on a pro forma basis without duplication, all EBITDA of the Restricted Companies from assets acquired in accordance with this Agreement (including, without limitation, Restricted Subsidiaries formed or acquired in accordance with Section 9.10 hereof, and Unrestricted Subsidiaries re-designated as Restricted Subsidiaries in accordance with Section 9.11(b) hereof, and if Borrower or any Restricted Company acquires, leases or otherwise gains control of the Park City base area from Park City Mountain Resort or the land subject to the PCMR Litigation, such event shall be treated as an acquisition for purposes of the definition of Adjusted EBITDA) during any applicable period, calculated as if such assets were acquired on the first day of such period and including actual and identifiable cost synergies (provided by Borrower to Administrative Agent in writing) from acquisitions in an aggregate amount for such period not to exceed 10% of the EBITDA of the Restricted Companies for the most-recently-ended four fiscal quarters, and (y) exclude, on a pro forma basis, all EBITDA of the Restricted Companies from assets disposed in accordance with this Agreement during such period (including, without limitation, Restricted Subsidiaries re-designated as Unrestricted Subsidiaries in accordance with Section 9.11(a) hereof), calculated as if such assets were disposed on the first day of such period.
Affected Financial Institution means (a) any EEA Financial Institution or (b) any UK Financial Institution.
Administrative Agent means Bank of America, N.A., a national banking association, and its permitted successor as administrative agent for Lenders under this Agreement.
Administrative Agent’s Office means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1, or such other address or account as Administrative Agent may from time to time notify to Borrower and Lenders.
Administrative Questionnaire means an Administrative Questionnaire in a form supplied by Administrative Agent.
Affiliate means with respect to any Person (the “Relevant Person”) (a) any other Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a “Controlling Person”), or (b) any Person (other than the Relevant Person) which is controlled by or is under common control with a Controlling

Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
Agreement means this Eighth Amended and Restated Credit Agreement, and all schedules and exhibits thereto, as renewed, extended, amended, supplemented, or restated from time to time.
Agreement Currency has the meaning specified in Section 15.22.
Alternative Currency means (a) with respect to L/Cs, Australian Dollars, and (b) with respect to Term Loans, Canadian Dollars.
Alternative Currency Equivalent means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the Alternative Currency as determined by Administrative Agent or the Australian L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of the Alternative Currency with Dollars.
Anti-Corruption Laws means the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010 and any other applicable U.S. federal or state laws concerning or related to bribery or corruption.
Applicable Margin means, for any day, the margin of interest over the Base Rate or Eurocurrency Rate, as the case may be, that is applicable when any interest rate is determined under this Agreement. The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Net Funded Debt to Adjusted EBITDA, as follows:

	Ratio of Net Funded Debt to Adjusted EBITDA	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin Base Rate Loans
I	Less than 1.50 to 1.00	1.125%	0.125%
II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	1.250%	0.250%
III	Greater than or equal to 2.00 to 1.00, but less than 3.00 to 1.00	1.500%	0.500%
IV	Greater than or equal to 3.00 to 1.00, but less than 4.00 to 1.00	2.000%	1.000%
V	Greater than or equal to 4.00 to 1.00	2.500%	1.500%

~~Prior to Administrative Agent’s receipt of the Companies’ consolidated Financial Statements for the Companies’ fiscal quarter ended October 31, 2019~~During the Temporary Waiver Period, the ratio of Net Funded Debt to Adjusted EBITDA shall be fixed at Level ~~III~~V. ~~Thereafter~~Prior to the start of and following the expiration of the Temporary Waiver Period and thereafter, the ratio of Net Funded Debt to Adjusted EBITDA shall be calculated on a consolidated basis for the Companies in accordance with GAAP for the most recently completed fiscal quarter of the Companies for which results are available. The ratio shall be determined from the Current Financials and any related Compliance Certificate and any change in the Applicable Margin resulting from a change in such ratio shall be effective as of the date of delivery of such Compliance Certificate. However, if Borrower fails to furnish to Administrative Agent the Current Financials and any related Compliance Certificate when required pursuant to Section 9.1, then the ratio shall be deemed to be at Level V until Borrower furnishes the required Current Financials and any related Compliance Certificate to Administrative Agent. Furthermore, if the Companies’ audited Financial

Statements delivered to Administrative Agent for any fiscal year pursuant to Section 9.1(a) result in a different ratio, such revised ratio (whether higher or lower) shall govern effective as of the date of such delivery.
Applicable Percentage means, for any day, the commitment fee percentage applicable under Section 5.4 when commitment fees are determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Net Funded Debt to Adjusted EBITDA, as follows:

	Ratio of Net Funded Debt to Adjusted EBITDA	Applicable Percentage
I	Less than 1.50 to 1.00	0.200%
II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.250%
III	Greater than or equal to 2.00 to 1.00, but less than 3.00 to 1.00	0.300%
IV	Greater than or equal to 3.00 to 1.00, but less than 4.00 to 1.00	0.350%
V	Greater than or equal to 4.00 to 1.00	0.400%

During the Temporary Waiver Period, the ratio of Net Funded Debt to Adjusted EBITDA shall be fixed at Level V. Prior to ~~Administrative Agent’s receipt~~the start of and following the ~~Companies’ consolidated Financial Statements for the Companies’ fiscal quarter ended July 31, 2018~~expiration of the Temporary Waiver Period and thereafter, the ratio of Net Funded Debt to Adjusted EBITDA ~~(which~~ shall be determined as described in the definition of Applicable Margin~~) shall be fixed at Level I~~.
Applicable Time means, with respect to any Loan or L/C in Alternative Currency, the local time in the place of settlement for Alternative Currency as may be determined by Administrative Agent or the Australian L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
Approved Fund means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Approved Jurisdictions means the U.S., Australia, the Netherlands, Canada and such other jurisdiction approved in writing by the Administrative Agent from time to time.
Assignee Group means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
Assignment and Assumption means an Assignment and Assumption substantially in the form of Exhibit E hereto or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent.
Attorney Costs has the meaning set forth in Section 7.1(m).
Australian Dollar means the lawful currency of Australia.
Australian L/C Issuer means Bank of America, N.A.

Auto-Extension L/C has the meaning set forth in Section 2.3(b)(iii).
Availability means, on any date of determination, (a) the Revolver Commitment on such date minus (b) the Revolver Commitment Usage on such date.
Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
Bail-In Legislation means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
Bank of America means Bank of America, N.A., a national banking association, in its individual capacity and not as Administrative Agent, and its permitted successors and assigns.
Base Rate means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Eurocurrency Rate for an interest period of one month plus 1%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
Base Rate Loan means a Loan bearing interest at the sum of the Base Rate plus the Applicable Margin.
Beneficial Ownership Certification means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation means 31 C.F.R. § 1010.230.
Bond Documents means (a) when used in connection with any Bond L/C, those certain Bonds or other certificates of indebtedness with respect to which such Bond L/C has been issued as credit support, together with any remarketing agreement, trust indenture, purchased bond custody agreement, funding agreement, pledge agreement, and other documents executed pursuant to or in connection with such bonds or other certificates of indebtedness, and all amendments or supplements thereto, and (b) in all other cases, collectively, all Bond Documents as defined in the preceding clause (a) relating to Bond L/Cs then outstanding.
Bond L/Cs means all L/Cs issued by any L/C Issuer at the request of (a) Borrower and any Housing District in support of Bonds issued by such Housing District, or (b) Borrower and any Metro District in support of Bonds issued by such Metro District, which L/Cs satisfy the conditions set forth in Section 2.3(i)(i) herein, and renewals or extensions thereof.
Bond Purchase Drawing has the meaning set forth in Section 2.3(i)(ii).
Bond Rights has the meaning set forth in Section 2.3(i)(iv).

Bonds means revenue bonds issued by (a) any Housing District or other Person for the purpose of financing, directly or indirectly, the development of housing projects designated for employees of the Companies, or (b) any Metro District or other Person for the purpose of financing, directly or indirectly, the operation, construction, and maintenance of infrastructure projects, which projects are related to the Companies’ business activities in the region in which the projects are being developed, and for which a Restricted Company has issued credit support in the form of a Bond L/C for such revenue bonds.
Borrower is defined in the preamble to this Agreement.
Borrower Materials has the meaning specified in Section 9.1.
Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to be closed under the Laws of, or are in fact closed in, Dallas, Texas or New York, New York, or if such day relates to any Eurocurrency Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
Canadian Dollar means the lawful currency of Canada.
Canyons-Park City Lease means that certain Master Agreement of Lease, dated as of May 29, 2013, by and between Talisker Canyons LeaseCo LLC, as lessor, and VR CPC Holdings, Inc., as lessee, as the same may be amended from time to time.
Capital Lease means any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet.
Cash Collateralize means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Administrative Agent, L/C Issuers or Swing Line Lenders (as applicable), and the Lenders, as collateral for L/C Exposure, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances, or if the applicable L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and such L/C Issuer or Swing Line Lender (as applicable). Cash Collateral shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
Change in Law means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation, or treaty, (b) any change in any Law, rule, regulation, or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, or issued.
Change of Control Transaction means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent, or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 40% or more of the equity securities of VRI entitled to vote for members of the board of directors or equivalent governing body of VRI on a fully-diluted basis;
(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of VRI cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)    any Person or two or more Persons acting in concert shall have acquired, by contract or otherwise, control over the equity securities of VRI entitled to vote for members of the board of directors or equivalent governing body of VRI on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 51% or more of the combined voting power of such securities.
Closing Date means the first date that all conditions precedent set forth in Section 7.1 have been satisfied or waived in accordance with such Section.
Code means the Internal Revenue Code of 1986, as amended from time to time, and related rules and regulations from time to time in effect.
Collateral means the property and assets described in Sections 6.2 and 6.3.
Commitment means a Term Loan Commitment, L/C Commitment, Swing Line Commitment or a Revolver Commitment, as the context may require.
Commitment Percentage means (a) with respect to any Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by (i) on or prior to the Closing Date, such Term Loan Lender’s Term Loan Commitment at such time, subject to adjustment as provided in Section 3.15, and (ii) thereafter, the principal amount of such Term Loan Lender’s Term Loans at such time, subject to adjustment as provided in Section 2.5 and Section 3.15, and (b) with respect to any Revolver Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolver Facility represented by such Revolver Lender’s Revolver Commitment at such time, subject to adjustment as provided in Section 2.5 and Section 3.15. If the commitment of each Revolver Lender to make Revolver Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 13.1 or if the Revolver Commitment has expired, then the Commitment Percentage of each Revolver Lender shall be determined based on the Commitment Percentage of such Revolver Lender most recently in effect, giving effect to any subsequent assignments. The initial Commitment Percentage of each Lender in respect of the Revolver Facility and the Term Loan Facility, as applicable, is set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
Companies means VRI and each of VRI’s Restricted and Unrestricted Subsidiaries now or hereafter existing, and Company means any of the Companies.

Completion Guaranty means, with respect to any Real Estate Project of an Unrestricted Subsidiary, a completion guaranty or similar agreement entered into by a Restricted Company pursuant to which such Restricted Company (a) guarantees the timely completion of construction of such construction project in accordance with applicable plans and specifications, the payment of all costs incurred in connection with the construction of such construction project, the payment of the premiums of all insurance required to be maintained in connection with the Real Estate Project, or such other matters customarily included by institutional lenders in a completion guaranty, or (b) otherwise indemnifies a construction lender or other party from loss resulting from a failure to timely complete and pay all costs incurred in connection with construction of any project financed by such lender or other party in accordance with the applicable plans and specifications.
Compliance Certificate means a certificate substantially in the form of Exhibit D and signed by Borrower’s Chief Financial Officer, together with the calculation worksheet described therein.
Concessioner Subsidiaries means, collectively, (a) Grand Teton Lodge Company, a Wyoming corporation, (b) Flagg Ranch Company, a Colorado corporation, and (c) each other Restricted Subsidiary (other than Borrower) that is awarded a concession contract or similar agreement by the National Park Service (each, a “Concession Contract”) that prohibits the Equity Interests of such Restricted Subsidiary from being pledged to Administrative Agent under the Loan Papers; provided, that (i) a true and correct copy of the applicable Concession Contract has been delivered to Administrative Agent and such Concession Contract has not expired or been terminated, (ii) the Equity Interests of such Restricted Subsidiary have not, and will not, be pledged to any other Person, (iii) such Restricted Subsidiary does not, and will not own, any material assets or property other than the Concession Contract, the revenues generated by such Concession Contract, and the improvements, assets, and Rights necessary to perform its obligations under such Concession Contract, (iv) such Restricted Subsidiary has executed a Guaranty, and (v) Administrative Agent has agreed to the designation of such Restricted Subsidiary as a Concessioner Subsidiary in writing.
Confirmation of Guaranty means a Confirmation of Guaranty executed and delivered by any Guarantor that has executed a Guaranty in favor of Administrative Agent, for the benefit of Lenders (including, without limitation, a Confirmation of Guaranty, dated of even date herewith and substantially in the form of Exhibit B-2 hereto).
Confirmation of Pledge Agreement means a Confirmation of Pledge Agreement executed and delivered by any Restricted Company that has executed a Pledge Agreement in favor of Administrative Agent, for the benefit of Lenders (including, without limitation, a Confirmation of Pledge Agreement, dated of even date herewith and substantially in the form of Exhibit F-2 hereto).
Connection Income Taxes means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated Net Income means, with respect to any Person, the aggregate of the Section 10.9 Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash by such Person during such period to the referent Person or a Restricted Subsidiary thereof, (b) premiums paid and the write-off of any unamortized balance of original issue discount in connection with a redemption of, or tender offer for, the 2019 VRI Subordinated Notes and amortization of debt issuance costs shall be excluded, (c) the cumulative effect of a change in accounting principles shall be excluded and (d) non-cash compensation expenses incurred in respect of stock option plans shall be excluded.

Critical Assets means all improvements, assets, and Rights essential to ski resort operations owned or acquired by any Company; provided that the assets of the Whistler Acquisition Subsidiaries and the Peak Resorts Acquisition Subsidiaries shall not be deemed “Critical Assets”.
Current Financials means, initially, the consolidated Financial Statements of the Companies for the period ended April 30, 2018, and thereafter, the consolidated Financial Statements of the Companies most recently delivered to Administrative Agent under Sections 9.1(a) or 9.1(b), as the case may be.
Customary Recourse Exceptions means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.
Daily Floating LIBOR means, for any day, a fluctuating rate per annum equal to the LIBO Rate or a comparable or successor rate, which rate is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or other commercially available source providing such quotations as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, on such day for Dollar deposits with a term equivalent to one (1) month; provided, that to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent and disclosed to Borrower; and provided, further ~~and~~ (i) from the Third Amendment Closing Date through the end of the Temporary Waiver Period, if Daily Floating LIBOR shall be less than ~~zero~~0.75%, such rate shall be deemed ~~zero~~0.75% for purposes of this Agreement (except with respect to the Term Hedged Tranche) and (ii) at all other times (and at all times with respect to the Term Hedged Tranche), if Daily Floating LIBOR shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
Daily Floating LIBOR Loan means a Loan at such time as it is made and/or maintained at a rate of interest based upon Daily Floating LIBOR.
Debt of any Person means at any date, without duplication (and calculated in accordance with GAAP), (a) all obligations of such Person for borrowed money (whether as a direct obligation on a promissory note, bond, zero coupon bond, debenture, or other similar instrument, or as an unfulfilled reimbursement obligation on a drawn letter of credit or similar instrument, or otherwise), including, without duplication, all Capital Lease obligations (other than the interest component of such obligations) of such Person, (b) all obligations of such Person to pay the deferred purchase price of property or services, other than (i) obligations under employment contracts or deferred employee compensation plans and (ii) trade accounts payable and other expenses or payables arising in the ordinary course of business, (c) all Debt of others secured by a Lien on any asset of such Person (or for which the holder of the Debt has an existing Right, contingent or otherwise, to be so secured), whether or not such Debt is assumed by such Person, and (d) all guaranties and other contingent obligations (as a general partner or otherwise) of such Person with respect to Debt of others; provided, that repayment or reimbursement obligations of the Restricted Companies with respect to Permitted Recourse Obligations shall not be considered Debt unless and until an event or circumstance occurs that triggers such Restricted Company’s direct payment liability or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other party to whom such Permitted Recourse Obligation is actually owed, in which case the amount of such direct payment liability to such lender or other party shall constitute Debt; provided, that the satisfaction of performance obligations by any Restricted Company on behalf of any Unrestricted Subsidiary under a Completion Guaranty shall not constitute Debt.

Debtor Relief Laws means the Bankruptcy Reform Act of 1978, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws affecting creditors’ Rights from time to time in effect.
Default is defined in Section 12.
Default Rate means (a) when used with respect to Obligations other than L/C Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to L/C Fees calculated based on the Applicable Margin, a rate equal to the Applicable Margin plus 2% per annum.
Defaulting Lender means, subject to Section 3.15(b), any Lender that (a) has failed to fund any portion of the Revolver Loans or the Term Loans, unless such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, participations in L/C Exposure, or participations in Swing Line Loans required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (c) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Revolver Loan or a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied) or under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after request by Administrative Agent, to confirm in writing to Administrative Agent that it will comply with its funding obligations (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon Administrative Agent’s receipt of such written confirmation), or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors, or similar Person charged with reorganization or liquidation of its business, or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from jurisdiction of courts within the United States from enforcement of judgments or writs of attachment on assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contract or agreement made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.15(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, the L/C Issuers, the Swing Line Lenders and each other Lender promptly following such determination.
Delayed Draw Availability Period means the period from the Closing Date to the earlier of (a) December 31, 2018 and (b) the date the Term Loan Lenders make any additional Term Loan in connection with the 2018 Acquisitions.

Designated Condominium Sale means the sale or other disposition of any condominium unit owned on the Closing Date, or prior to the Closing Date if the proceeds from such sale or other disposition have not been distributed as of the Closing Date, by any Company situated in the Ritz-Carlton Residences, Vail, Colorado and One Ski Hill Place, Breckenridge, Colorado.
Designated Jurisdiction means any country that is the subject of a Sanction.
Disqualified Equity Interests means capital stock or other Equity Interests that by their terms (or by the terms of any debt or security into which they are convertible or for which they are exchangeable) or upon the happening of any event, mature or are mandatorily redeemable pursuant to a sinking fund, demand of the holder, or otherwise, in whole or in part, including, without limitation, any Equity Interests issued in exchange for or in redemption of any Subordinated Debt.
Distribution means, with respect to any shares of any capital stock or other Equity Interests issued by VRI or any Subsidiary of VRI, (a) the retirement, redemption, purchase, or other acquisition for value of such capital stock or other Equity Interests by such Person (including, without limitation, in connection with the merger or consolidation of any Company), (b) the payment of any dividend (whether in cash, securities, or property) on or with respect to such capital stock or other Equity Interests by such Person (including, without limitation, in connection with the merger or consolidation of any Company), (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any such capital stock or other Equity Interests, and (d) any other payment by that Person with respect to such capital stock or other Equity Interests, including any sinking fund or general deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any such capital stock or other Equity Interests, or on account of any return of capital to such Person’s stockholders, partners, or members (or the equivalent Person), if any.
Dollars and $ mean lawful money of the United States.
Dollar Equivalent means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in the Alternative Currency, the equivalent amount thereof in Dollars as determined by Administrative Agent or the Australian L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with the Alternative Currency.
EBITDA means, for any period of calculation with respect to any Person (or group of Persons whose Financial Statements are consolidated in accordance with GAAP), Net Income before interest expense, Taxes based on or measured by income, and Non-Cash Operating Charges, in each case to the extent deducted in determining Net Income.
EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligible Assignee means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) Administrative Agent, the L/C Issuers, and the Swing Line Lenders, and (ii) unless a Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, Eligible Assignee shall not include Borrower, any of Borrower’s Affiliates, or the Companies.
Employee Plan means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company or any ERISA Affiliate.
Environmental Law means any Law that relates to the pollution or protection of ambient air, water or land or to Hazardous Substances.
Equity Interests means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options, or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities (other than debt securities) convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights, or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights, or other interests are outstanding on any date of determination.
ERISA means the Employee Retirement Income Security Act of 1974, as amended, and related rules and regulations.
ERISA Affiliate means any trade or business (whether or not incorporated) that, together with any Company, is treated as a single employer under section 414(b) or (c) of the Code or, solely for purposes of section 302 of ERISA and section 412 of the Code, is treated as a single employer under section 414 of the Code.
EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Eurocurrency Rate means:
(a)    for Loans denominated in Dollars:
(i)    for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBO Rate”) or a comparable or successor rate, which rate is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first (1st) day of such Interest Period) with a term equivalent to such Interest Period; and
(ii)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) the LIBO Rate, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day;

(b)    for Loans denominated in Canadian Dollars, for any Interest Period, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period provided, that to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent and disclosed to Borrower; and provided, further ~~and~~(i) from the Third Amendment Closing Date through the end of the Temporary Waiver Period, if the Eurocurrency Rate shall be less than ~~zero~~0.75%, such rate shall be deemed ~~zero~~0.75% for purposes of this Agreement (except with respect to the Term Hedged Tranche) and (ii) at all other times (and at all times with respect to the Term Hedged Tranche), if the Eurocurrency Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
Eurocurrency Rate Loan means (a) with respect to Loans (other than Swing Line Loans), a Loan bearing interest at the sum of Eurocurrency Rate plus the Applicable Margin, and (b) with respect to Swing Line Loans (or participations therein), a Loan bearing interest at Daily Floating LIBOR plus the Applicable Margin. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
Exchangeco means 1068877 B.C. Ltd., a corporation existing under the Laws of the Province of British Columbia.
Excluded Swap Obligation means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.12 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Restricted Companies) and the regulations thereunder at the time the Guaranty of such Guarantor, or the grant by such Guarantor of such security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
Excluded Taxes means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 15.14), or (ii) pursuant to Section 4.1(a)(ii), or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
Existing Credit Agreement is defined in the Recitals of this Agreement.
Existing Critical Assets means each of the Critical Assets owned by the Companies on the Closing Date.
Existing Housing Bonds means the following Bonds issued by Housing Districts before June 10, 2003 (the date of the Third Amended and Restated Agreement), and re-issuances of such Housing Bonds in accordance with the related Bond Documents: (a) $10,600,000 of Eagle County, Colorado, Taxable Housing Facilities Revenue Bonds (BC Housing, LLC Project) Series 1997A and 1997B, (b) $19,980,000 of Breckenridge Terrace LLC Taxable Housing Facilities Revenue Notes (Breckenridge Terrace Project), Series 1999A and 1999B, (c) $10,410,000 of Eagle County, Colorado, Taxable Housing Facilities Revenue Bonds (The Tarnes at BC, LLC Project), Series 1999A and 1999B, and (d) $11,585,000 of the Tenderfoot Seasonal Housing, LLC Taxable Housing Facilities Revenue Notes (Tenderfoot Seasonal Housing, LLC Project), Series 2000A and 2000B, and renewals or extensions of each of the foregoing (but not increases thereof) on or after June 10, 2003.
Existing Housing Districts means, collectively, Tenderfoot Seasonal Housing LLC, The Tarnes at BC Housing LLC, BC Housing LLC (Riveredge), and Breckenridge Terrace LLC, and Existing Housing District means any one of the Existing Housing Districts.
Existing L/C means each Bond L/C and other letter of credit issued by an L/C Issuer for the account of any of the Companies and described on Part A of Schedule 2.3.
Existing Metro Districts means, collectively, Holland Creek Metropolitan District and Red Sky Ranch Metropolitan District, and Existing Metro District means any one of the Existing Metro Districts.
Facility Amount means the Total Commitment (including any increase in the aggregate Commitments pursuant to Section 2.5) plus the aggregate amount of all Incremental Term Loan Facilities.
FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1).
Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

Fee Letter means the letter agreement dated August 15, 2018, among Borrower, Administrative Agent and BofA Securities, Inc., as successor to Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Financial Hedge means a transaction between any Company and any Lender or an Affiliate of any Lender (or another Person reasonably acceptable to Administrative Agent), which is intended to reduce or eliminate the risk of fluctuations in one or more interest rates, foreign currencies, commodity prices, equity prices, or other financial measures, whether or not such transaction is governed by or subject to any master agreement conforming to ISDA standards and which is legal and enforceable under applicable Law.
Financial Statements of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP, and (b) other than as stated in Section 1.3, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable.
Foreign Lender means a Lender that is not a U.S. Person. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
Forest Service Permit Agreements means (a) that certain Second Amended and Restated Multiparty Agreement Regarding Forest Service Special Use Permit No. 4056-01; (b) that certain Second Amended and Restated Multiparty Agreement Regarding Forest Service Special Use Permit No. 4065-03; (c) that certain Second Amended and Restated Multiparty Agreement Regarding Forest Service Special Use Permit No. 5289-01; (d) that certain Second Amended and Restated Multiparty Agreement Regarding Forest Service Special Use Permit No. 5289-04; (e) that certain Amended and Restated Multiparty Agreement Regarding Forest Service Special Use Permit No. ELD508901; (f) any similar agreement or instrument relating to Term Special Use Permit Holder No. AMA282; (g) any similar agreement or instrument relating to any Forest Service Permit and authorized or contemplated by the provisions of the documents executed in connection with the issuance of the Vail Bonds; and (h) all renewals, extensions and restatements of, and amendments and supplements to, any of the foregoing.
Forest Service Permits means (a) Ski Area Term Special Use Permit Holder No. 4056-01 issued by the Service to Borrower for the Vail ski area on November 23, 1993, and expiring on October 31, 2031; (b) Term Special Use Permit No. Holder 4065-03 issued by the Service to Borrower’s wholly-owned subsidiary, Beaver Creek Associates, Inc., for the Beaver Creek ski area on November 17, 1999, and expiring on December 31, 2038; (c) Term Special Use Permit Holder No. 5289-01 for Keystone ski area issued by the Service to Ralston Resorts, Inc., now known as Vail Summit Resorts, on December 30, 1996, and expiring on December 30, 2032; (d) Term Special Use Permit Holder No. 5289-04 for Breckenridge ski area issued by the Service to Ralston Resorts, Inc., now known as Vail Summit Resorts, on December 31, 1996, and expiring on December 31, 2029; (e) Term Special Use Permit Holder No. EDL508901 for Heavenly ski area issued by the Service to Heavenly Valley, Limited Partnership on May 7, 2002, and expiring on May 1, 2042; (f) Term Special Use Permit Holder No. AMA282 for Kirkwood ski area issued by the Service to Heavenly Valley, Limited Partnership, d/b/a Kirkwood Mountain Resort on April 11, 2012, and expiring on March 19, 2052; and (g) any replacements of any of the foregoing.
Fronting Exposure means, at any time there is a Defaulting Lender, (a) with respect to the applicable L/C Issuer, such Defaulting Lender’s Commitment Percentage of the Dollar Equivalent of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
Funded Debt means, without duplication, on any date of determination, the sum of the following, calculated on a consolidated basis for the Restricted Companies in accordance with GAAP: (a) all obligations for borrowed money (whether as a direct obligation on a promissory note, bond, zero coupon bond, debenture, or other similar instrument, as a direct (as opposed to contingent) payment obligation arising under a guaranty, or as an unfulfilled reimbursement obligation on a drawn letter of credit or similar instrument, or otherwise), plus (b) all Capital Lease obligations (other than (x) the interest component of such obligations and (y) obligations under the Northstar Leases (to the extent such leases constitute Capital Leases)) of any Restricted Company, plus (c) reimbursement obligations and undrawn amounts under Bond L/Cs supporting Bonds (other than Existing Housing Bonds) issued by Unrestricted Subsidiaries, plus (d) payment obligations with respect to Permitted Recourse Obligations which constitutes Debt hereunder, provided, that Funded Debt shall expressly exclude Debt under Existing Housing Bonds.
Funding Loss means any loss or expense that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever, other than a default by Administrative Agent or Lender claiming such loss or expense) to take any Loan that it has requested under this Agreement, or (b) Borrower pays any Revolver Loan or Term Loan that is a Eurocurrency Rate Loan or converts any Revolver Loan or Term Loan that is a Eurocurrency Rate Loan to a Base Rate Loan, in each case, before the last day of the applicable Interest Period.
GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) that are applicable from time to time.
Gillett means Gillett Broadcasting, Inc., a Delaware corporation, a direct Subsidiary of VRI.
Governmental Authority means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Guarantor means each Person executing a Guaranty.
Guaranty means, collectively, a guaranty substantially in the form of Exhibit B-1, executed and delivered by any Person pursuant to the requirements of the Loan Papers, each Confirmation of Guaranty executed in connection therewith, and any other amendment, modification, supplement, restatement, ratification, or reaffirmation of any Guaranty made in accordance with the Loan Papers.
Hazardous Substance means any substance that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.
Hedge Change Notice has the meaning set forth in Section 10.21(b).
High-Yield Debt means any senior unsecured indebtedness for borrowed money in the form of high-yield debt securities for which a Company is directly and primarily obligated and that is issued pursuant to documentation with terms that are no more restrictive upon such Company than the terms of this Agreement.

Honor Date has the meaning set forth in Section 2.3(c)(i).
Housing Districts means, collectively, (a) the Existing Housing Districts, and (b) any other Person which issues Bonds after the Closing Date to finance the development of housing projects for employees of the Companies; and Housing District means one of the Housing Districts.
Incremental Term Loan means any amount disbursed by any Lender to Borrower pursuant to the Incremental Term Loan Facility.
Incremental Term Loan Facility has the meaning set forth in Section 2.5.
Indemnified Taxes means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Restricted Company under any Loan Papers and (b) to the extent not otherwise described in clause (a), Other Taxes.
Intellectual Property means (a) common law, federal statutory, state statutory, and foreign trademarks or service marks (including, without limitation, all registrations and pending applications and the goodwill of the business symbolized by or conducted in connection with any such trademark or service mark), trademark or service mark licenses and all proceeds of trademarks or service marks (including, without limitation, license royalties and proceeds from infringement suits), (b) U.S. and foreign patents (including, without limitation, all pending applications, continuations, continuations-in-part, divisions, reissues, substitutions, and extensions of existing patents or applications), patent licenses, and all proceeds of patents (including, without limitation, license royalties and proceeds from infringement suits), (c) copyrights (including, without limitation, all registrations and pending applications), copyright licenses, and all proceeds of copyrights (including, without limitation, license royalties and proceeds from infringement suits), and (d) trade secrets, but does not include (i) any licenses (including, without limitation, liquor licenses) or any permits (including, without limitation, sales Tax permits) issued by a Governmental Authority and in which (y) the licensee’s or permittee’s interest is defeasible by such Governmental Authority and (z) the licensee or permittee has no right beyond the terms, conditions, and periods of the license or permit, or (ii) trade names or “dba”s to the extent they do not constitute trademarks or service marks.
Interest Period means, as to each Revolver Loan or Term Loan that is a Eurocurrency Rate Loan, the period commencing on the date such Revolver Loan or Term Loan is disbursed or converted to or continued as a Revolver Loan or Term Loan that is a Eurocurrency Rate Loan and ending on the date one, three, or six months thereafter, as selected by Borrower in its Loan Notice; provided, that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Termination Date.
Internal Control Event means a material weakness in, or fraud that involves management or other employees who have a significant role in, Borrower’s internal controls over financial reporting, in each case as described in the Securities Laws.

Investment Limit (Joint Ventures) means, on any date of determination, the sum of (a) $75,000,000, plus (b) 10% of Total Assets, plus (c) net reductions in investments permitted by Section 10.8(m) as a result of (i) dispositions of any such investments sold or otherwise liquidated or repaid to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of VRI) received by a Restricted Company, or (ii) dividends reducing any such investment, repayment of the outstanding principal amount of loans or advances, or other transfers of assets to VRI or any Restricted Subsidiary of VRI, or (iii) the portion (proportionate to VRI’s direct or indirect interest in the equity therein) of the fair market value of the net assets of a joint venture in which a Restricted Company has made an investment permitted by Section 10.8(m) immediately prior to the time such Person is designated or becomes a Restricted Subsidiary of VRI in accordance with Sections 9.10 or 9.11(b), minus (d) loans made in accordance with Section 10.8(r).
Investment Limit (Similar Businesses) means, on any date of determination, the sum of (a) $100,000,000, plus (b) 15% of Total Assets, plus (c) net reductions in investments permitted by Section 10.8(l) as a result of (i) dispositions of any such investments sold or otherwise liquidated or repaid to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of VRI) received by a Restricted Company, (ii) dividends reducing any such investment, repayment of the outstanding principal amount of loans or advances, or other transfers of assets to VRI or any Restricted Subsidiary of VRI, or (iii) the portion (proportionate to VRI’s direct or indirect interest in the equity of a Person) of the fair market value of the net assets of an Unrestricted Subsidiary immediately prior to the time such Unrestricted Subsidiary is designated or becomes a Restricted Subsidiary of VRI in accordance with Sections 9.10 or 9.11(b).
ISP means, with respect to any L/C, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
Issuer Documents means with respect to any L/C, the L/C Agreement and any other document, agreement, and instrument entered into by the applicable L/C Issuer and Borrower (or any other Company) or in favor of such L/C Issuer and relating to such L/C.
Joint Lead Arrangers BofA Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers and joint bookrunners.
Laws means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, and judgments.
L/C means each Existing L/C and other letter of credit issued by an L/C Issuer under this Agreement providing for the payment of cash upon the honoring of a presentation thereunder. An L/C may be a standby or commercial letter of credit. L/Cs may be issued in Dollars or in the Alternative Currency.
L/C Agreement means an application and agreement for the issuance or amendment of an L/C in the form from time to time in use by the applicable L/C Issuer.
L/C Borrowing means an extension of credit resulting from a drawing under any L/C that has not been reimbursed on the date when made or refinanced as a Revolver Loan.
L/C Commitment means, as to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such L/C Issuer’s name on Schedule 1 under the caption “Letter of Credit Sublimit”.
L/C Credit Extension means, with respect to any L/C, the issuance thereof, the extension of the expiry date thereof, or the increase of the amount thereof.

L/C Expiration Date means the day that is seven (7) days prior to the Termination Date for the Revolver Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day).
L/C Exposure means, on any date of determination, without duplication, the sum of (a) the aggregate amount available to be drawn under all outstanding L/Cs (including, without limitation, any reinstatement of or increase in the face amount thereof effected pursuant to the terms of any Bond L/C), plus (b) the aggregate unpaid reimbursement obligations of Borrower with respect to drawings, drafts, or other forms of demand honored under any L/C (including, without limitation, all L/C Borrowings and unpaid reimbursement obligations under any Bond L/C). For purposes of computing the amount available to be drawn under any L/C, the amount of such L/C shall be determined in accordance with Section 1.7. For all purposes of this Agreement, if on any date of determination an L/C has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such L/C shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
L/C Fees has the meaning set forth in Section 3.10(b).
L/C Issuers means Bank of America, Wells Fargo Bank, National Association and the Australian L/C Issuer, in their respective capacities as issuers of L/Cs hereunder, and any additional Lender approved by Administrative Agent and Borrower that has agreed to act as an “L/C Issuer”, or any successor issuer of L/Cs hereunder; and L/C Issuer means one of the L/C Issuers.
L/C Subfacility means a subfacility under the Agreement for the issuance of L/Cs, as described in Section 2.3, under which the L/C Exposure may never exceed the L/C Sublimit.
L/C Sublimit means the lesser of (a) $200,000,000 and (b) the Revolver Commitment (as the same may be increased or reduced in accordance with the Loan Papers). The L/C Sublimit is part of, and not in addition to, the Revolver Commitment.
Lenders means (a) each of the lenders named on the attached Schedule 1 (and as the context so requires, the Swing Line Lenders) and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement), and (b) additional lenders who become party to this Agreement in accordance with Section 2.5 hereof.
Lending Office means as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.
LIBO Rate has the meaning set forth in the definition of “Eurocurrency Rate”.
LIBOR Screen Rate means the LIBO Rate quote on the applicable screen page Administrative Agent designates to determine LIBO Rate (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).
LIBOR Successor Rate Conforming Changes means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Administrative Agent determines in consultation with the Borrower).

Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset.
Litigation means any action, suit, proceeding, claim, or dispute by or before any Governmental Authority.
Loan means any amount disbursed by any Lender to Borrower or on behalf of any Company under the Loan Papers, either as an original disbursement of funds, the continuation of an amount outstanding, or payment under an L/C.
Loan Date is defined in Section 2.2(a).
Loan Notice means a request executed by a Responsible Officer substantially in the form of Exhibit C-1 or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent).
Loan Papers means (a) this Agreement, (b) the Notes, (c) each Guaranty, (d) all L/Cs and L/C Agreements, (e) the Security Documents, and (f) all renewals, extensions, restatements of, amendments and supplements to, and confirmations or ratifications of, any of the foregoing.
Material Adverse Event means any (a) material impairment of the ability of the Restricted Companies as a whole to perform their payment or other material obligations under the Loan Papers or material impairment of the ability of Administrative Agent or any Lender to enforce any of the material obligations of the Restricted Companies as a whole under the Loan Papers; (b) material and adverse effect on the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Restricted Companies as a whole; or (c) a material adverse effect upon the legality, validity, or binding effect against the Restricted Companies of any Loan Paper to which such Restricted Companies are parties (determined with respect to the Loan Papers of the Restricted Companies taken as a whole); provided, that for purposes of determining the existence of a Material Adverse Event pursuant to clauses (a) and (b) above, any actual impact, direct or indirect, arising as a result of or related to (or could reasonably be expected to arise out of or result from) COVID-19 during the period from March 15, 2020 through the Temporary Waiver Period, shall be excluded and shall not constitute, result in or otherwise have (or reasonably be expected to constitute, result or otherwise have) a Material Adverse Event.
Material Agreement means, for any Person, any agreement (excluding purchase orders for material, services, or inventory in the ordinary course of business) to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, that is not cancelable by that Person upon 30 or fewer days’ notice without liability for further payment, other than nominal penalty, and that requires that Person to pay more than $2,000,000 during any 12-month period.
Maximum Amount and Maximum Rate respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation held by such Lender.
Maximum Facility Amount means, on any date of determination, the greater of (a) $~~1,500,000,000~~2,250,000,000, and (b) the product of (i) ~~2.75~~3.25 and (ii) Adjusted EBITDA for the four fiscal quarters ending on the last day of the immediately preceding fiscal quarter.
Metro Districts means, collectively, (a) the Existing Metro Districts, and (b) any other Person which issues Bonds after the Closing Date to finance the operation, construction, and maintenance of infrastructure projects in municipalities, which projects are related to the Companies’ business activities in the region in which the projects are being developed; and Metro District means one of the Metro Districts.
Moody’s means Moody’s Investor’s Service, Inc.
Multiemployer Plan means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.
Net Funded Debt means, on any date of determination, an amount equal to (a) Funded Debt minus (b) the amount of Unrestricted Cash in excess of $10,000,000.
Net Income means, for any period with respect to any Person (or group of Persons whose Financial Statements are consolidated in accordance with GAAP), the net income of such Person or Persons from continuing operations after extraordinary items (excluding gains or losses from the disposition of assets) for that period determined in accordance with GAAP; provided however, that for purposes of calculating Net Income of the Restricted Companies under this Agreement:
(a)    if any Restricted Company owns an interest in a Person that is not consolidated in the consolidated financial statements of VRI and its Restricted Subsidiaries in accordance with GAAP (a “Non-Consolidated Entity”), then such equity interest shall not be accounted for under the equity method of accounting, but the “Net Income” of such Restricted Company shall be increased to the extent cash is distributed to such Restricted Company by any such Non-Consolidated Entity during such period and shall be decreased to the extent cash is contributed in the form of equity to such Non-Consolidated Entity in order to fund losses of such Non-Consolidated Entity during such period;
(b)    premiums paid and the write-off of any unamortized balance of original issue discount in connection with a redemption of, or tender offer for, debt that is consummated in accordance with the Loan Papers, and the amortization and write-off of any unamortized balance of debt issuance costs, shall be excluded; and
(c)    any income or expense that increases or decreases Net Income and occurs as a result of any change in the amount of contingent consideration reflected on the balance sheet of VRI shall be excluded.
Non-Cash Operating Charges means depreciation expense, amortization expense, and any other non-cash charges determined in accordance with GAAP (including, without limitation, non-cash compensation expenses incurred in respect of stock option plans, including, without limitation, pursuant to FAS 123R).
Non-Consenting Lender means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, in accordance with the terms of Section 15.9 and (b) has been approved by the Required Lenders.
Non-Recourse Debt means, for any Unrestricted Subsidiary, any Debt of such Unrestricted Subsidiary with respect to which the holder of such Debt (a) may not look to such Unrestricted Subsidiary directly for repayment, other than to the extent of any security therefor, or (b) may look to such Unrestricted Subsidiary directly for repayment (but not to any direct or indirect constituent equity holder of such Unrestricted Subsidiary, other than with respect to Permitted Recourse Obligations entered into by such direct or indirect constituent equity holder).

Nonextension Notice Date has the meaning set forth in Section 2.3(b)(iii).
Northstar Leases means, collectively, (a) that certain Amended and Restated Lease Agreement, dated as of October 25, 2010, by and between CNL Income Northstar, LLC, as lessor, and Trimont Land Company, a California corporation, as lessee, (b) that certain Amended and Restated Personal Property Lease Agreement by and between CNL Income Northstar TRS Corp., a Delaware corporation, as lessor, and Trimont Land Company, a California corporation, as lessee, dated as of October 25, 2010, and (c) that certain Amended and Restated Lease Agreement, dated as of October 25, 2010, by and between CNL Income Northstar Commercial, LLC, a Delaware limited liability company, as lessor, and Northstar Group Commercial Properties, LLC, a Delaware limited liability company, as lessee, each as amended from time to time.
Northstar Subsidiaries means, collectively, VR Acquisition, Inc., a California corporation, BCRP, Inc., a Delaware corporation, Booth Creek Ski Holdings, Inc., a Delaware corporation, Trimont Land Company, a California corporation, Northstar Group Commercial Properties, LLC, a Delaware limited liability company, and Northstar Group Restaurant Properties, LLC, a Delaware limited liability company.
Notes means, collectively, the Revolver Notes, the Swing Line Notes and the Term Loan Notes, and Note means any of the Notes.
Obligation means all present and future indebtedness and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, the L/C Issuers, and any Lender (including, without limitation, the Swing Line Lenders) by the Companies under the Loan Papers, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys’ fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers or in connection with the protection of Rights under the Loan Papers; provided, that, all references to the Obligation in the Security Documents, the Guaranty, and Section 3.10 herein shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Financial Hedge entered into by any Restricted Company; provided, that Obligation shall exclude any Excluded Swap Obligations.
OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.
Other Connection Taxes means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Paper, or sold or assigned an interest in any Loan or Loan Papers).
Other Taxes means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Papers, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.6).
Outstanding Amount means (a) with respect to Term Loans, Revolver Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolver Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Exposure on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Exposure on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Exposure as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.
Participant has the meaning specified in Section 15.11(d).
Participant Register has the meaning specified in Section 15.11(d).
PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.
PCMR Litigation means Case No. 120500157, 3rd District Court, Summit County, Utah and all related proceedings involving Talisker Land Holdings, LLC, Talisker Land Resolution LLC, VR CPC Holdings, Inc., Flera, LLC, Talisker Canyons LeaseCo LLC, TCFC Finance Co. LLC (formerly Talisker Canyons Finance Co. LLC), United Park City Mines Company, Greater Properties, Inc. or Greater Park City Company (formerly Treasure Mountain Resort Company).
Peak Resorts means Peak Resorts, Inc., a corporation existing under the Laws of the State of Missouri.
Peak Resorts Acquisition means the acquisition of the Peak Resorts Acquisition Subsidiaries by the Company pursuant to the Peak Resorts Acquisition Agreement and repayment of certain indebtedness of the Peak Resorts Acquisition Subsidiaries.
Peak Resorts Acquisition Agreement means the Agreement and Plan of Merger, dated as of July 20, 2019, by and among the Company, VRAD Holdings, Inc., Peak Resorts and, solely with respect to Section 9.14 thereof, VRI.
Peak Resorts Acquisition Subsidiaries means, collectively, Peak Resorts and any direct or indirect Subsidiary of Peak Resorts existing on the Second Amendment Closing Date.
Permitted Debt means:
(a)    the Obligation;
(b)    Debt of any Company which is listed on Part B of Schedule 2.3;
(c)    Debt of any Company arising from endorsing negotiable instruments for collection in the ordinary course of business;
(d)    Subordinated Debt (and guaranties by Restricted Companies of Subordinated Debt of other Restricted Companies, if such guaranties are subordinated to the payment and collection of the Obligation on the same terms as such Subordinated Debt or otherwise upon terms satisfactory to Administrative Agent), so long as after giving effect to the incurrence of such Debt, the Companies are in pro forma compliance with the financial covenants set forth in Section 11 herein and no Default or Potential Default exists or would result after giving effect thereto;
(e)    Debt of any Company arising under or pursuant to the Existing Housing Bonds to which any such Company is a party;
(f)    Debt of any Company arising under or pursuant to Bonds (other than Existing Housing Bonds) to which any such Company is a party, so long as after giving effect to the incurrence of such Debt and, without duplication, Debt incurred by Borrower or any other Company in support thereof, (i) the Companies are in pro forma compliance with the financial covenants set forth in Section 11 herein, and (ii) no Default or Potential Default exists or would result after giving effect thereto;
(g)    (i) Non-Recourse Debt of Unrestricted Subsidiaries, and (ii) other Debt of Unrestricted Subsidiaries, whether or not recourse to the Restricted Companies, so long as any guaranties or other contingent obligations of the Restricted Companies in respect of such Debt is permitted pursuant to clause (h)(ii) below;
(h)    guaranties and other contingent obligations of Restricted Companies with respect to (i) Debt of Restricted Companies, (ii) Debt of Unrestricted Subsidiaries permitted hereunder in an amount not to exceed the Investment Limit (Similar Businesses), and (iii) Debt of joint ventures in which a Restricted Company has made an investment permitted under Section 10.8(m) in an amount not to exceed the Investment Limit (Joint Ventures);
(i)    fees and other amounts payable under the Forest Service Permits in the ordinary course of business;
(j)    inter-company Debt between Restricted Companies;
(k)    Debt of the Restricted Companies in a maximum aggregate amount not to exceed $75,000,000 at any time for (i) Capital Lease obligations (excluding, for the avoidance of doubt, Capital Lease obligations permitted under clause (m) below), (ii) obligations to pay the deferred purchase price of property or services, and (iii) obligations under surety bonds or similar instruments;
(l)    Debt of Borrower that is secured by the Collateral on a pari passu basis in a maximum aggregate amount (after giving effect to any such Debt previously incurred and then outstanding) not to exceed the difference between the Maximum Facility Amount and the Facility Amount when incurred, so long as Borrower, Administrative Agent, and the lender thereof (or applicable agent or trustee therefor) have entered into intercreditor arrangements in form and substance reasonably satisfactory to Administrative Agent;
(m)    (i) if the Northstar Leases and Canyons-Park City Lease are Capital Leases, the obligations of the Northstar Subsidiaries and VR CPC Holdings, Inc., respectively, thereunder, and (ii) obligations of Restricted Subsidiaries under other Capital Leases of assets or properties owned by any Restricted Subsidiary, provided, that (A) such Restricted Subsidiary has complied with the terms of Section 9.10, (B) no Default or Potential Default exists or would result after giving effect thereto, (C) the Companies are in pro forma compliance with the financial covenants set forth in Section 11, and (D) such Restricted Subsidiary did not own such assets or property or Critical Assets on the Closing Date;
(n)    Debt of the Restricted Companies in connection with the acquisition of assets or a new Restricted Subsidiary (including Debt that was incurred by the prior owner of such assets or by such Restricted Subsidiary prior to such acquisition by the Restricted Companies); provided, that the aggregate principal amount of Debt pursuant to this clause (n) does not exceed $100,000,000 at any time outstanding;
(o)    Debt of any Restricted Company organized outside the United States in an aggregate principal amount which does not exceed $50,000,000 at any time outstanding; and
(p)    in addition to Debt permitted under clauses (a) through (o) above, senior unsecured Debt (including High-Yield Debt) of the Restricted Companies; provided, that (x) the maximum aggregate amount of such Debt that has a stated maturity prior to the Termination Date for the Revolver Facility shall not exceed $250,000,000 at any time; and (y) the maximum aggregate amount of such Debt incurred by Restricted Subsidiaries other than Borrower shall not exceed $50,000,000 at any time.
Permitted Liens means:
(a)    Liens created by the Security Documents or other Liens securing the Obligation, and so long as the Obligation is ratably secured therewith, Liens securing Debt incurred by any Company under any Financial Hedge with any Lender or an Affiliate of any Lender to the extent permitted under Section 10.8(i);
(b)    Liens created by, or pursuant to, the Forest Service Permit Agreements for the benefit of the holders of the Vail Bonds and Liens on the amounts in the “Bond Fund” established and maintained in accordance with the provisions of the documents executed in connection with the issuance of the Vail Bonds (and Liens created on all or any portion of the same assets in connection with any refinancing of such bonds in accordance with the terms of this Agreement);
(c)    Liens on assets of Unrestricted Subsidiaries securing Debt of Unrestricted Subsidiaries permitted by clause (g) of the definition of “Permitted Debt”;
(d)     Liens on the Collateral securing Debt of Borrower permitted by clause (l) of the definition of “Permitted Debt”;
(e)    Liens on assets of any Company securing Permitted Debt arising under or pursuant to any Bond Documents to which any such Company is a party, but only to the extent such Liens secure the assets financed by such Permitted Debt (and proceeds thereof);
(f)    purchase money liens which encumber only the assets acquired;
(g)    pledges or deposits made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits (other than ERISA) or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions (other than ERISA) or other social security programs;
(h)    good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business;
(i)    encumbrances and restrictions on the use of real property which do not materially impair the use thereof;
(j)    the following, if either (1) no amounts are due and payable and no Lien has been filed or agreed to, or (2) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance: (i) Liens for Taxes; (ii) Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits; (iii) Liens imposed by operation of Law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers, and landlords, and similar Liens); and (iv) adverse judgments on appeal;

(k)    any interest or title of a lessor or licensor in assets being leased or licensed to a Company;
(l)    licenses, leases, or subleases granted to third Persons which do not interfere in any material respect with the business conducted by the Companies;
(m)    any Lien on any asset of any entity that becomes a Subsidiary of VRI, which Lien exists at the time such entity becomes a Subsidiary of VRI, so long as (i) any such Lien was not created in contemplation of such acquisition, merger, or consolidation, and (ii) any such Lien does not and shall not extend to any asset other than the assets secured immediately prior to the acquisition in formation of such Subsidiary;
(n)    in respect of Water Rights, the provisions of the instruments evidencing such Water Rights and any matter affecting such Water Rights which does not affect the Companies’ rights to sufficient quantity and quality of water to conduct business as in effect on the date hereof or any expansion planned as of the date hereof (including, without limitation, any Lien of the Colorado Water Conservation Board, or its successors and assigns, on stock owned by any Company in a Colorado ditch and reservoir company formed in accordance with the Colorado Corporation Code, as amended);
(o)    in respect of the Forest Service Permits, the provisions of the instruments evidencing such permits and all rights of the U.S. and its agencies with respect thereto or with respect to the land affected thereby;
(p)    Liens on cash accounts not to exceed $250,000 in the aggregate at the FirstBank of Vail established in connection with collateralizing a portion, if any, of certain second mortgage loans made by such bank, and guaranteed by Borrower, as part of the Vail Associates Home Mortgage Program for Borrower’s employees; and
(q)    Liens on assets of any Restricted Company organized outside the United States securing Debt permitted under clause (o) of the definition of “Permitted Debt”.
Permitted Recourse Obligations means, collectively, for any Restricted Company, obligations or liabilities arising with respect to Customary Recourse Exceptions, Completion Guaranties, and letters of credit or similar arrangements entered into in support of obligations of an Unrestricted Subsidiary with respect to its Real Estate Project.
Person means any individual, partnership, joint venture, other entity, or Governmental Authority.
Platform has the meaning specified in Section 9.1
Pledge Agreement means, collectively, (a) a pledge agreement substantially in the form of Exhibit F-1, executed and delivered by any Person pursuant to the requirements of the Loan Papers, together with (b) any related Confirmation of Pledge Agreement and any other amendment, modification, supplement, restatement, ratification, or reaffirmation of any Pledge Agreement made in accordance with the Loan Papers.
Potential Default means the occurrence of any event or existence of any circumstance that would, upon notice or lapse of time or both, become a Default.
Principal Debt means, at any time, the sum of the Revolver Principal Debt and Term Loan Principal Debt.
Public Lender has the meaning specified in Section 9.1.

Purchase Price means, with respect to any acquisition or merger consummated in accordance with the provisions of Section 10.11 herein, all (a) direct and indirect cash payments, and (b) deferred cash payments determined by Borrower to be reasonably likely to be payable following the closing date of such acquisition or merger, which payments pursuant to clauses (a) and (b) herein are made to or for the benefit of the Person being acquired (or whose assets are being acquired), its shareholders, or its Affiliates in connection with such acquisition or merger, including, without limitation, the amount of any Debt being assumed in connection with such acquisition or merger (and subject to the limitations on Permitted Debt hereunder) or seller financing, and excluding, without limitation, payments to Affiliates of the Person being acquired (or whose assets are being acquired) for usual and customary transitional services or other operating services provided by such Affiliates of the Person being acquired (or whose assets are being acquired) pursuant to agreements that have been entered into in good faith by the parties thereto.
Qualified ECP Guarantor means, in respect of any Swap Obligation, Borrower and each Guarantor with total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest became effective with respect to such Swap Obligation or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulation promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
Quarterly Date means each January 31, April 30, July 31, and October 31; provided, that if any such Quarterly Date is not a Business Day, the provisions of Section 15.2 shall apply to payments required on such day.
Rate Determination Date means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
Real Estate Project means the acquisition, development, and operation or resale of any real estate asset or group of related real estate assets (and directly related activities) by any Unrestricted Subsidiary.
Recipient means Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Restricted Company hereunder.
Related Parties means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, and advisors of such Person and of such Person’s Affiliates.
Representatives means representatives, officers, directors, employees, attorneys, and agents.
Required Lenders means Lenders holding more than (a) 50% of the Total Commitment, prior to the termination of the Total Commitment, or (b) 50% of the Principal Debt, after the termination of the Total Commitment (with the aggregate amount of each Revolver Lender’s risk participation and funded participation in L/Cs and Swing Line Loans being deemed “held” by such Revolver Lender for purposes of this definition); provided, that the Commitment of, and the portion of the Principal Debt held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
Required Revolver Lenders means Revolver Lenders holding more than (a) 50% of the Revolver Commitment, prior to the termination of the Revolver Commitment, or (b) 50% of the Revolver Principal Debt, after the termination of the Revolver Commitment (with the aggregate amount of each Revolver Lender’s risk participation and funded participation in L/Cs and Swing Line Loans being deemed “held” by such Revolver

Lender for purposes of this definition); provided, that the Revolver Commitment of, and the portion of the Revolver Principal Debt held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolver Lenders.
Required Term Loan Lenders means at least two (2) Term Loan Lenders holding more than 50% of the Term Loan Principal Debt; provided, that the Term Loan Commitment of, and the portion of the Term Loan Principal Debt held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Loan Lenders.
Resolution Authority means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
Responsible Officer means (a) the Chairman, President, Chief Executive Officer, Chief Financial Officer or Executive Vice President and Chief Financial Officer, Executive Vice President, General Counsel and Secretary, or Senior Vice President, Controller and Chief Accounting Officer of Borrower (including any person holding any such position on an interim basis), (b) solely for purposes of the delivery of Loan Notices, L/C Agreements or Swing Line Loan Notices pursuant to Section 2, any officer of Borrower so designated by any officer referenced in clause (a) above in a notice to Administrative Agent, and (c) solely for purposes of the delivery of any incumbency certificates, any Secretary or Assistant Secretary of the applicable Restricted Company.
Restricted Companies means VRI and all of VRI’s Restricted Subsidiaries; and Restricted Company means any of the Restricted Companies.
Restricted Subsidiaries means (a) Gillett, (b) Borrower and (c) all of Borrower’s Subsidiaries (other than Unrestricted Subsidiaries); and Restricted Subsidiary means any of the Restricted Subsidiaries.
Revaluation Date means (a) with respect to any L/C, each of the following: (i) each date of issuance, amendment and/or extension of a L/C denominated in the Alternative Currency, (ii) each date of any payment by the Australian L/C Issuer under any L/C denominated in the Alternative Currency, and (iii) such additional dates as Administrative Agent or the Australian L/C Issuer shall determine or the Required Revolver Lenders shall require, and (b) with respect to any Term Loan, each of the following: (i) each date of a borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.2, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.
Revolver Commitment means, as to each Revolver Lender, its obligation to (a) make Revolver Loans to Borrower pursuant to Section 2.1, (b) purchase participations in the L/C Exposure, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolver Lender’s name on Schedule 1 under the caption “Revolver Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Revolver Lender becomes a party hereto, as applicable (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Papers).
Revolver Commitment Usage means, at the time of any determination thereof, the sum of (a) the aggregate Outstanding Amount of all Revolver Loans, plus, without duplication, (b) the L/C Exposure.
Revolver Facility means the credit facility as described in and subject to the limitations set forth in Section 2.1(a) hereof, including the L/C Subfacility.

Revolver Lenders means, collectively, on any date of determination, Lenders having a Revolver Commitment under the Revolver Facility or that are owed Revolver Principal Debt, and Revolver Lender means any one of the Revolver Lenders.
Revolver Loan means any Loan made under the Revolver Facility, other than a Swing Line Loan or an L/C Borrowing. All Revolver Loans shall be denominated in Dollars.
Revolver Note means a promissory note in substantially the form of Exhibit A-1, and all renewals and extensions of all or any part thereof.
Revolver Principal Debt means, at any time, the aggregate unpaid principal balance of all Revolver Loans, together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any L/C (including, without limitation, any L/C Borrowing).
Rights means rights, remedies, powers, privileges, and benefits.
S&P means Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies, Inc.).
Same Day Funds means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
Sanction means any international economic sanction administered or enforced by a United States Governmental Authority (including, without limitation, OFAC), a Canadian Governmental Authority, an Australian Governmental Authority, the United Nations Security Council, the European Union or Her Majesty’s Treasury.
Sanctioned Person means a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time.
Second Amendment Closing Date means September 23, 2019.

Section 10.9 Capital Lease Obligation means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.
Section 10.9 Capital Stock means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
Section 10.9 Customary Recourse Exceptions means, with respect to any Section 10.9 Non-Recourse Indebtedness of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Section 10.9 Non-Recourse Indebtedness for the bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.
Section 10.9 Guarantee means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Section 10.9 Indebtedness.
Section 10.9 Hedging Obligations means, with respect to any Person, the obligations of such Person under (a) currency exchange or interest rate swap, cap or collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.
Section 10.9 Indebtedness means, with respect to any Person, without duplication, (a) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances or representing Section 10.9 Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than one year after taking title to such property) or services or representing any Section 10.9 Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Section 10.9 Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person the amount of such obligation, to the extent it is without recourse to such Person, being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured); (c) to the extent not otherwise included, the Section 10.9 Guarantee by such Person of any Section 10.9 Indebtedness of any other Person; provided, however, that (i) the amount outstanding at any time of any Section 10.9 Indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Section 10.9 Indebtedness at such time as determined in conformity with GAAP; (ii) Section 10.9 Indebtedness shall not include any liability for federal, state, local or other taxes; and (iii) obligations of VRI or any Restricted Subsidiary with respect to Permitted Recourse Obligations shall not constitute Section 10.9 Indebtedness unless and until an event or circumstance occurs that triggers VRI’s or a Restricted Subsidiary’s direct payment liability or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other party to whom such Permitted Recourse Obligation is actually owed, in which case the amount of such direct payment liability to such lender or other party shall constitute Section 10.9 Indebtedness; and (d) with respect to any Restricted Subsidiary of VRI, Section 10.9 Preferred Stock of such Person (in an amount equal to the greater of (x) the sum of all obligations of such Person with respect to redemption, repayment or repurchase thereof and (y) the book value of such Section 10.9 Preferred Stock as reflected on the most recent financial statements of such Person).
Section 10.9 Net Income means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Section 10.9 Preferred Stock dividends, excluding, however, (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (i) any disposition of assets (including, without limitation, dispositions pursuant to Section 10.9 Sale and Leaseback Transactions) or (ii) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Section 10.9 Indebtedness of such Person or any of its Subsidiaries and (b) any extraordinary or nonrecurring gain or income (or loss, expense or charge), together with any related provision for taxes on such extraordinary or nonrecurring gain or income (or loss, expense or charge).
Section 10.9 Non-Recourse Indebtedness means any Section 10.9 Indebtedness of an Unrestricted Subsidiary with respect to which the holder of such Section 10.9 Indebtedness (a) may not look to such Unrestricted Subsidiary directly for repayment, other than to the extent of any security therefor, or (b) may look to such

Unrestricted Subsidiary directly for repayment (but not to any direct or indirect holder of the Section 10.9 Capital Stock of such Unrestricted Subsidiary, other than with respect to Permitted Recourse Obligations entered into by such direct or indirect holder).
Section 10.9 Preferred Stock of any Person means Section 10.9 Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Section 10.9 Capital Stock of any other class of such Person.
Section 10.9 Sale and Leaseback Transaction means an arrangement relating to property now owned or hereafter acquired whereby VRI or a Restricted Subsidiary transfers such property to a Person and VRI or a Restricted Subsidiary leases it from such Person.
Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, and the applicable accounting and auditing principles, rules, standards, and practices promulgated, approved, or incorporated by the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions, or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
Security Documents means, collectively, (a) each Pledge Agreement, each Confirmation of Pledge Agreement, any security agreement, mortgage, deed of trust, control agreement, or other agreement or document, together with all related financing statements and stock powers, in form and substance reasonably satisfactory to Administrative Agent and its legal counsel, executed and delivered by any Person in connection with this Agreement to create a Lien in favor of Lenders on any of its real or personal property, as amended, modified, supplemented, restated, ratified, or reaffirmed; and (b) with respect to each Bond L/C, the trust indenture entered into in connection with such Bond L/C, and such other agreements and documents delivered by the Issuer (as defined in the applicable Bond L/C) and the applicable Trustee, pursuant to which such Issuer’s interest in the Trust Estate (as defined in the applicable trust indenture) and, upon payment in full of the applicable Bonds, such Trustee’s interest in the applicable Bond Documents, are assigned to the applicable L/C Issuer as security for payment of such Bonds.
Service means the U.S. Department of Agriculture Forest Service or any successor agency.
Similar Business means any business conducted by VRI or any of its Subsidiaries on the Closing Date or any other recreation, leisure, and/or hospitality business, including, without limitation, ski mountain resort operations or any business or activity that is reasonably similar thereto, a reasonable extension, development, or expansion thereof, or reasonably ancillary thereto.
Solvent means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.
Spot Rate for a currency means the rate determined by the Administrative Agent or Australian L/C Issuer, as the case may be, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or Australian L/C Issuer, as the case may be, may obtain such spot rate from another financial institution designated by the Administrative Agent or Australian L/C Issuer, as the case may be, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Administrative Agent or Australian L/C Issuer, as the case may be, may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Term Loan or L/C denominated in the Alternative Currency.
Subordinated Debt means any unsecured indebtedness for borrowed money for which a Company is directly and primarily obligated, so long as such Debt (a) does not have any stated maturity before the latest maturity of any part of the Obligation, and (b) is subordinated, upon terms satisfactory to Administrative Agent, to the payment and collection of the Obligation.
Subsidiary means, with respect to any Person, any corporation, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.
Swap Obligations means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
Swing Line Borrowing means a borrowing of a Swing Line Loan pursuant to Section 2.4.
Swing Line Commitment means, as to each Swing Line Lender, the commitment of such Swing Line Lender to provide Swing Line Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Swing Line Lender’s name on Schedule 1 under the caption “Swing Line Sublimit”.
Swing Line Lenders means, collectively, Bank of America and U.S. Bank National Association, in their respective capacities as providers of Swing Line Loans, and any additional Lender approved by Administrative Agent and Borrower that has agreed to act as a “Swing Line Lender”, and any successor swing line lender hereunder; and Swing Line Lender means any one of the Swing Line Lenders.
Swing Line Loan has the meaning set forth in Section 2.4(a).
Swing Line Loan Notice means a notice of a Swing Line Borrowing pursuant to Section 2.4(b), which, if in writing, is substantially in the form of Exhibit C-2 or such other form as approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent).
Swing Line Note means a promissory note in substantially the form of Exhibit A-2, and all renewals and extensions of all or any part thereof.
Swing Line Subfacility means a subfacility under the Agreement (the portion of the Loans attributable to which may never exceed in the aggregate the Swing Line Sublimit) as described in, and subject to the limitations of, Section 2.4 hereof.
Swing Line Sublimit means, on any date, an amount equal to the lesser of (a) $75,000,000 and (b) the Revolver Commitment (as the same may be increased or reduced in accordance with the Loan Papers). The Swing Line Sublimit is part of, and not in addition to, the Revolver Commitment.
Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

Temporary Cash Investments means investments of the Restricted Companies permitted under clauses (b) through (g), (p), and (q) of Section 10.8 hereof.
Temporary Waiver Period means (x) for purposes of the financial covenants contained in Section 11, the period of time beginning (and including) July 31, 2020, and ending on the earlier of (i) (and including) January 31, 2022, and (ii) the date on which the Borrower delivers a written notice to the Administrative Agent electing to terminate the Temporary Waiver Period (the “Financial Covenants Temporary Waiver Period”) and (y) for all other purposes, the period of time beginning (and including) July 31, 2020 and ending on (and excluding) the date the Administrative Agent receives the Companies’ Compliance Certificate for the Companies’ first fiscal quarter ending after the end of the Financial Covenants Temporary Waiver Period for which the Companies are in compliance with the financial covenants contained in Section 11.
Term Hedged Tranche means the portion of any Term Loans for which Borrower has entered into Financial Hedges for purposes of hedging its exposure to fluctuations in the Eurocurrency Rate, as set forth on Schedule 1-A as of the Third Amendment Closing Date, and as may be adjusted from time to time pursuant to Section 10.21(b).
Term Loan means any Loan made under the Term Loan Facility, which shall for avoidance of doubt include both the Term Hedged Tranche and the Term Unhedged Tranche. All Term Loans shall be denominated in Dollars.
Term Loan Borrowing means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Loan Lenders pursuant to Section 2.1(b).
Term Loan Commitment means, as to each Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.1(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 1 under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
Term Loan Facility means the credit facility as described in and subject to the limitations set forth in Section 2.1(b) hereof.
Term Loan Lenders means, collectively, on any date of determination, Lenders having a Term Loan Commitment under the Term Loan Facility or that are owed any Term Loan Principal Debt, and Term Loan Lender means any one of the Term Loan Lenders.
Term Loan Note means a promissory note substantially in the form of Exhibit A-3, and all renewals and extensions of all or any part thereof.
Term Loan Principal Debt means, at any time, the aggregate unpaid principal balance of all Loans under the Term Loan Facility.
Term Unhedged Tranche means the portion of any Term Loans for which Borrower has not entered into Financial Hedges for purposes of hedging its exposure to fluctuations in the Eurocurrency Rate, as set forth on Schedule 1-A as of the Third Amendment Closing Date, and as may be adjusted from time to time pursuant to Section 10.21(b).
Termination Date means (a) for purposes of the Revolver Facility, the earlier of (i) September 23, 2024; and (ii) the effective date upon which Revolver Lenders’ Revolver Commitments are otherwise canceled or terminated, and (b) for purposes of the Term Loan Facility, (i) the earlier of September 23, 2024, and (ii) the effective date of any other termination, cancellation or acceleration of the Term Loan Facility.
Third Amendment Closing Date means April 28, 2020.
Threshold Amount means $25,000,000.
Total Assets means, as of any date of determination for the Restricted Companies on a consolidated basis, the book value of all assets of the Restricted Companies (as determined in accordance with GAAP).
Total Commitment means, at any time, the sum of all Commitments in effect for all Lenders in respect of the Revolver Facility and the Term Loan Facility (as reduced or canceled under this Agreement).
Total Leverage Ratio means, as of any date of determination, the ratio of (a) Funded Debt on the last day of the fiscal quarter immediately preceding such date, to (b) Adjusted EBITDA for the four fiscal quarters ending on such last day.
Trustee means any Trustee designated as the beneficiary of a Bond L/C.
Type means any type of Loan determined with respect to the applicable interest option.
UK Financial Institution means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
UK Resolution Authority means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
Unreimbursed Amount has the meaning set forth in Section 2.3(c)(i).
Unrestricted Cash means, on any date of determination, the aggregate amount of all cash and Temporary Cash Investments of the Restricted Companies not subject to any Lien or restriction (except for Liens of depository institutions securing payment of customary service charges, transfer fees, account maintenance fees, and charges for returned or dishonored items, and restrictions with respect to compensating balances).
Unrestricted Subsidiary means any existing Subsidiary or newly-formed Subsidiary created by Borrower pursuant to Section 9.10 (which may be a partnership, joint venture, corporation, limited liability company, or other entity) (a) which does not own any Forest Service Permit, the stock of any Restricted Company, or any Critical Assets (except as otherwise permitted under this Agreement), (b) which has (and whose other partners, joint venturers, members, or shareholders have) no Debt or other material obligation which is recourse to any Restricted Company or to the assets of any Restricted Company (other than (i) pursuant to Permitted Recourse Obligations and (ii) as otherwise permitted in clause (g) of the definition of “Permitted Debt”), and (c) which is specifically identified in this definition or has been designated by Borrower as an Unrestricted Subsidiary by notice to Administrative Agent under Section 9.11 hereof. The Unrestricted Subsidiaries are reflected on Schedule 8.2 hereto (as the same may be updated from time to time).
U.S. means the United States of America.

U.S. Person means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Tax Compliance Certificate has the meaning specified in Section 4.1(e)(ii)(B)(III).
Vail Bonds means the Eagle County, Colorado Sports Facilities Revenue Refunding Bonds Series 1998, in the original principal amount of $41,200,000, and any refinancing thereof to the extent the structure of any such refinancing is substantially similar to the structure of the Debt refinanced thereby, and the principal amount refinanced does not exceed the original principal amount of such Debt.
Vail Summit Resorts means Vail Summit Resorts, Inc. (f/k/a “Ralston Resorts, Inc.”), a Colorado corporation and a Wholly Owned Subsidiary of Borrower.
VHF B.V. means Vail Holdings Finance, B.V., a besloten vennootschap existing under the Laws of The Netherlands.
VRI means Vail Resorts, Inc., a Delaware corporation and the direct owner of Borrower.
Water Rights means all water rights and conditional water rights that are appurtenant to real property owned by the Companies or that have been used or are intended for use in connection with the conduct of the business of the Companies, including but not limited to (a) ditch, well, pipeline, spring, and reservoir rights, whether or not adjudicated or evidenced by any well or other permit, (b) all rights with respect to groundwater underlying any real property owned by the Companies, (c) any permit to construct any water well, water from which is intended to be used in connection with such real property, and (d) all right, title, and interest of the Companies under any decreed or pending plan of augmentation or water exchange plan.
WBHI means Whistler Blackcomb Holdings Inc., a corporation existing under the Laws of the Province of British Columbia.
Whistler Acquisition means the acquisition of WBHI by VRI pursuant to the Whistler Acquisition Agreement.
Whistler Acquisition Agreement means the Arrangement Agreement, dated as of August 5, 2016 by and among WBHI, VRI and Exchangeco.
Whistler Acquisition Subsidiaries means, collectively, VHF B.V. and any direct or indirect Subsidiary of the Borrower not organized under the Laws of the United States that owns a direct or indirect Equity Interest in WBHI.
Wholly Owned when used in connection with any Subsidiary means any corporation, partnership, limited liability company, or other entity of which all of the equity securities or other ownership interests are owned, directly or indirectly, by VRI, Borrower, or one or more of their Wholly Owned Restricted Subsidiaries.
Write-Down and Conversion Powers means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2	Number and Gender of Words.
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i)    The words “herein,” “hereto,” “hereof,” and “hereunder” and words of similar import when used in any Loan Paper shall refer to such Loan Paper as a whole and not to any particular provision thereof.
(ii)    Article, Section, Exhibit, and Schedule references are to the Loan Papers in which such reference appears.
(iii)    The term “including” is by way of example and not limitation.
(iv)    The terms “documents” and “papers” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements, and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(d)    Section headings herein and in the other Loan Papers are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Papers.

1.3	Accounting Principles.
(a)    Under the Loan Papers and any documents delivered thereunder, unless otherwise stated, (i) all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited Financial Statements delivered pursuant to Section 9.1, (ii) all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (iii) while VRI has any consolidated Restricted Subsidiaries, all accounting and financial terms and compliance with financial covenants must be on a consolidating and consolidated basis, as applicable. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Companies shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Paper, and either Borrower or Required Lenders shall so request, Administrative Agent, Lenders, and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    All references herein to consolidated financial statements of VRI and its Subsidiaries or its Restricted Subsidiaries, or to the determination of “Adjusted EBITDA” or “Funded Debt” for VRI and its Subsidiaries or its Restricted Subsidiaries on a consolidated basis, or any similar reference, shall, in each case, be deemed to include each variable interest entity that VRI is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) or is otherwise required to consolidate in accordance with GAAP; provided, that in determining such amounts, (i) the Funded Debt and Adjusted EBITDA of the Existing Housing Districts in respect of the Existing Housing Bonds shall be excluded, and (ii) the Funded Debt and Adjusted EBITDA of the Existing Metro Districts in respect of any Bonds issued prior to January 28, 2005 (the date of the Existing Agreement) shall be excluded.
(d)    Any non-cash reduction in Net Income as a result of an increase in the liability of participating rent under the Canyons-Park City Lease will be treated as a Non-Cash Operating Charge for purposes of the calculation of “EBITDA” and shall not be considered interest expense for any purpose under this Agreement.

1.4    Rounding. Any financial ratios required to be maintained by the Companies pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to organization documents, agreements (including the Loan Papers), and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, and other modifications are not prohibited by any Loan Papers, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Law.
1.6    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
1.7    L/C Amounts. Unless otherwise specified, all references herein to the amount of an L/C at any time shall be deemed to mean the Dollar Equivalent of the stated amount of such L/C in effect at such time; provided, however, that with respect to any L/C that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such L/C shall be deemed to be the Dollar Equivalent of the maximum stated amount of such L/C after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.8    Whistler Acquisition Subsidiaries and Peak Acquisition Subsidiaries. Notwithstanding any requirement to the contrary in this Agreement, the Whistler Acquisition Subsidiaries and the Peak Resorts Acquisition Subsidiaries shall be deemed “Unrestricted Subsidiaries”; provided that the Whistler Acquisition Subsidiaries and the Peak Resorts Acquisition Subsidiaries shall be treated as “Restricted Subsidiaries” for the purposes of the definition of Adjusted EBITDA for all purposes under this Agreement and Net Funded Debt and interest on Funded Debt attributable to the Whistler Acquisition Subsidiaries and the Peak Resorts Acquisition Subsidiaries shall be included in the calculation of the financial covenants set forth in Sections 11.1 and 11.2 (provided, in each case, only Borrower’s equity ownership percentage of Adjusted EBITDA, Net Funded Debt and interest on Funded Debt attributable to the Whistler Acquisition Subsidiaries shall be included in such calculation). Borrower shall pledge 65% of the Equity Interest of VHF B.V. and 100% of the Equity Interests of Peak Resorts to Administrative Agent, for the benefit of Lenders.
1.9    Rates; Currency Equivalents.
(a)    The Australian L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts denominated in the Alternative Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Papers shall be such Dollar Equivalent amount as so determined by the Australian L/C Issuer.
(b)    Wherever in this Agreement in connection with the issuance, amendment or extension of an L/C, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such L/C is denominated in the Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of the Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Australian L/C Issuer.

1.10    Interest Rates. Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

SECTION 2	COMMITMENT.

2.1	Credit Facility.
(a)    Subject to the provisions in the Loan Papers, each Revolver Lender hereby severally and not jointly agrees to lend to Borrower its Commitment Percentage of one or more Revolver Loans in an aggregate principal amount outstanding at any time up to such Revolver Lender’s Revolver Commitment; provided that: (i) each Revolver Loan must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (ii) each Revolver Loan must be in an amount not less than (A) $500,000 or a greater integral multiple of $100,000 (if a Base Rate Loan), or (B) $1,000,000 or a greater integral multiple of $100,000 (if a Eurocurrency Rate Loan); and (iii) on any date of determination, after giving effect to the requested Revolver Loan, (A) the Revolver Commitment Usage may not exceed the Revolver Commitment then in effect, and (B) the aggregate Outstanding Amount of the Revolver Loans of any Revolver Lender, plus such Revolver Lender’s Commitment Percentage of the Outstanding Amount of all L/C Exposure, plus such Revolver Lender’s Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolver Lender’s Revolver Commitment. Revolver Loans may be repaid or reborrowed from time to time in accordance with the terms and provisions of the Loan Papers.
(b)    Term Loan Lenders made Term Loans to Borrower on May 1, 2015, October 14, 2016, and during the Delayed Draw Availability Period. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Papers, each Term Loan Lender severally, but not jointly, ~~agrees to make~~made one or more Term Loans in Dollars to Borrower on the Second Amendment Closing Date, in an aggregate amount together with the Term Loans made on May 1, 2015, October 14, 2016, and during the Delayed Draw Availability Period not to exceed such Term Loan Lender’s Commitment Percentage of the Term Loan Facility. Each Term Loan Borrowing shall consist of Term Loans made simultaneously by the Term Loan Lenders in accordance with their respective Commitment Percentage of the Term Loan Facility. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.

2.2	Loan Procedure.
(a)    Each borrowing of Revolver Loans or Term Loans hereunder, conversion of Revolver Loans or Term Loans from one Type to the other, and continuation of Revolver Loans or Term Loans that are Eurocurrency Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to Administrative Agent of a Loan Notice. Each Loan Notice must be received by Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Revolver Loans or Term Loans of, conversion to, or continuation of Revolver Loans or Term Loans that are Eurocurrency Rate Loans or of any conversion of Revolver Loans or Term Loans that are Eurocurrency Rate Loans to Base Rate Loans, and (ii) on the requested date of any Base Rate Loan. Each borrowing of, conversion to, or continuation of Revolver Loans or Term Loans that are Eurocurrency Rate Loans shall be in amounts set forth in Section 2.1. Each Loan Notice shall specify (i) whether Borrower is requesting a Revolver Loan or a Term Loan, (ii) whether Borrower is requesting a Loan, a conversion of Loans from one Type to the other, or a continuation of Loans as Eurocurrency Rate Loans, (iii) the requested date of the borrowing (such date, a “Loan Date”), conversion, or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted, or continued, (v) the Type of Loans to be borrowed or to which existing Revolver Loans or Term Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolver Loans or Term Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Revolver Loans that are Eurocurrency Rate Loans. If Borrower requests a borrowing of, conversion to, or continuation of Loans that are Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Administrative Agent shall promptly notify each Lender of its receipt of any Loan Notice and its contents.
(b)    Each Lender shall remit its Commitment Percentage of each requested Revolver Loan or Term Loan to Administrative Agent’s principal office in Dallas, Texas, in funds that are available for immediate use by Administrative Agent by 12:00 noon on the applicable Loan Date, in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by Required Lenders, Required Revolver Lenders or Required Term Loan Lenders, as applicable) make such funds available to Borrower as directed in the Loan Notice; provided however, that if on the date of such Loan Notice with respect to a Revolver Loan, there are L/C Borrowings outstanding, then the proceeds of such Revolver Loans shall be provided, first, to the payment in full of any such L/C Borrowing, and then, to Borrower as provided herein.
(c)    Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to Administrative Agent such Lender’s share of such Loan (or, in the case of any Base Rate Loan, prior to 12:00 noon on the date of such Base Rate Loan), Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2(b) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing, or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Revolver Loan or Term Loan to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Loan. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)    Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders or any L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each Lender or the applicable L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the applicable L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.
(e)    The obligations of Lenders hereunder to make Revolver Loans and Term Loans, to fund participations in L/Cs and Swing Line Loans, and to make payments pursuant to Section 15.4(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation, or to make any payment under Section 15.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation, or to make its payment under Section 15.4(c).

2.3	L/C Subfacility.
(a)    The L/C Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolver Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue L/Cs in Dollars or with respect to the Australian L/C Issuer, the Alternative Currency, for the account of Borrower or its Subsidiaries in an aggregate amount not to exceed such L/C Issuer’s L/C Commitment, and to amend or renew L/Cs previously issued by it, in accordance with subsection (b) below, and (2) to honor sight drafts under the L/Cs; and (B) Revolver Lenders severally agree to participate in L/Cs issued for the account of Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any L/C, and no Revolver Lender shall be obligated to participate in any L/C, if as of the date of such L/C Credit Extension (after giving effect to any proposed L/C Credit Extension on such date), (x) the Revolver Commitment Usage would exceed the Revolver Commitment, (y) the aggregate Outstanding Amount of the Revolver Loans of such Revolving Lender, plus such Revolver Lender’s Commitment Percentage of the Outstanding Amount of all L/C Exposure, plus such Revolving Lender’s Commitment Percentage of the Outstanding Amounts of all Swing Line Loans would exceed such Revolver Lender’s Revolver Commitment, or (z) the Outstanding Amount of the L/C Exposure would exceed the L/C Sublimit. Each request by Borrower for the issuance or amendment of an L/C shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain L/Cs shall be fully revolving; accordingly Borrower may, during the foregoing period, obtain L/Cs to replace L/Cs that have expired or that have been drawn upon and reimbursed. All Existing L/Cs shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    The L/C Issuers shall not issue any L/C if:
(A)    subject to Section 2.3(b)(iii), the expiry date of such requested L/C would occur more than twelve months after the date of issuance or last renewal, unless Required Revolver Lenders have approved such expiry date or unless the requested L/C is a Bond L/C, in which case the Bond L/C will expire in accordance with the terms set forth in the applicable Bond L/C as approved by the applicable L/C Issuer and Administrative Agent in accordance with Section 2.3(i); or
(B)    the expiry date of the requested L/C would occur after the L/C Expiration Date, unless (x) all the Revolver Lenders and the applicable L/C Issuer have approved such expiry date or (y) such L/C is cash collateralized on terms and pursuant to arrangements satisfactory to the applicable L/C Issuer.
(iii)    The L/C Issuers shall not be under any obligation to issue any L/C if:
(A)    any order, judgment, or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C Issuer from issuing such L/C, or any Law applicable to the applicable L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the applicable L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such L/C in particular or shall impose upon the applicable L/C Issuer with respect to such L/C any restriction, reserve, or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such L/C would violate one or more policies of the applicable L/C Issuer applicable to letters of credit generally;
(C)    such L/C is to be denominated in a currency other than Dollars (or the Alternative Currency with respect to L/Cs issued by the Australian L/C Issuer);
(D)    any Revolver Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with Borrower or such Revolver Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 3.15(a)(iv)) with respect to the Defaulting Lender arising from either the L/C then proposed to be issued or that L/C and all other L/C Exposure as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(E)    the Australian L/C Issuer does not as of the issuance date of the requested L/C issue L/Cs in the Alternative Currency.
(iii)    No L/C Issuer shall be under any obligation to amend any L/C if (A) such L/C Issuer would have no obligation at such time to issue such L/C in its amended form under the terms hereof, or (B) the beneficiary of such L/C does not accept the proposed amendment to such L/C.
(iv)    No L/C Issuer shall amend any L/C if such L/C Issuer would not be permitted at such time to issue the L/C in its amended form under the terms hereof.
(v)    Each L/C Issuer shall act on behalf of the Revolver Lenders with respect to any L/C issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Section 14 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with each L/C issued by it or proposed to be issued by it and L/C Agreements pertaining to such L/C as fully as if the term “Administrative Agent” as used in Section 14 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit: Auto-Extension Letters of Credit.
(i)    Each L/C shall be issued or amended, as the case may be, upon the request of Borrower delivered to the applicable L/C Issuer (with a copy to Administrative Agent) in the form of an L/C Agreement, appropriately completed and signed by a Responsible Officer of Borrower. Such L/C Agreement may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such L/C Agreement must be received by the applicable L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the applicable L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of an L/C, such L/C Agreement shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested L/C (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) the purpose and nature of the requested L/C and such other matters as the applicable L/C Issuer (or, in the case of the Bond L/Cs, the applicable L/C Issuer or Administrative Agent) may require. In the case of a request for an amendment of any outstanding L/C, such L/C Agreement shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the L/C to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer (or, in the case of the Bond L/Cs, the applicable L/C Issuer or Administrative Agent) may require. Additionally, Borrower shall furnish to the applicable L/C Issuer and Administrative Agent such other documents and information pertaining to such requested L/C issuance or amendment, including any Issuer Documents, as such L/C Issuer or Administrative Agent may require.

(ii)    Promptly after receipt of any L/C Agreement, the applicable L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such L/C Agreement from Borrower and, if not, such L/C Issuer will provide Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolver Lender, Administrative Agent or Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable L/C, that one or more applicable conditions contained in Article VII shall not be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue an L/C for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each L/C, each Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such L/C in an amount equal to the product of such Revolver Lender’s Commitment Percentage times the amount of such L/C.
(iii)    If Borrower so requests in any applicable L/C Agreement, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue an L/C that has automatic extension provisions (each, an “Auto-Extension L/C”); provided that any such Auto-Extension L/C must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such L/C) by giving prior notice to the beneficiary thereof not later than a day (the “Nonextension Notice Date”) in each such twelve-month period to be agreed upon at the time such L/C is issued. Unless otherwise directed by the applicable L/C Issuer, Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension L/C has been issued, Revolver Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such L/C at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such L/C in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.3(a)(ii), Section 2.3(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Nonextension Notice Date (1) from Administrative Agent that Required Revolver Lenders have elected not to permit such extension or (2) from Administrative Agent, any Revolver Lender, or Borrower that one or more of the applicable conditions specified in Section 7.2 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any L/C or any amendment to an L/C to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such L/C or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any L/C of any notice of a drawing under such L/C, the applicable L/C Issuer shall notify Borrower and Administrative Agent thereof. In the case of an L/C denominated in the Alternative Currency, Borrower shall reimburse the Australian L/C Issuer in the Alternative Currency, unless (A) the Australian L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, Borrower shall have notified the Australian L/C Issuer promptly following receipt of the notice of drawing that Borrower will reimburse the Australian L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under an L/C denominated in the Alternative Currency, the Australian L/C Issuer shall notify Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under an L/C to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Australian L/C Issuer under an L/C to be reimbursed in the Alternative Currency (each such date, an “Honor Date”), Borrower shall reimburse such L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in the Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.3(c)(i) and (B) the Dollar amount paid by Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, Borrower agrees, as a separate and independent obligation, to indemnify the Australian L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If Borrower fails to so reimburse such L/C Issuer by such time, Administrative Agent shall promptly notify each Revolver Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of an L/C denominated in the Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolver Lender’s Commitment Percentage thereof. In such event, Borrower shall be deemed to have requested a Base Rate Loan hereunder to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolver Commitment and the conditions set forth in Section 7.2 (other than the delivery of a Loan Notice). Any notice given by any L/C Issuer or Administrative Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolver Lender (including any Revolver Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.3(c)(i) make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer in Dollars at Administrative Agent’s Office in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent; whereupon, subject to the provisions of Section 2.3(c)(iii), each Revolver Lender that so makes funds available shall be deemed to have made a Base Rate Loan hereunder to Borrower in such amount. Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolver Loan because the conditions set forth in Section 7.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolver Lender’s payment to Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing in satisfaction of its participation obligation under this Section 2.3.
(iv)    Until each Revolver Lender funds its portion of a Revolver Loan or participation in an L/C Borrowing pursuant to this Section 2.3(c) to reimburse the applicable L/C Issuer for any amount drawn under any L/C, interest in respect of such Revolver Lender’s Commitment Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)    Each Revolver Lender’s obligation to reimburse the L/C Issuers for amounts drawn under L/Cs (whether by making a Revolver Loans or funding its participation in an L/C Borrowing), as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense, or other right which such Revolver Lender may have against the applicable L/C Issuer, Borrower, or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Potential Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolver Lender’s obligation to make Revolver Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 7.2 (other than delivery by Borrower of a Loan Notice). No funding of a participation in an L/C Borrowing shall relieve or otherwise impair the obligation of Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any L/C, together with interest as provided herein.
(vi)    If any Revolver Lender fails to make available to Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolver Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Revolver Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing, or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolver Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolver Lender’s participation in the L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolver Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any L/C and has received from any Revolver Lender such Revolver Lender’s funding of its participation in the related L/C Borrowing in accordance with Section 2.3(c), if Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Revolver Lender its Commitment Percentage thereof in Dollars (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolver

Lender’s participation in the L/C Borrowing was outstanding) in the same funds as those received by Administrative Agent.
(ii)    If any payment received by Administrative Agent for the account of any L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described in Section 15.12 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Revolver Lender shall pay to Administrative Agent for the account of the applicable L/C Issuer its Commitment Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolver Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolver Lenders under this clause (d) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of Borrower to reimburse the applicable L/C Issuer for each drawing under each L/C and to repay each L/C Borrowing shall be absolute, unconditional, and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such L/C, this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, set-off, defense, or other right that Borrower may have at any time against any beneficiary or any transferee of such L/C (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such L/C or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate, or other document presented under such L/C proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such L/C;
(iv)    waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice Borrower;
(v)    honor of a demand for payment presented electronically even if such L/C requires that demand be in the form of a draft;
(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such L/C if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by the applicable L/C Issuer under such L/C against presentation of a draft or certificate that does not strictly comply with the terms of such L/C; or any payment made by the applicable L/C Issuer under such L/C to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, or other representative of or successor to any beneficiary or any transferee of such L/C, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower; or
(ix)    any adverse change in the relevant exchange rates or in the availability of the Alternative Currency to Borrower or any Subsidiary or in the relevant currency markets generally.
Borrower shall promptly examine a copy of each L/C and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the applicable L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuers Each Revolver Lender and Borrower agree that, in paying any drawing under an L/C, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates, and documents expressly required by the L/C) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Related Party of Administrative Agent, or any of the respective correspondents, participants, or assignees of the L/C Issuers shall be liable to any Revolver Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Revolver Lenders, Required Revolver Lenders, Required Term Loan Lenders or Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity, or enforceability of any document or instrument related to any L/C or L/C Agreement. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any L/C; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the L/C Issuers, any Related Party of Administrative Agent, or any of the respective correspondents, participants, or assignees of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any L/C after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of an L/C. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign an L/C or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send an L/C or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and Borrower when an L/C is issued (including any such agreement applicable to an Existing L/

C), (i) the rules of the ISP shall apply to each standby L/C and each Bond L/C, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (“UCP”), as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial L/C. Notwithstanding the foregoing, each L/C Issuer shall not be responsible to Borrower for, and such L/C Issuer’s rights and remedies against Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any L/C or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any L/C chooses such law or practice.
(h)    Conflict with L/C Agreement. In the event of any conflict between the terms hereof and the terms of any L/C Agreement, the terms hereof shall control.
(i)    Bond L/Cs. Notwithstanding any provision to the contrary set forth in this Section 2.3:
(i)    (A)    The Bond L/Cs shall be subject to the terms and conditions of this Agreement and applicable Law; provided however, that (1) such Bond L/Cs may have expiration dates later than thirteen months from the date of issuance, so long as such date is not later than the L/C Expiration Date; and (2) the terms of such Bond L/Cs must be acceptable to the applicable L/C Issuer and Administrative Agent, and, (I) subject to the provisions of Section 2.3(i)(ii) and 2.3(i)(iii), may provide for the reinstatement of drawn portions of the Bond L/C, whether or not reimbursement has been received (which may have the effect of increasing the amount of such Bond L/C), (II) may provide for automatic extensions thereof, so long as such terms comply with the auto extension provisions set forth in Section 2.3(b)(iii) hereof, and (III) may contain provisions whereby the applicable L/C Issuer is granted certain Rights in collateral and voting Rights under the related Bond Documents, which Rights are expressly assigned by the applicable L/C Issuer to Administrative Agent for the benefit of Revolver Lenders pursuant to Section 2.3(i)(iv) herein.
(B)    Borrower may request that an L/C Issuer issue Bond L/Cs by providing at least 30 days prior written notice of such request to the applicable L/C Issuer, and by delivering a certificate at least 30 days prior to the issuance of any Bond L/C to Administrative Agent demonstrating the Companies’ pro forma compliance with the financial covenant set forth in Section 11.1 herein, after giving effect to the issuance of any such Bonds and, without duplication, any Debt incurred by Borrower or any Company in support thereof, and certifying that no Default or Potential Default exists or would result after giving effect thereto.
(ii)    In the event that the proceeds of any drawing under any Bond L/C are used to pay the purchase price of Bonds tendered or deemed tendered by the owner thereof pursuant to the related Bond Documents (such drawing, including the drawing of any accrued interest on the tendered Bonds, a “Bond Purchase Drawing”), then the stated amount of such Bond L/C will be temporarily reduced by the amount of such drawing, subject to automatic reinstatement (whether or not reimbursement for any drawings thereunder has been received or the conditions set forth in Section 7.2 have been satisfied, and without further approval from Revolver Lenders) pursuant to the provisions of the applicable Bond L/C by an amount equal to the Bond Purchase Drawing, so long as (A) the applicable L/C Issuer (or Administrative Agent, as assignee of such L/C Issuer) has been properly accounted for on the securities depository’s records as the beneficial owner of such Bonds purchased with the proceeds (or portion thereof) of the Bond L/C, or (B) such Bonds have been delivered to the appropriate custodian and registered as directed by such L/C Issuer (or Administrative Agent, as assignee of such L/C Issuer), or (C) to the extent provided for in the applicable Bond L/C, such Bonds have been remarketed in accordance with the terms of the applicable Bond Documents and released by the applicable L/C Issuer; provided however, that if the repurchased Bonds are not transferred to such L/C Issuer (or Administrative Agent, as assignee of such L/C Issuer) as required in clauses (A) and (B) preceding, then the applicable L/C Issuer shall notify Administrative Agent (who shall subsequently notify Revolver Lenders) of such failure. Unless otherwise directed by Required Revolver Lenders, the applicable L/C Issuer shall then deliver notice to the applicable Trustee prior to the fifth Business Day after any such Bond Purchase Drawing that the amount of such drawing will not be reinstated.
(iii)    If the interest portion of any Bond L/C is drawn by the applicable Trustee to make scheduled interest payments on the outstanding principal amount of the Bonds, then the stated amount of such Bond L/C will be temporarily reduced by the amount of such drawing, subject to automatic reinstatement of the interest portion of such Bond L/C (whether or not reimbursement for any drawings thereunder has been received or the conditions set forth in Section 7.2 have been satisfied, and without further approval from Revolver Lenders) pursuant to the provisions of the applicable Bond L/C. Subject to compliance with Section 2.3(b) herein, the stated amount of the related Bond L/C may be increased as required by the related Bond Documents (to reflect an increase in the maximum rate of interest or number of days of accrued interest covered by such Bond L/C or otherwise).
(iv)    All liens and security interests securing reimbursement obligations and other obligations owed to the applicable L/C Issuer of any Bond L/C under the related Bond Documents (including, without limitation, any L/C Borrowing), any rights in and to any Bonds or other certificates of indebtedness issued to such L/C Issuer under the related Bond Documents, and any voting rights or other rights created in favor of such L/C Issuer under or pursuant to or in connection with any related Bond Documents (collectively, the “Bond Rights”), now or hereafter existing in favor of such L/C Issuer, are hereby assigned and conveyed by the applicable L/C Issuer to Administrative Agent for the ratable benefit of Revolver Lenders. Notwithstanding anything to the contrary set forth in any Bond L/C, any Bonds, or certificates of indebtedness purchased from the owner thereof by the applicable Trustee with funds received pursuant to a drawing under any Bond L/C shall be registered in the name of Administrative Agent and shall be delivered to or held by Administrative Agent or such other entity as may be specified by the applicable L/C Issuer and approved by Administrative Agent in a written instrument delivered to the applicable Trustee, for the benefit of the applicable L/C Issuer, Administrative Agent, and the other Revolver Lenders. Each L/C Issuer of a Bond L/C agrees to execute all such other assignments, conveyances, financing statements, and other documents required by Administrative Agent to effect the requirements of this Section 2.3(i)(iv); provided that, Revolver Lenders, Administrative Agent, and such L/C Issuer agree that in the event any Bonds or certificates of indebtedness are issued to such L/C Issuer (or Administrative Agent as the assignee of such L/C Issuer) as a result of a drawing by the applicable Trustee under the Bond L/C for which such L/C Issuer is not immediately reimbursed, and subsequently the Bonds are remarketed and such L/C Issuer is reimbursed for all amounts so advanced (which reimbursement may be a repayment of any Revolver Loan disbursed by Revolver Lenders as payment of the related L/C reimbursement obligations under

Section 2.3(c) or a repayment of an L/C Borrowing), then any Bonds or certificates of indebtedness shall be released by Administrative Agent and delivered to such Trustee without any further authorization from Revolver Lenders or such L/C Issuer.
(v)    To the extent Rights (including, without limitation, voting rights, rights to provide notice and elect remedies, and rights to approve waivers, consents, or amendments of the related Bond Documents) are created in favor of the L/C Issuers of any Bond L/C, such Rights (other than ministerial, non discretionary Rights) may only be exercised with the consent, or in accordance with the directions, of Required Revolver Lenders.
(vi)    In the event of any conflict between the terms and provisions of this Section 2.3 relating to Bond L/Cs and the terms and provisions of any Loan Paper relating to L/Cs (other than Bond L/Cs), the terms and provisions of this Section 2.3 shall control.
(j)    L/Cs Issued for Subsidiaries. Notwithstanding that an L/C issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of Borrower or a Metro District, Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such L/C. Borrower hereby acknowledges that the issuance of L/Cs for the account of Subsidiaries of Borrower or a Metro District inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.4	Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender agrees (severally, not jointly), in reliance upon the agreements of the other Revolver Lenders set forth in this Section 2.4, to make loans (each such loan, a “Swing Line Loan”) to Borrower from time to time on any Business Day prior to the Termination Date for the Revolver Facility in an aggregate amount up to such Swing Line Lender’s Swing Line Commitment, notwithstanding the fact that such Swing Line Loans, when aggregated with the Commitment Percentage of the Outstanding Amount of Revolver Loans and L/C Exposure of such Revolver Lender acting as Swing Line Lender, may exceed the amount of such Revolver Lender’s Revolver Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Swing Line Loans made by the Swing Line Lenders shall not exceed the Swing Line Sublimit, (ii) the Revolver Commitment Usage shall not exceed the Revolver Commitment, and (iii) the aggregate Outstanding Amount of the Revolver Loans of any Revolver Lender, plus such Revolver Lender’s Commitment Percentage of the Outstanding Amount of all L/C Exposure, plus such Revolver Lender’s Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolver Lender’s Revolver Commitment, and provided, further, that Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.4, prepay under Section 3.2, and reborrow under this Section 2.4. Each Swing Line Loan shall be a Daily Floating LIBOR Loan. Immediately upon the making of a Swing Line Loan, each Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolver Lender’s Commitment Percentage times the amount of such Swing Line Loan. Notwithstanding anything to the contrary in this clause (a), a Swing Line Lender shall not be obligated to make Swing Line Loans (x) at a time when any Revolver Lender is a Defaulting Lender or (y) if such Swing Line Lender reasonably believes that a Revolver Lender will become a Defaulting Lender.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower’s irrevocable notice to either Swing Line Lender and Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the applicable Swing Line Lender and Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the applicable Swing Line Lender of any telephonic Swing Line Loan Notice, such Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless such Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Revolver Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4(a), or (B) that one or more of the applicable conditions specified in Section 7 is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower.
(c)    Refinancing of Swing Line Loans.

(i)    Each Swing Line Lender, as applicable, at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Revolver Lender make a Base Rate Loan in an amount equal to such Revolver Lender’s Commitment Percentage of the Outstanding Amount of the Swing Line Loans owed to such Swing Line Lender. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolver Commitment and the conditions set forth in Section 7.2. The applicable Swing Line Lender shall furnish Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to Administrative Agent. Each Revolver Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Loan Notice available to Administrative Agent in immediately available funds for the account of the applicable Swing Line Lender at Administrative Agent’s Office not later than 12:00 noon on the day specified in such Loan Notice, whereupon, subject to Section 2.4(c)(ii), each Revolver Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by a Revolver Loan in accordance with Section 2.4(c)(i), the request for Base Rate Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each Revolver Lender fund its risk participation in the relevant Swing Line Loans and each Revolver Lender’s payment to Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.4(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolver Lender fails to make available to Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Revolver Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), such Swing Line Lender shall be entitled to recover from such Revolver Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of such Swing Line Lender submitted to any Revolver Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolver Lender’s obligation to make Revolver Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense, or other right which such Revolver Lender may have against the applicable Swing Line Lender, Borrower, or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Potential Default, or (C) any other occurrence, event, or condition, whether or not similar to any of the foregoing; provided, however, that each Revolver Lender’s obligation to make Revolver Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 7.2. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolver Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Revolver Lender its Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolver Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.
(ii)    If any payment received by the applicable Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 15.12 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Revolver Lender shall pay to such Swing Line Lender its Commitment Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of such Swing Line Lender. The obligations of Revolver Lenders under this clause shall survive the payment in full of the Obligation and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lenders. Each Swing Line Lender shall be responsible for invoicing Borrower for interest on its respective Swing Line Loans. Until each Revolver Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.4 to refinance such Revolver Lender’s Commitment Percentage of any Swing Line Loan, interest in respect of such Commitment Percentage of such Swing Line Loan shall be solely for the account of the applicable Swing Line Lender.
(f)    Payments Directly to Swing Line Lenders. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.

2.5	Increase in Revolver Commitments; Incremental Term Loan Facility.
(a)    Request for Increase in Revolver Commitments or Incremental Term Loan Facility. Provided there exists no Default or Potential Default, upon notice to Administrative Agent (which shall promptly notify Lenders), Borrower may, from time to time, request either (i) an increase in the Revolver Commitments, or (ii) the addition of one or more new term loan facilities under this Agreement (each, an “Incremental Term Loan Facility”, and collectively, the “Incremental Term Loan Facilities”), such that, after giving effect thereto, the sum of the Total Commitment and aggregate principal amount of loans under the Incremental Term Loan Facilities do not exceed the Maximum Facility Amount minus the amount of Debt incurred and outstanding pursuant to clause (l) of the definition of “Permitted Debt”; provided, that any such request shall be in a minimum amount of $10,000,000, and greater integral multiples of $500,000 thereof.
(b)    Additional Lenders. To achieve the full amount of a requested increase and subject to the approval of Administrative Agent, each L/C Issuer, and each Swing Line Lender (which approvals shall not be unreasonably withheld), Borrower may:

(i)    in connection with any increase in the Revolver Commitments, (A) invite additional Eligible Assignees to become Revolver Lenders pursuant to an agreement in form and substance satisfactory to Administrative Agent and its counsel (each, a “Joinder Agreement”), and (B) request one or more Revolver Lenders to increase their respective Revolver Commitments hereunder, but each such Revolver Lender shall not be deemed to have agreed to increase its Revolver Commitment unless such Revolver Lender notifies Administrative Agent prior to any deadline specified by Borrower (in consultation with Administrative Agent) of its agreement to increase its Revolver Commitment and the amount of the increase of such Revolver Lender’s Revolver Commitment; and
(ii)     in connection with the addition of any Incremental Term Loan Facility under this Agreement, invite Eligible Assignees or one or more Lenders to become lenders under such Incremental Term Loan Facility pursuant to clause (e) below.
(c)    Effective Date and Allocations. If the Revolver Commitments are increased or an Incremental Term Loan Facility is added to this Agreement in accordance with this Section, then Administrative Agent and Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation thereof. Administrative Agent shall promptly notify Borrower, Lenders (including, without limitation, any Eligible Assignee becoming a Lender) and lenders under the Incremental Term Loan Facilities of the final allocation of such increase and the Increase Effective Date.
(d)    Conditions to Effectiveness of Increase in Revolver Commitments. As a condition precedent to any increase in the Revolver Commitments, Borrower shall deliver to Administrative Agent:
(i)    Joinder Agreements executed by Borrower, Administrative Agent, and each Eligible Assignee becoming a new Revolver Lender hereunder pursuant to Section 2.5(c) hereof, together with a completed Administrative Questionnaire;
(ii)    with respect to any Revolver Lender requesting a Note, a Note executed by Borrower; and
(iii)    a certificate of each Company dated as of the Increase Effective Date signed by a Responsible Officer of Borrower and each Guarantor (A) certifying and attaching the resolutions adopted by each such entity approving or consenting to such increase, and (B) in the case of Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Section 8 and the other Loan Papers are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default or Potential Default exists or would result therefrom. Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 4.5) to the extent necessary to keep the outstanding Loans ratable with any revised Commitment Percentages arising from any non-ratable increase in the Commitments under this Section.
(e)    Conditions to Effectiveness of Addition of an Incremental Term Loan Facility. As a condition precedent to the addition of each Incremental Term Loan Facility, Borrower shall deliver to Administrative Agent:
(i)    an amendment, in form and substance satisfactory to Administrative Agent and each lender under such Incremental Term Loan Facility, executed by Borrower, Administrative Agent and each lender under such Incremental Term Loan Facility, which shall include provisions relating to the maturity, pricing, and amortization of the term loan and voting rights of the lenders under such Incremental Term Loan Facility, and such other changes as Administrative Agent and the lenders under such Incremental Term Loan Facility shall deem necessary to effect the increase requested hereby;
(ii)    with respect to any lender under such Incremental Term Loan Facility requesting a promissory note, such promissory note executed by Borrower;
(iii)    a completed Administrative Questionnaire from each lender under such Incremental Term Loan Facility; and
(iv)    a certificate of each Company dated as of the Increase Effective Date signed by a Responsible Officer of Borrower and each Guarantor (A) certifying and attaching the resolutions adopted by each such entity approving or consenting to such increase, and (B) in the case of Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Section 8 and the other Loan Papers are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date (provided, that Borrower shall only be required to make certain representations and warranties with respect to any Incremental Term Loan Facility used to consummate an acquisition permitted under Section 10.11), and (2) no Default or Potential Default exists or would result therefrom.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Sections 3.12 or 15.9 to the contrary.

SECTION 3	TERMS OF PAYMENT.

3.1	Notes and Payments.
(a)    The Loans made by each Lender and any L/C Credit Extension shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans or L/C Credit Extension made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligation. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender or either Swing Line Lender, as the case may be, made through Administrative Agent, Borrower shall promptly execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such account or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in clause (a) herein, each Revolver Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolver Lender of participations in L/Cs. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Revolver Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.
(c)    Borrower must make each payment on the Obligation, without condition or deduction for any counterclaim, defense, recoupment, or setoff. All payments except with respect to principal of and interest on Loans denominated in an Alternative Currency by Borrower hereunder shall be made in Dollars to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s principal office in Dallas, Texas, in funds that will be available for immediate use by Administrative Agent by 1:00 p.m. on the day due; otherwise, but subject to Section 3.8, those funds continue to accrue interest as if they were received on the next Business Day. All payments by Borrower with respect to principal of and interest on Loans denominated in an Alternative Currency must be made by the Applicable Time; otherwise, but subject to Section 3.8, those funds continue to accrue interest as if they are received on the next Business Day. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.
Administrative Agent shall promptly distribute to each Lender its Commitment Percentage (or other payment share as provided herein) of such payment to which that Lender is entitled on the same day Administrative Agent receives the funds from Borrower if Administrative Agent receives the payment before 1:00 p.m., and otherwise before 1:00 p.m. on the following Business Day. If and to the extent that Administrative Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Rate from the due date until (but not including) the payment date.

3.2	Interest and Principal Payments; Prepayments; Voluntary Commitment Reductions.
(a)    Accrued interest on each Revolver Loan or Term Loan that is a Eurocurrency Rate Loan is due and payable on the last day of its Interest Period and on the Termination Date. If any Interest Period with respect to a Revolver Loan or Term Loan that is a Eurocurrency Rate Loan is a period greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Accrued interest on each Base Rate Loan and each Swing Line Loan is due and payable on each Quarterly Date and on the Termination Date.
(b)    The Revolver Principal Debt is due and payable on the Termination Date for the Revolver Facility.
(c)    Borrower shall repay the outstanding principal amount of each Swing Line Loan on the earlier to occur of (i) the date that is fifteen (15) Business Days after such Swing Line Loan is made, and (ii) the Termination Date for the Revolver Facility.
(d)    The Term Loan Principal Debt is due and payable in equal quarterly installments, such that five percent (5%) of the Term Loan Principal Debt outstanding on the Second Amendment Closing Date is repaid in each consecutive period of four (4) Quarterly Dates, with the first such payment due on January 31, 2020, and continuing on each consecutive Quarterly Date thereafter. Each quarterly installment of the Term Loan Principal Debt shall be applied first, to the Term Unhedged Tranche until the Term Loan Principal Debt with respect to the Term Unhedged Tranche has been fully paid and second, to the Term Hedged Tranche until the Term Loan Principal Debt with respect to the Term Hedged Tranche has been fully paid. A final payment is due on the Termination Date for the Term Loan Facility in an amount equal to all Term Loan Principal Debt then outstanding.
(e)    If the Revolver Commitment Usage ever exceeds the Revolver Commitment, or if the aggregate unpaid principal amount of all outstanding Swing Line Loans ever exceeds the Swing Line Commitment, then Borrower shall immediately prepay Revolver Loans and/or Cash Collateralize the L/C Exposure in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Exposure pursuant to this Section 3.2(e) unless, after prepayment in full of the Revolver Loans, the Revolver Commitment Usage exceeds the Revolver Commitment then in effect.
(f)    Without premium or penalty and upon giving at least two Business Days prior written and irrevocable notice to Administrative Agent (who shall promptly notify Revolver Lenders of its receipt of such notice and its contents), Borrower may terminate all or reduce part of the unused portion of the Revolver Commitment. Each partial reduction (unless the remaining portion of such commitment is less) must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000, and shall be ratable among all Revolver Lenders according to their respective Commitment Percentages. Once terminated or reduced, such commitments may not be reinstated or increased. Borrower shall not terminate or reduce the Revolver Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolver Commitment Usage would exceed the Revolver Commitment. If, after giving effect to any reduction of the Revolver Commitment, the L/C Sublimit, or the Swing Line Sublimit, exceeds the amount of the Revolver Commitment, such sublimits shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify Revolver Lenders of any such notice of termination or reduction of the Revolver Commitment.
(g)    Borrower may voluntarily prepay all or any part of the Revolver Principal Debt (other than Revolver Principal Debt under the Swing Line Subfacility, which may be prepaid in accordance with clause (h) below) or the Term Loan Principal Debt at any time without premium or penalty, subject to the following conditions:
(i)    Administrative Agent must receive Borrower’s written payment notice (which must be in a form acceptable to Administrative Agent and which shall specify (1) the payment date, and (2) the Type and amount of the Loan(s) to be paid; such notice shall constitute an irrevocable and binding obligation of Borrower to make a payment on the designated date) by 11:00 a.m. on (x) the first Business Day preceding the date of payment of a Revolver Loan or a Term Loan that is a Eurocurrency Rate Loan, and (y) the date of payment of a Base Rate Loan;
(ii)    each partial payment must be in a minimum amount of at least $500,000 if a Base Rate Loan or $1,000,000 if a Revolver Loan or a Term Loan that is a Eurocurrency Rate Loan or, in either case, a greater integral multiple of $100,000;
(iii)    all accrued interest on the principal amount so to be prepaid must also be paid in full on the date of payment;
(iv)    Borrower shall pay any related Funding Loss upon demand; and
(v)    unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any prepayment of the Revolver Principal Debt may be reborrowed by Borrower, subject to the terms and conditions of the Loan Papers.
Administrative Agent will promptly notify each Lender of its receipt of a payment notice from Borrower, and of the amount of such Lender’s Commitment Percentage of such prepayment.
(h)    Borrower may, upon notice to the applicable Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans owed to such Swing Line Lender, in whole or in part without premium or penalty; provided, that (i) such notice must be in a form acceptable to the applicable Swing Line Lender and be received by the applicable Swing Line Lender and Administrative Agent not later than 12:00 noon on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000, or a greater integral multiple thereof. Each such notice shall specify the date and amount of such prepayment. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
3.3    Interest Options. Except where specifically otherwise provided, (a) Revolver Loans and Term Loans bear interest at an annual rate equal to the lesser of (i) the Base Rate plus the Applicable Margin or Eurocurrency Rate plus the Applicable Margin for the Interest Period, if any, selected by Borrower (in each case as designated or deemed designated by Borrower), as the case may be, and (ii) the Maximum Rate, and (b) Swing Line Loans bear interest at an annual rate equal to the lesser of (i) Daily Floating LIBOR plus the Applicable Margin and (ii) the Maximum Rate. Each change in the Base Rate, Daily Floating LIBOR, and the Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.
Notwithstanding anything to the contrary in this Agreement or any other Loan Papers, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)
adequate and reasonable means do not exist for ascertaining LIBO Rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)
the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBO Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)
syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBO Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBO Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than ~~zero for purposes of this Agreement~~(i) 0.75%, during the Temporary Waiver Period and (ii) 0.00% at all times other than during the Temporary Waiver Period.
3.4    Quotation of Rates. A Responsible Officer of Borrower may call Administrative Agent before delivering a Loan Notice or Swing Line Loan Notice to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Loan Notice or Swing Line Loan Notice or on the Loan Date.
3.5    Default Rate. While any Default exists, then upon the request of Required Lenders (except in the case of a Default resulting from the failure to pay Principal Debt when due, in which case, such increase shall be automatic), Borrower shall pay interest on the Principal Debt at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. If any amount (other than principal of any Loan) payable by Borrower under any Loan Paper is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, then upon the request of Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default

Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
3.6    Interest Recapture. If the designated interest rate applicable to any Loan exceeds the Maximum Rate, the interest rate on that Loan is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

3.7	Interest Calculations; Retroactive Adjustments of Applicable Margin.
(a)    All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days (even when those loans are determined by the LIBO Rate), as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.1(c), bear interest for one day.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the ratio of Net Funded Debt to Adjusted EBITDA, as calculated by Borrower pursuant to Section 11.1 as of any applicable date, was inaccurate, and (ii) a proper calculation thereof would have resulted in higher pricing and fees for such period, then Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders or L/C Issuers, as the case may be, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under Debtor Relief Law, automatically and without further action by Administrative Agent, any Lender, or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent, any Lender, or any L/C Issuer, as the case may be, under Section 2.3(c)(iii), 5.3, or 3.3 or under Section 12. Borrower’s obligations under this paragraph shall survive the termination of the Total Commitment and the repayment of all other Obligations hereunder.
3.8    Maximum Rate. Regardless of any provision contained in any Loan Paper or any document related thereto, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial payment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Loans as but a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this Agreement for multiple Loans is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary payments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount,

Lenders shall refund any excess (and Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount).
3.9    Interest Periods. When Borrower requests any Eurocurrency Rate Loan, Borrower may elect the applicable Interest Period. No more than ten (10) Eurocurrency Rate Interest Periods may be in effect at one time.

3.10	Order of Application.
(a)    If no Default or Potential Default exists, payments, and prepayments of the Obligation shall be applied first to fees then due, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.
(b)    If a Default or Potential Default exists, any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the payment of all fees, expenses, and indemnities for which Administrative Agent has not been paid or reimbursed in accordance with the Loan Papers; (ii) to the ratable payment of all fees, expenses, and indemnities (other than L/C fees set forth in Section 5.3 hereof (collectively, “L/C Fees”)) for which Lenders have not been paid or reimbursed in accordance with the Loan Papers (as used in this clause (ii), a “ratable payment” for any Lender shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender bears to the total aggregate fees, expenses, and indemnities owed to all Lenders on such date of determination); (iii) to the ratable payment of accrued and unpaid interest on the Principal Debt and L/C Fees (as used in this clause (iii), “ratable payment” means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iv) to the ratable payment of the Principal Debt (as used in this clause (iv), “ratable payment” means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders); (v) to Administrative Agent for the account of the applicable L/C Issuer, to Cash Collateralize that portion of L/C Exposure comprised of the aggregate undrawn amount of L/Cs; (vi) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate; and (vii) the balance, if any, after all of the Obligation has been indefeasibly paid in full, to Borrower or as otherwise required by Law.
Subject to Section 2.3(c), amounts used to Cash Collateralize the aggregate undrawn amount of L/Cs pursuant to clause (v) above shall be applied to satisfy drawings under such L/Cs as they occur. If any amount remains on deposit as Cash Collateral after all L/Cs have either been fully drawn or expired, such remaining amount shall be applied to the other Obligation, if any, in the order set forth above.
Subject to the provisions of Section 14 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders, Required Revolver Lenders or Required Term Loan Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Papers.

3.11	Payments Generally.
(a)    Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of Sections 2 or 3, and such funds are not made available to Borrower by Administrative Agent because the conditions set forth in Section 7 are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(b)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
3.12    Sharing of Payments, Etc. If any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender’s Loans owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans owing to it, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each Lender; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 3.14 or (z) any payment obtained by a Revolver Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Exposure or Swing Line Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply). Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 3.12 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of setoff) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.
3.13    Booking Loans. To the extent permitted by Law, any Lender may make, carry, or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under Section 4.3 than the transferor Lender would have been entitled to receive with respect to those Loans.
3.14    Cash Collateral.
(a)    Certain Credit Support Events. Upon the request of Administrative Agent (i) if the L/C Issuer has honored any full or partial drawing request under any L/C and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of Administrative Agent, the L/C Issuer, or the Swing Line Lender, Borrower shall deliver to Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Exposure, Borrower will, forthwith upon demand by Administrative Agent, pay to Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any L/C for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Issuer, and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts, and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.14(c). If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, Borrower or the relevant Defaulting Lender will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency or in the amount of such third party rights or claims to which the Cash Collateral is subject, as applicable.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.14, Section 2.3, Section 3.2, Section 3.15, or Section 13 in respect of L/C or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 15.11(b)(vi))) or (ii) Administrative Agent’s and the L/C Issuers’ good faith determination that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.15    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted as set forth in Section 15.9 and in the definitions of “Required Lenders”, “Required Revolver Lenders” and “Required Term Loan Lenders”.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees, or other amounts received by Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Sections 12 or 13 or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 15.13), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or L/C; fourth, as Borrower may request (so long as no Default or Potential Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Potential Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 7.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments, or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 5.4 for any period during which such Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of all L/Cs for which it has provided Cash Collateral pursuant to Section 3.14.

(C)With respect to any L/C Fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Borrowing or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Commitment Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance, or fund participations in L/Cs or Swing Line Loans pursuant to Sections 2.3 and 2.4, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, the aggregate obligation of each non-Defaulting Lender to acquire, refinance, or fund participations in L/Cs and Swing Line Loans shall not exceed the excess, if any, of (1) the Commitment of that non-Defaulting Lender over (2) the aggregate Outstanding Amount of the Loans of that Lender. Subject to Section 15.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(b)    Defaulting Lender Cure. If Borrower, Administrative Agent, the Swing Line Lenders and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Revolver Loans and Term Loans and funded and unfunded participations in L/Cs and Swing Line Loans to be held on a pro rata basis by the

Lenders in accordance with their Commitment Percentages (without giving effect to Section 3.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 4	TAXES, YIELD PROTECTION, AND ILLEGALITY

4.1	Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Restricted Company under any Loan Paper shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of Administrative Agent) require the deduction or withholding of any Tax from any such payment by Administrative Agent or a Restricted Company, then Administrative Agent or such Restricted Company shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Restricted Company or Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Restricted Company shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Restricted Company or Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Restricted Company or Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Restricted Company or Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Restricted Company shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, the Restricted Companies shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    Each of the Restricted Companies shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1 payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest, and reasonable expenses arising therefrom or with respect thereto), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or an L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Restricted Companies shall, and does hereby, jointly and severally indemnify Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to Administrative Agent as required pursuant to Section 4.1(c)(ii) below.
(ii)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Restricted Company has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Restricted Companies to do so), (y) Administrative Agent and the Restricted Companies, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.11 relating to the maintenance of a Participant Register and (z) Administrative Agent and the Restricted Companies, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by Administrative Agent or a Restricted Company in connection with any Loan Paper, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Paper against any amount due to Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 4.1, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Paper shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.1(e)(ii)(A), 4.1(e)(ii)(B) and 4.1(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Paper, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Paper, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the

Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Paper would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 4.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, Borrower and Administrative Agent shall treat (and Lenders hereby authorize Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or a L/C

Issuer, or have any obligation to pay to any Lender or such L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Restricted Company or with respect to which any Restricted Company has paid additional amounts pursuant to this Section 4.1, it shall pay to the Restricted Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Restricted Company under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Restricted Company, upon the request of the Recipient, agrees to repay the amount paid over to the Restricted Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Restricted Company pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Restricted Company or any other Person.
(g)    Survival. Each party’s obligations under this Section 4.1 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
4.2    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain, or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon Eurocurrency Rate or Daily Floating LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans, or to make Daily Floating LIBOR Loans, shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor (or, in the case of Daily Floating LIBOR Loans, on the next Business Day for Eurocurrency Rate Loans), if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, Daily Floating LIBOR Loans, or participations in Swing Line Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

4.3    Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) Administrative Agent determines that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) Administrative Agent or the Required Lenders determine that for any reason Eurocurrency Rate for any requested Interest Period or Daily Floating LIBOR with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to Eurocurrency Rate component of the Base Rate, the utilization of Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent upon the instruction of Required Lenders revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Loan of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if Administrative Agent has made the determination described in clause (a)(i) of this Section, Administrative Agent, in consultation with Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) Administrative Agent or the affected Lenders notify Administrative Agent and Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides Administrative Agent and Borrower written notice thereof.

4.4	Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with, or for the account of, or credit extended, or participated in by, any Lender (except any reserve requirement contemplated by Section 4.4(e)) or the L/C Issuers;
(ii)    subject any Lender or any L/C Issuer to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost, or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any L/C or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing, or maintaining any L/C (or of maintaining its obligation to participate in or to issue any L/C), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest, or any other amount) then, upon request of such Lender or such L/C Issuer, Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or the applicable L/C Issuer or any Lending Office of such Lender or such Lender’s or the applicable L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the applicable L/C Issuer’s capital or on the capital of such Lender’s or the applicable L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in L/Cs held by, such Lender, or the L/Cs issued by the applicable L/C Issuer, to a level below that which such Lender or the applicable L/C Issuer or such Lender’s or the applicable L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the applicable L/C Issuer’s policies and the policies of such Lender’s or the applicable L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time, upon demand of such Lender or the applicable L/C Issuer, Borrower will pay to such Lender or the applicable L/C Issuer, as the case may be, such additional amount as will compensate such Lender or the applicable L/C Issuer or such Lender’s or the applicable L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or any L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the applicable L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the applicable L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or either L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the applicable L/C Issuer’s right to demand such compensation, provided, that that Borrower shall not be required to compensate a Lender or the applicable L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the applicable L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the applicable L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurocurrency Rate Loans. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided, that Borrower shall have received at least 10 days prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the last day of the relevant Interest Period, such additional interest shall be due and payable 10 days from receipt of such notice.
4.5    Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost, or expense incurred by it as a result of:
(a)    any continuation, conversion, payment, or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue, or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;
(c)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 15.14; or
(d)    any failure by Borrower to make payment of any Loan or of any drawing under any L/C (or interest due thereon) denominated in the Alternative Currency on its scheduled due date or any payment thereof in a different currency;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by Borrower to Lenders under this Section 4.5, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

4.6	Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 4.4, or Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, or if any Lender gives a notice pursuant to Section 4.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or 4.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 4.4, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, Borrower may replace such Lender in accordance with Section 15.14.

4.7	Survival. All of Borrower’s obligations under this Section 4 shall survive termination of the Total Commitment and repayment of the Obligation hereunder.

SECTION 5	FEES.
5.1    Treatment of Fees. The fees described in this Section 5 (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with Section 3.1(c), (d) are non-refundable, and (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate.
5.2    Fee Letter. Borrower shall pay to the Joint Lead Arrangers and Administrative Agent, for their respective accounts or for the respective accounts of Lenders, as the case may be, fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

5.3	L/C Fees.
(a)    L/C Fees. Borrower shall pay to Administrative Agent for the account of each Revolver Lender in accordance with its Commitment Percentage (i) a fee for each commercial L/C equal to 1/8 of 1% per annum times the Dollar Equivalent of the actual daily maximum amount available to be drawn under each such L/C, and (ii) a fee for each standby L/C equal to the Applicable Margin for Eurocurrency Rate Loans times the Dollar Equivalent of the actual daily maximum amount available to be drawn under each such L/C; provided, however, any L/C Fees otherwise payable for the account of a Defaulting Lender with respect to any L/C as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to Section 2.3 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolver Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such L/C pursuant to Section 3.15(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such fee for each L/C shall be due and payable quarterly in arrears on each Quarterly Date, commencing with the first such date to occur after the issuance of such L/C, and on the expiration date of such L/C. If there is any change in the Applicable Margin during any quarter, the actual daily amount of each standby L/C shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of Required Revolver Lenders, while any Default exists, the fees set forth herein with respect to L/Cs shall accrue at the Default Rate.
(b)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Borrower shall pay directly to each L/C Issuer, for its own account, a fronting fee in an amount specified in the applicable Fee Letter executed by Borrower and such L/C Issuer, or such other amount as may be agreed upon by Borrower and such L/C Issuer, or, with respect to commercial L/Cs, in an amount agreed upon by Borrower and such L/C Issuers. Such fronting fee shall be due and payable (i) with respect to standby L/Cs, on the tenth Business Day after the end of each January, April, July, and October in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such L/C, on the L/C Expiration Date, and thereafter on demand, or (ii) with respect to commercial L/Cs, upon the issuance thereof and with respect to any amendment increasing the amount of such commercial L/C, on the amount of such increase, and payable upon the effectiveness of such amendment. For purposes of computing the daily amount available to be drawn under any L/C, the amount of such L/C shall be determined in accordance with Section 1.7. In addition, Borrower shall pay directly to the applicable L/C Issuer for its own account, in

Dollars the customary issuance, presentation, amendment, and other processing fees, and other standard costs and charges of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(c)    Calculation of L/C Fees. Each L/C (other than a fee payable upon the issuance of the L/C) shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.
5.4    Revolver Commitment Fee. Borrower shall pay to Administrative Agent for the account of each Revolver Lender in accordance with its Commitment Percentage, a commitment fee equal to the Applicable Percentage times the daily amount by which the Revolver Commitment exceeds the Revolver Commitment Usage (excluding from Revolver Commitment Usage, for the purposes hereof, the outstanding principal balance of Swing Line Loans). The commitment fee shall accrue at all times from the Closing Date to the Termination Date for the Revolver Facility, including at any time during which one or more of the conditions in Section 7 is not met, and shall be due and payable quarterly in arrears on each Quarterly Date, commencing with the first such date to occur after the Closing Date, and on the Termination Date for the Revolver Facility. The commitment fee shall be calculated quarterly in arrears on the basis of the actual days elapsed (including the first day but excluding the last day) in a calendar year of 360 days, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

SECTION 6	GUARANTY AND SECURITY.
6.1    Guaranty. Full and complete payment of the Obligation under the Loan Papers shall be guaranteed in accordance with a Guaranty executed by each Restricted Company (other than Borrower) organized under the Laws of the United States (or any state thereof).
6.2    Collateral. Full and complete payment of the Obligation under the Loan Papers shall be secured by (a) all capital stock or other equity interests issued to a Restricted Company by any Restricted Subsidiary organized under the Laws of the United States (or any state thereof), other than the North Star Subsidiaries and the Concessioner Subsidiaries, and (b) 65% of all capital stock or other equity interests issued to a Restricted Company organized under the Laws of the United States (or any state thereof) by any Restricted Subsidiary organized under the Laws of any country other than the United States.

6.3    Additional Collateral and Guaranties. Administrative Agent may, without notice or demand and without affecting any Person’s obligations under the Loan Papers, from time to time (a) receive and hold additional collateral from any Person for the payment of all or any part of the Obligation (including, without limitation, collateral assigned to Administrative Agent pursuant to Section 2.3(i)(iv) herein) and exchange, enforce, or release all or any part of such additional collateral (in accordance with Section 14.9), and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and release any endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation, or any other Person in any way obligated to pay all or any part of the Obligation (in accordance with Section 14.9).
6.4    Additional Documents or Information. Each Company will execute or cause to be executed, stock powers, control agreements, and other writings in the form and content reasonably required by Administrative Agent, and shall deliver (or grant Administrative Agent the authority to file on behalf of each Company) financing statements requested by Administrative Agent. Borrower shall pay all costs of (a) filing any financing, continuation, amendment, or terminations statements, or (b) other actions taken by Administrative Agent relating to the Collateral, including, without limitation, costs, and expenses of any Lien search required by Administrative Agent.

SECTION 7	CONDITIONS PRECEDENT.
7.1    Initial Advance. Lenders will not be obligated to fund the initial Loans hereunder, and the L/C Issuers will not be obligated to issue the initial L/Cs hereunder, unless Administrative Agent has received each of the items in clauses (a) through (k) below, each in form and substance satisfactory to Administrative Agent and each of the Lenders, and the conditions in clauses (l) and (m) below have been satisfied (other than each item listed on Schedule 7.1, which items are hereby permitted to be delivered or satisfied after the Closing Date, but not later than the respective dates for delivery or satisfaction specified on Schedule 7.1):
(a)    an executed counterpart of this Agreement, sufficient in number for distribution to Administrative Agent, each Lender, and Borrower;
(b)    (i) with respect to any Revolver Lender requesting a Revolver Note pursuant to Section 3.1(a), a Revolver Note, payable to the order of such requesting Revolver Lender, as contemplated in Section 3.1(a), (ii) with respect to any Term Loan Lender requesting a Term Loan Note pursuant to Section 3.1(a), a Term Loan Note, payable to the order of such requesting Term Loan Lender, as contemplated in Section 3.1(a), and (iii) if requested by either Swing Line Lender pursuant to Section 3.1(a), a Swing Line Note, payable to such Swing Line Lender;
(c)    from any Restricted Company (other than Borrower) organized under the Laws of the United States (or any state thereof) (i) that has not previously executed a Guaranty, a Guaranty executed by such Restricted Company, or (ii) that has previously executed a Guaranty, a Confirmation of Guaranty executed by such Restricted Company;
(d)    from any Restricted Company organized under the Laws of the United States (or any state thereof) holding capital stock or other equity interests of any Restricted Subsidiary (other than stock in the North Star Subsidiaries and the Concessioner Subsidiaries), (i) that has not previously executed a Pledge Agreement, a Pledge Agreement executed by such Person, pledging the portion of such capital stock or other equity interests required pursuant to Section 6.2, or (ii) that has previously executed a Pledge Agreement, a Confirmation of Pledge Agreement executed by such Person;
(e)    an Officers’ Certificate for each Restricted Company, relating to articles of incorporation or organization, bylaws, regulations, or operating agreements, resolutions, and incumbency, as applicable;

(f)    Certificates of Existence and Good Standing (Account Status) for each domestic Restricted Company from its state of organization, each dated as of a recent date;
(g)    Legal opinions of Emily Barbara, Senior Counsel, Corporate Governance & Securities of VRI, Gibson, Dunn & Crutcher, LLP, special New York counsel to the Restricted Companies, and such local counsel as Administrative Agent shall request, each in form and substance satisfactory to Administrative Agent;
(h)    a certificate signed by a Responsible Officer certifying that (i) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (except to the extent qualified by materiality, in which case they shall be true and correct); (ii) no Default or Potential Default exists under the Existing Agreement; (iii) no Default or Potential Default exists or would result from the execution and delivery of the Loan Papers or the proposed funding of the Loans or issuance of L/Cs on the Closing Date; (iv) there has been no event or circumstance since July 31, 2017 that has had or could be reasonably expected to result in, either individually or in the aggregate, a Material Adverse Event; and (v) except as set forth on Schedule 8.7, there is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, in any court or before any arbitrator or Governmental Authority that could reasonably be expected to result in a Material Adverse Event;
(i)    evidence that all insurance required to be maintained pursuant to the Loan Papers has been obtained and is in effect;
(j)    with respect to any Lender that reasonably requests at least 5 days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least 3 days prior to the Closing Date.
(k)    at least 5 days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower;
(l)    payment of all fees payable on or prior to the Closing Date to Administrative Agent, any Related Party of Administrative Agent, and any Lender as provided for in Section 5; and
(m)    unless waived by Administrative Agent, payment in full of all reasonable fees, expenses, and disbursements of Haynes and Boone, LLP and, without duplication, the reasonably allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel (collectively, “Attorney Costs”) of Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 14.5, for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or been satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

7.2    Each Loan. The obligation of each Lender to make any Loan (other than a conversion of Loans to the other Type or a continuation of Revolver Loans as Eurocurrency Rate Loans) is subject to the following conditions precedent: (a) Administrative Agent shall have timely received a Loan Notice (or in the case of a Swing Line Loan, a Swing Line Loan Notice) or the applicable L/C Issuer shall have timely received the applicable L/C Agreement; (b) the applicable L/C Issuer shall have received any applicable L/C fee; (c) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this Agreement); (d) no Material Adverse Event, Default or Potential Default exists or would result from the proposed funding of such Loans or issuance of L/Cs; and (e) the funding of the Loans or issuance of the L/Cs is permitted by Law. Upon Administrative Agent’s reasonable request, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Papers that are necessary to enable Borrower to qualify for the Loans or L/Cs. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Subject to the prior approval of Required Lenders, Required Revolver Lenders or Required Term Loan Lenders, as the case may be, Lenders may fund any Loan, and the applicable L/C Issuer may issue any L/C, without all conditions being satisfied, but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders, Required Revolver Lenders or Required Term Loan Lenders, as applicable, specifically waive each item in writing. Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation as Eurocurrency Rate Loans), each Swing Line Loan Notice, and each L/C Agreement submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 7.2 have been satisfied on and as of the date of the applicable Loan or issuance of the applicable L/C. Notwithstanding anything to the contrary set forth in this Section 7.2, Lenders will not be obligated to honor any Loan Notice (including a Loan Notice converting Base Rate Loans to Eurocurrency Rate Loans or continuing Eurocurrency Rate Loans) or Swing Line Loan Notice if a Default or Potential Default exists or would result after giving effect to the proposed funding, conversion, or continuation of such Loans or issuance of L/Cs. In the case of a Loan to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Term Loan Lenders (in the case of any Term Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any L/C to be denominated in an Alternative Currency) would make it impracticable for such Loan to be denominated in the relevant Alternative Currency.
SECTION 8    REPRESENTATIONS AND WARRANTIES. Borrower (and each Guarantor by execution of a Guaranty) represents and warrants to Administrative Agent and Lenders as set forth below; provided however, that representations and warranties of any such Guarantor shall be made solely as to such Guarantor and its Subsidiaries:

8.1    Regulation U. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations U or X (as enacted by the Board of Governors of the Federal Reserve System, as amended). Following the application of the proceeds of each Loan, each L/C Borrowing, or each drawing under each L/C, not more than 25% of the value of the assets (either of Borrower only or the Companies on a consolidated basis) subject to the provisions of Section 10.5, Section 10.10, and Section 10.11 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 12.8 will be margin stock.
8.2    Corporate Existence, Good Standing, Authority, and Compliance. Each Company is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized as identified on Schedule 8.2 (or any revised Schedule 8.2 delivered by Borrower to Lenders evidencing changes permitted by Sections 9.10, 9.11, 10.10, or 10.11). Except where failure is not a Material Adverse Event, each Restricted Company (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing as identified on Schedule 8.2 (or any such revised Schedule 8.2), and (b) possesses all requisite authority, permits, licenses, consents, approvals, and power to (i) own or lease its assets and conduct its business as is now being, or is contemplated by this Agreement to be, conducted, and (ii) execute, deliver, and perform its obligations under the Loan Papers to which it is party.
8.3    Subsidiaries. VRI has no Subsidiaries, other than as disclosed on Schedule 8.2 (or on any revised Schedule 8.2 delivered by Borrower to Lenders evidencing changes permitted by Sections 9.10, 9.11, 10.10, or 10.11). All of the outstanding shares of capital stock (or similar voting interests) of the Restricted Companies are duly authorized, validly issued, fully paid, and nonassessable. All of the outstanding shares of capital stock of the Restricted Companies other than VRI are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and are not subject to any warrant, option, or other acquisition Right of any Person or subject to any transfer restriction, other than restrictions imposed by securities Laws and general corporate Laws. All Unrestricted Subsidiaries meet the requirements of “Unrestricted Subsidiaries” as set forth in the definition thereof. All Unrestricted Subsidiaries that are being re-designated as “Restricted Subsidiaries” on the Closing Date are in compliance with Section 9.11(b) as of the Closing Date.
8.4    Authorization and Contravention. The execution and delivery by, and enforcement against, each Restricted Company of each Loan Paper or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its organizational power, (b) have been duly authorized by all necessary action, (c) require no action by or filing with any Governmental Authority (other than any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of its organizational documents, (e) do not violate any provision of Law or any order of any Governmental Authority applicable to it, other than violations that individually or collectively are not a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of any Company.
8.5    Binding Effect. Upon execution and delivery by all parties thereto, each Loan Paper which is a contract will constitute a legal and binding obligation of each Restricted Company party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

8.6    Financial Statements. The Current Financials were prepared in accordance with GAAP and, together with the notes thereto, present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on, the date or dates thereof (subject only to normal year-end adjustments), and show all material indebtedness and other liabilities, direct, or contingent, of the Companies as of such date or dates, including liabilities for Taxes, material commitments and Debt. Since the date of the Current Financials, there has been no event or circumstance, either individually or in the aggregate, that has resulted in or could reasonably be expected to result in a Material Adverse Event.
8.7    Litigation. Except as disclosed on Schedule 8.7, (a) no Company (other than as a creditor or claimant) is subject to, or aware of the threat of, any Litigation (i) that is reasonably likely to be determined adversely to any Company and, if so adversely determined, shall result in a Material Adverse Event, or (ii) that purports to affect or pertain to this Agreement or any other Loan Paper, or any of the transactions contemplated hereby, (b) no outstanding or unpaid judgments against any Company exist, and (c) no Company is a party to, or bound by, any judicial or administrative order, judgment, decree, or consent decree relating to any past or present practice, omission, activity, or undertaking which constitutes a Material Adverse Event.
8.8    Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, other than returns for which the failure to file is not a Material Adverse Event or, in any event, likely to result in a Lien on the assets of the Companies securing any liability of the Companies (individually or when aggregated with any liability of the Companies contemplated elsewhere in this Section and in Sections 8.9 and Section 8.10 herein that is reasonably likely to be secured by Liens) in excess of the Threshold Amount, and all Taxes shown as due and payable in such returns have been paid before delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in clause (j) of the definition of “Permitted Liens”) have been satisfied, for which nonpayment is not a Material Adverse Event or, in any event, likely to result in a Lien on the assets of the Companies securing any liability of the Companies (individually or when aggregated with any liability of the Companies contemplated elsewhere in this Section and in Section 8.9 and Section 8.10 herein that reasonably likely to be secured by Liens) in excess of the Threshold Amount, or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided. There is no proposed Tax assessment against any Company that would, if made, result in a Material Adverse Event or, in any event, result in a Lien on the assets of such Company or Companies securing any liability (individually or when aggregated with any liability of the Companies contemplated elsewhere in this Section and in Section 8.9 and Section 8.10 herein that is reasonably likely to be secured by Liens) in excess of the Threshold Amount.
8.9    Environmental Matters. Except as disclosed on Schedule 8.9 and except for conditions, circumstances, or violations that are not, individually or in the aggregate, a Material Adverse Event or, in any event, likely to result in a Lien on the assets of the Companies securing liability of the Companies (individually or when aggregated with any liability of the Companies contemplated elsewhere in this Section and in Section 8.8 and Section 8.10 herein that is reasonably likely to be secured by Liens) in excess of the Threshold Amount, no Company (a) knows of any environmental condition or circumstance adversely affecting any Company’s properties or operations, (b) has, to its knowledge, received any written report of any Company’s violation of any Environmental Law, or (c) knows that any Company is under any obligation imposed by a Governmental Authority to remedy any violation of any Environmental Law. Except as disclosed on Schedule 8.9, each Company believes that its properties and operations do not violate any Environmental Law, other than violations that are not, individually or in the aggregate, a Material Adverse Event or, in any event, likely to result in a Lien on the assets of the Companies securing liability of the Companies (individually or when aggregated with any liability of the Companies contemplated elsewhere in this Section and in Section 8.8 and Section 8.10 herein that is reasonably likely to be secured by Liens) in excess of the Threshold Amount. No facility of any Company is used for, or to the knowledge of any Company has been used for, treatment or disposal of any Hazardous Substance or storage of Hazardous Substances, other than in material compliance with applicable Environmental Laws.

8.10    Employee Plans. Each Employee Plan is in compliance in all material respects with, and has been administered in compliance with, the applicable provisions of ERISA, the Code, and any other applicable law. No Employee Plan is subject to the “at-risk” requirements in section 303 of ERISA and section 430 of the Code. Except where the occurrence or existence, individually or in the aggregate, is not a Material Adverse Event or, in any event, likely to result in a Lien on the assets of any Company or the Companies securing liability of any Company or the Companies (individually or when aggregated with any liability of the Companies contemplated elsewhere in this Section and in Section 8.8 and Section 8.9 herein that is reasonably likely to be secured by Liens) in excess of the Threshold Amount, (a) no Employee Plan or Multiemployer Plan, as applicable, has any “unpaid minimum required contribution” (as described in section 4971(c)(4) of the Code), whether or not waived, or any “accumulated funding deficiency” (as defined in section 302 of ERISA or section 412 of the Code), (b) no Company nor any ERISA Affiliate has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company nor any ERISA Affiliate, nor any Multiemployer Plan to which any Company or any ERISA Affiliate contributes to or has contributed to, has received notice concerning the determination that the Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (e) no Company nor any ERISA Affiliate has engaged in any “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the Code), and (f) no “reportable event” (as defined in section 4043 of ERISA) has occurred with respect to an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.
8.11    Properties and Liens.
(a)    Each Company has good and marketable title in fee simple to, or a valid leasehold interest in, all material property reflected on the Current Financials (other than for property that is obsolete or that has been disposed of in the ordinary course of business or as otherwise permitted by Section 10.10 or Section 10.11).
(b)    Except for Permitted Liens, no Lien exists on any property of any Company (including, without limitation, the Forest Service Permits and the Water Rights), and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on any Company’s property.
(c)    As of the date hereof, the Forest Service Permits constitute all of the material licenses, permits, or leases from the U.S. held by the Companies for use in connection with their respective skiing businesses.
(d)    Each of the Water Rights is, to the knowledge of the Companies, in full force and effect and, to the knowledge of the Companies, there is no material default or existing condition which with the giving of notice or the passage of time or both would cause a material default under any Water Right that is material to the operation of the Companies. Subject to the available supply and to the terms and conditions of the applicable decrees, the Companies’ Water Rights provide a dependable, legal and physical snowmaking, irrigation, and domestic water supply for the operation of the Companies’ businesses.
(e)    As of the Closing Date, (i) the Companies own the Critical Assets set forth on Schedule 8.11, and (ii) each Existing Critical Asset is owned by a Restricted Subsidiary of Borrower.

8.12    Government Regulations. No Company or Controlling Person is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
8.13    Transactions with Affiliates. Except as set forth in Schedule 8.13 and except for other transactions which do not, in the aggregate, cost the Restricted Companies more than $2,000,000 in any fiscal year, no Restricted Company is a party to any transaction with any Affiliate (other than another Restricted Company), except upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate.
8.14    Debt. No Company is an obligor on any Debt, other than Permitted Debt.
8.15    Material Agreements. All Material Agreements to which any Restricted Company is a party are in full force and effect, and no default or potential default (a) exists on the part of any Restricted Company thereunder that is a Material Adverse Event or (b) would result from the consummation of the transactions contemplated by this Agreement or any other Loan Paper.
8.16    Labor Matters. There are no binding agreements of any type with any labor union, labor organization, collective bargaining unit or employee group to which any Company is bound, other than agreements which may be entered into after the Closing Date which do not constitute a Material Adverse Event. No actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that constitute a Material Adverse Event exist. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable Law dealing with labor matters, other than any violations, individually or collectively, that are not a Material Adverse Event. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.
8.17    Solvency. On the Closing Date, on each Loan Date, and on each date of an L/C Credit Extension, Borrower, and each Guarantor are, and after giving effect to the requested Loan, will be, Solvent.
8.18    Intellectual Property. Each Company owns (or otherwise holds rights to use) all material Intellectual Property, licenses, permits, and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the Closing Date. To its knowledge, each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to any Company, would not, individually or collectively, constitute a Material Adverse Event, and to the best of each Company’s knowledge, no slogan or other advertising device, product, process, method, substance, or part or other material now employed, or now contemplated to be employed, by such Company infringes upon any rights held by any other Person. To the knowledge of any Company as of the date hereof, no infringement or claim of infringement by others of any material Intellectual Property, license, permit, trade name, or other intellectual property of any Company exists, other than claims which will not result in a Material Adverse Event.

8.19    Full Disclosure. Each material fact or condition relating to the Loan Papers or the financial condition, business, or property of any Company has been disclosed to Administrative Agent. All reports, financial statements, certificates, and other information furnished by any Company to Administrative Agent in connection with the Loan Papers on or before the Closing Date was, taken as a whole, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.
8.20    Insurance. The properties of the Companies are insured with financially sound and reputable insurance companies not Affiliates of the Companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Companies operate.
8.21    Compliance with Laws. Each Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction, or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Event.
8.22    OFAC. No Company, or, to the knowledge of any Company, any director, officer, employee, agent or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is currently the target of any Sanctions, and no Company is located, organized or resident in a Designated Jurisdiction.
8.23    Anti-Corruption Laws. Each Company is in compliance in all material respects with Anti-Corruption Laws applicable to such Company, and each Company has instituted and maintains compliance policies and procedures applicable to such Company with respect to applicable Anti-Corruption Laws.
8.24    Taxpayer Identification Number. The true and correct U.S. taxpayer identification number of Borrower and each Restricted Subsidiary is set forth on Schedule 8.24.
8.25    ~~EEA~~Affected Financial Institution Neither Borrower nor any Guarantor is an ~~EEA~~Affected Financial Institution.
8.26    Beneficial Ownership As of the Closing Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects.
SECTION 9    AFFIRMATIVE COVENANTS. So long as Lenders are committed to fund Loans and the L/C Issuers are committed to issue L/Cs under this Agreement, and thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:
9.1    Items to be Furnished. Borrower shall cause the following to be furnished to each Lender:
(a)    With respect to each fiscal year of the Companies, within 5 Business Days after the date required to be filed with the Securities and Exchange Commission as part of the Companies’ periodic reporting, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by: (A) the unqualified opinion of a “Registered Public Accounting Firm” (as such term is specified in the Securities Laws) of nationally-recognized standing, based on an audit using generally accepted auditing standards and applicable Securities Laws, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies; provided, that such opinion may include appropriate qualifications related to any actual or potential impact, direct or indirect, arising as a result of or related to (or could reasonably be expected to arise out of or result from) COVID-19 on the Companies’ consolidated financial condition, (B) any management letter prepared by the accounting firm delivered in connection with its audit, (C) a certificate from the accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default, or if it obtained knowledge, the nature and period of existence thereof, and (D) a Compliance Certificate with respect to the Financial Statements.
(b)    With respect to each fiscal quarter of the Companies (other than the last fiscal quarter of each fiscal year), within 5 Business Days after the date required to be filed with the Securities and Exchange Commission as part of the Companies periodic reportings, Financial Statements showing the consolidated financial condition and results of operations of the Companies for such fiscal quarter and for the period from the beginning of the current fiscal year to the last day of such fiscal quarter, accompanied by a Compliance Certificate with respect to the Financial Statements; provided that during the Temporary Waiver Period, Borrower shall include in such Compliance Certificate, for informational purposes only, calculations of the financial covenants set forth in Section 11.
(c)    Promptly after receipt, a copy of each interim or special audit report, management letter, and recommendations issued by independent accountants with respect to any Company or its financial records.
(d)    Notice, promptly after any Company knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Restricted Company in connection with any Loan Paper, (iii) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law or ERISA (which individually or collectively with other violations or allegations is reasonably likely to constitute a Material Adverse Event), (iv) a Default or Potential Default, specifying the nature thereof and what action the Restricted Companies have taken, are taking, or propose to take, (v) any breach or nonperformance of, or default under, a Material Agreement of a Restricted Company that is reasonably likely to result in a Material Adverse Event, (vi) any material change in accounting policies or financial reporting practices by any Restricted Company, (vii) the occurrence of any Internal Control Event, or (viii) the occurrence of any event pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent, or other fiduciary or administrator of any such plan) is granted or otherwise obtains or receives the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time, directly or indirectly, 5% or more of the equity securities of VRI entitled to vote for members of the board of directors or equivalent governing body of VRI on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right). Each notice pursuant to Section 9.1(d)(iv) shall describe with particularity any and all provisions of this Agreement and any other Loan Paper that have been breached.
(e)    Promptly after filing, copies of all material reports or filings filed by or on behalf of any Company with any securities exchange or the Securities and Exchange Commission (including, without limitation, copies of each Form 10-K, Form 10-Q, and Form S-8 filed by, or on behalf of, VRI with the Securities and Exchange Commission within 15 days after filing).
(f)    Documents required to be delivered pursuant to Section 9.1(a) and (b) and Section 9.1(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 1, or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided, that: (x) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender, and (y) Borrower shall notify Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 9.1(a) and (b) to Administrative Agent. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Borrower hereby acknowledges that (a) Administrative Agent may, but shall not be obligated to, make available to Lenders and L/C Issuers materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on DebtDomain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, Joint Lead Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 15.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
(g)    Subject to the confidentiality provisions set forth in Section 15.15, promptly upon reasonable request by Administrative Agent or any Lender (through Administrative Agent), information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Companies (including, but not limited to, seasonal operating statistics, annual budgets, etc.) and opinions, certifications, and documents in addition to those mentioned in this Agreement.
(h)    With respect to the post-closing items set forth on Schedule 7.1, if any, deliver, or cause to be delivered, to Administrative Agent, all agreements, documents, instruments, or other items listed on Schedule 7.1 on or prior to the date specified for delivery thereof on Schedule 7.1.
(i)    Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation.

9.2    Use of Proceeds. Borrower will use all of the proceeds of (a) Revolving Loans, L/Cs, and L/C Borrowings for working capital, to make advances and other investments permitted by Section 10.8, to make acquisitions permitted under Section 10.11, to make capital expenditures permitted under Section 10.18, and for other general corporate purposes, and (b) Term Loans to redeem the 2019 VRI Subordinated Notes and the Vail Bonds and to consummate the Whistler Acquisition, the 2018 Acquisitions and the Peak Resorts Acquisition. No part of the proceeds of any L/C draft or drawing, any L/C Borrowing, or any Loan will be used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulation U.
9.3    Books and Records. Each Company will maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Company.
9.4    Inspections. Upon reasonable request, and subject to the confidentiality provisions set forth in Section 15.15, each Company will allow Administrative Agent (or its Representatives) to inspect any of its properties, to review reports, files, and other records, and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours; provided that when a Default exists, Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and with two (2) Business Days advance notice. Any of Lenders (or their Representatives) may accompany Administrative Agent during such inspections.
9.5    Taxes. Each Restricted Company will promptly pay when due any and all Taxes, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made; provided, however, that all such Taxes shall, in any event, be paid prior to any levy for execution in respect of any Lien on any property of a Restricted Company.
9.6    Payment of Obligations. Each Company will pay (or renew and extend) all of its obligations at such times and to such extent as may be necessary to prevent a Material Adverse Event (except for obligations, other than Funded Debt, which are being contested in good faith by appropriate proceedings).
9.7    Maintenance of Existence, Assets, and Business.
(a)    Except as otherwise permitted by Section 10.11, each Company will (i) maintain its organizational existence and good standing in its state of organization and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material Adverse Event; (ii) maintain all Water Rights, licenses, permits (including, without limitation, the Forest Service Permits), and franchises necessary for its business where failure to maintain is a Material Adverse Event; (iii) preserve or renew all of its Intellectual Property, the non-preservation of which could reasonably be expected to result in a Material Adverse Event; and (iv) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.
(b)    Subject to dispositions permitted pursuant to Section 10.10 hereof, each Existing Critical Asset owned by any Company shall be owned by either a Wholly Owned Restricted Subsidiary of Borrower or a Restricted Subsidiary of Borrower, so long as (i) such Restricted Subsidiary has provided a Guaranty and Pledge Agreement in accordance with the provisions set forth in Sections 6.1, 6.2, 9.10, or 9.11 herein, as the case may be, (ii) the stock or other equity interests in such Restricted Subsidiary owned by a Restricted Company (other than stock in the Northstar Subsidiaries and Grand Teton Lodge Company) have been pledged to Administrative Agent, for the benefit of Lenders, pursuant to a Pledge Agreement, and (iii) such Restricted Subsidiary has otherwise complied with the terms and provisions set forth in the Loan Papers, including, without limitation, Section 10.16 herein;

provided, that Unrestricted Subsidiaries may own Additional Critical Assets, so long as on the date an Unrestricted Subsidiary acquires an Additional Critical Asset, (x) the EBITDA of all Unrestricted Subsidiaries holding Additional Critical Assets does not exceed 7.5% of Adjusted EBITDA, on a consolidated basis, for the most-recently-ended four fiscal quarters, and (y) the aggregate fair market value of such assets and all other Additional Critical Assets owned by Unrestricted Subsidiaries (in each case as determined on the applicable acquisition date, without giving subsequent effect to increases or decreases in value), does not exceed 7.5% of Total Assets as of the last day of the most-recently-ended fiscal quarter.
(c)    No Restricted Company party to a Pledge Agreement will change its name in any manner (except by registering additional trade names), unless such Restricted Company shall have given Administrative Agent prior notice thereof. Borrower shall promptly notify Administrative Agent of any change in name of any other Company (except the registering of additional tradenames).
9.8    Insurance. Each Company will maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. At Administrative Agent’s request, each Company will deliver to Administrative Agent certificates of insurance for each policy of insurance and evidence of payment of all premiums.
9.9    Environmental Laws. Each Company will (a) conduct its business so as to comply in all material respects with all applicable Environmental Laws and shall promptly take required corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take action would not be a Material Adverse Event, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize material financial and other risks to each Company arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property, except where failure to comply would not be a Material Adverse Event. Borrower shall deliver reasonable evidence of compliance with the foregoing covenant to Administrative Agent within 30 days after any written request from Required Lenders, which request shall be made only if Required Lenders reasonably believe that a failure to comply with the foregoing covenant would be a Material Adverse Event.

9.10    Subsidiaries. The Companies may create or acquire additional Subsidiaries (including Unrestricted Subsidiaries); provided that (a) each Person organized under the Laws of the United States (or any state thereof) that becomes a Restricted Subsidiary after the Closing Date (whether as a result of an acquisition permitted under Section 10.11, creation, the failure of such Subsidiary to meet the requirements of an “Unrestricted Subsidiary” as set forth in the definition thereof, or otherwise) shall execute and deliver to Administrative Agent a Guaranty within 30 days after becoming a Restricted Subsidiary, (b) except as otherwise provided in Section 6.2, each Restricted Company organized under the Laws of the United States (or any state thereof) that becomes the holder of the capital stock or equity interest of each Person that becomes a Restricted Subsidiary after the Closing Date (whether as a result of an acquisition permitted under Section 10.11, creation, the failure of such Subsidiary to meet the requirements of an “Unrestricted Subsidiary” as set forth in the definition thereof, or otherwise) shall execute and deliver to Administrative Agent a Pledge Agreement, together with any related Security Documents reasonably required by Administrative Agent, pledging such capital stock or equity interests required to be pledged by it under this Agreement within 30 days after such Person becomes a Subsidiary, (c) Borrower shall deliver to Administrative Agent a revised Schedule 8.2 reflecting such new Subsidiary within 30 days after it becomes a Subsidiary, and (d) no Default or Potential Default exists or arises after giving pro forma effect to the creation, acquisition, or addition of such Subsidiary; provided, that for purposes of determining compliance, (x) Debt of each Subsidiary created or acquired shall be deemed to have been incurred on the date of such acquisition or creation, and (y) Adjusted EBITDA for the most-recently-ended four fiscal quarters shall include on a pro forma basis for such period the EBITDA of each Restricted Subsidiary created or acquired.
9.11    Designation and Re-designation of Subsidiaries.
(a)    Borrower may designate any Subsidiary as an Unrestricted Subsidiary and may re-designate any Restricted Subsidiary as an Unrestricted Subsidiary; provided, that (i) Borrower shall deliver to Administrative Agent a revised Schedule 8.2 reflecting the designation of such Subsidiary as an Unrestricted Subsidiary or the re-designation of such Restricted Subsidiary as an Unrestricted Subsidiary within 30 days after it becomes an Unrestricted Subsidiary, (ii) such Subsidiary otherwise meets (or would meet concurrently with the effectiveness of such re-designation) the requirements of an “Unrestricted Subsidiary” as set forth in the definition thereof, and (iii) no Default or Potential Default exists or will arise after giving pro forma effect to such designation or re-designation; provided, that for purposes of determining compliance (x) with Section 10.8 hereof, all outstanding loans, advances, and investments in such designated or re-designated Subsidiary shall be deemed to have been made on (and shall be valued as of) the date of such designation or re-designation, as applicable, and (y) Adjusted EBITDA for the most-recently-ended four fiscal quarters shall exclude on a pro forma basis for such period the EBITDA of such designated or re-designated Subsidiary. Subject to Section 15.9(g), Administrative Agent shall execute documentation reasonably required to release any Restricted Subsidiary which is re-designated by Borrower as an Unrestricted Subsidiary from its Guaranty.
(b)    Borrower may re-designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that (i) such Subsidiary shall have complied with Section 9.10 hereof, (ii) Borrower shall deliver to Administrative Agent a revised Schedule 8.2 reflecting the re-designation of such Unrestricted Subsidiary as a Restricted Subsidiary within 30 days after it becomes a Restricted Subsidiary, (iii) after giving effect to such re-designation, such Subsidiary is in compliance with Section 10.16, and (iv) no Default or Potential Default exists or will arise after giving pro forma effect to such re-designation; provided, that for purposes of determining compliance, (x) all existing Debt of, and loans, advances, or investments made by, such re-designated Subsidiary shall be deemed to have been incurred on the date of such re-designation, and (y) Adjusted EBITDA for the most-recently-ended four fiscal quarters shall include on a pro forma basis for such period the EBITDA of such re-designated Subsidiary.

9.12    Keepwell Requirements.
Each Qualified ECP Guarantor, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Agreement or any other Loan Paper in respect of Swap Obligations (provided, that each Qualified ECP Guarantor shall only be liable under this Section 9.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.12, or otherwise under this Agreement or any other Loan Paper, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the full and final payment of the Obligations (other than contingent Obligations for which no claim has been made), termination of the Commitments of all Lenders and L/C Issuers, and termination of all L/Cs (or cash collateralization thereof as acceptable to the applicable L/C Issuer). Each Qualified ECP Guarantor intends that this Section 9.12 constitute, and this Section 9.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
9.13    Anti-Corruption Laws.
Each Company will comply in all material respects with Anti-Corruption Laws applicable to such Company, and each Company will maintain compliance policies and procedures applicable to such Company with respect to applicable Anti-Corruption Laws.
SECTION 10    NEGATIVE COVENANTS. So long as Lenders are committed to fund Loans and the L/C Issuers are committed to issue L/Cs under this Agreement, and thereafter until the Obligation is paid in full, Borrower covenants and agrees as follows:
10.1    Taxes. No Company shall use any portion of the proceeds of any Loan to pay the wages of employees, unless a timely payment to or deposit with the U.S. of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.
10.2    Payment of Obligations. No Company shall voluntarily prepay principal of, or interest on, or tender for, repurchase, redeem, repay, defease, or discharge, Subordinated Debt or High-Yield Debt; provided, that Borrower or VRI may:
(a)    tender for, repurchase (including, without limitation, in open market transactions or private negotiated transactions), redeem, defease, or discharge Subordinated Debt or High-Yield Debt, so long as (i) on and as of the date of each such redemption, no Default or Potential Default then exists or arises, and (ii) Borrower has delivered to Administrative Agent a certificate reflecting Availability and Unrestricted Cash in an aggregate amount of at least $150,000,000 immediately after giving effect to such tender, repurchase, redemption, defeasance or discharge; and
(b)    repay Subordinated Debt or High-Yield Debt (i) with the proceeds of a Term Loan or an Incremental Term Loan, or (ii) in connection with the concurrent issuance of (A) Subordinated Debt, so long as (1) on and as of the date of such refinancing, no Default or Potential Default then exists or arises, (2) the Subordinated Debt issued in connection with such refinancing (“Replacement Subordinated Debt”) satisfies the requirements for permitted Subordinated Debt as set forth in the Loan Papers, including, without limitation, the requirements imposed by the definition of “Subordinated Debt” in Section 1.1 and by Section 10.16, and (3) such Replacement Subordinated Debt has a final maturity date later than the final maturity date of the Debt so refinanced, or (B) High-Yield Debt, so long as on and as of the date of such refinancing, no Default or Potential

Default then exists or arises and such High Yield Debt has a final maturity date later than the final maturity date of the Debt so refinanced.
10.3    Employee Plans. Except where, individually or in the aggregate, a Material Adverse Event would not result or a Lien on the assets of any Company or the Companies securing liability of any Company or the Companies (individually or when aggregated with any liability of the Companies contemplated elsewhere in this Section and in Section 8.8 and Section 8.9 herein that is reasonably likely to be secured by Liens) in excess of the Threshold Amount is likely to result, no Company or any ERISA Affiliate shall permit any of the events or circumstances described in Section 8.10 to exist or occur.
10.4    Debt. No Company shall create, incur or suffer to exist any Debt, other than Permitted Debt.
10.5    Liens. No Company shall create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, other than Permitted Liens.
10.6    Transactions with Affiliates. Except for transactions which do not, in the aggregate, cost the Restricted Companies more than $2,000,000 in any fiscal year, no Restricted Company shall enter into or suffer to exist any transaction with any Affiliate (other than another Restricted Company), or guaranty, obtain any letter of credit or similar instrument in support of, or create, incur, or suffer to exist any Lien upon any of its assets as security for, any Debt or other obligation of any Affiliate (other than Debts or other obligations of another Restricted Company) unless (a) such transaction is an advance or equity contribution to an Unrestricted Subsidiary permitted by Sections 10.8(j) or 10.8(l) or to a Person (other than a Company) in which a Restricted Company has made an investment permitted by Section 10.8(m), (b) such transaction is described in Section 10.9 or on Schedule 8.13, (c) such transaction is an investment in employee residences permitted by Section 10.8(n)(iii), or (d) such transaction is upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm’s-length transaction with a Person that was not its Affiliate; provided, that any Restricted Company may enter into Permitted Recourse Obligations or guarantees or other credit support permitted by clause (h)(ii) of the definition of “Permitted Debt” in support of obligations of Unrestricted Subsidiaries, so long as no Default or Potential Default then exists or arises.
10.7    Compliance with Laws and Documents. No Company shall (a) violate the provisions of any Laws or rulings of any Governmental Authority applicable to it or of any Material Agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate the provisions of its organizational documents if such violation would cause a Material Adverse Event, or (c) repeal, replace, or amend any provision of its organizational documents if that action would be a Material Adverse Event.
10.8    Loans, Advances and Investments. No Restricted Company shall make or suffer to exist any loan, advance, extension of credit or capital contribution to, make any investment in, purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, or permit to exist Permitted Recourse Obligations constituting Debt, other than:
(a)    expense accounts for and other loans or advances to its directors, officers, and employees in the ordinary course of business in accordance with applicable Law;
(b)    marketable obligations issued or unconditionally guaranteed by an Approved Jurisdiction or issued by an agency of an Approved Jurisdiction and backed by the full faith and credit of such Approved Jurisdiction, in each case maturing within one year from the date of acquisition;
(c)    short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or similar agency of an Approved Jurisdiction or are issued by commercial banks organized under the Laws of an Approved Jurisdiction or any state or province of an Approved Jurisdiction having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition);
(d)    commercial paper and similar obligations rated “P-1” by Moody’s or “A‑1” by S&P;
(e)    readily marketable Tax-free municipal bonds of a domestic issuer rated “A‑2” or better by Moody’s or “A” or better by S&P, and maturing within one year from the date of issuance;
(f)    mutual funds or money market accounts investing primarily in items described in clauses (b) through (e) above;
(g)    demand deposit accounts maintained in the ordinary course of business;
(h)    current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms;
(i)    Financial Hedges existing on the date hereof which have previously been approved by Administrative Agent and other Financial Hedges entered into after the date hereof under terms reasonably acceptable to Administrative Agent;
(j)    loans, advances, and investments of the Restricted Companies existing as of April 30, 2018 (i) in the Existing Housing Districts, Existing Metro Districts, and Keystone/IntraWest LLC, which investments are identified on part (a) of Schedule 10.8, and (ii) in Persons other than Restricted Companies, Existing Housing Districts, Existing Metro Districts, and Keystone IntraWest LLC, which loans and investments are identified on part (b) of Schedule 10.8;
(k)    additional loans, advances, and investments in Restricted Companies, including, without limitation, investments in Persons that become Restricted Subsidiaries upon transactions consummated in compliance with Section 10.11 herein;
(l)    loans, advances, and investments in Similar Businesses (including, without limitation, any loans, advances, and investments made in any Unrestricted Subsidiaries in a Similar Business and the amount of any Permitted Recourse Obligations constituting Debt and other credit support and contingent obligations with respect to Debt of such Unrestricted Subsidiaries), so long as (i) no Default or Potential Default exists or arises, and (ii) the aggregate amount of all loans, advances, and investments made pursuant to this clause (l) (determined with respect to each such loan and advance based on the value thereof on the date of determination, determined with respect to each such investment based on the value thereof on the date made, and determined with respect to each such Permitted Recourse Obligation constituting Debt and other credit support and contingent obligation based on the maximum potential financial exposure therefrom on the date of determination) does not exceed the Investment Limit (Similar Businesses);
(m)    loans, advances, and investments in joint ventures in which a Restricted Company has an Equity Interest (including, without limitation, credit support and contingent obligations with respect to Debt of such joint ventures), so long as (i) no Default or Potential Default exists or arises, and (ii) the aggregate amount of all loans, advances, and investments made pursuant to this clause (m) (determined with respect to each such loan and advance based on the value thereof on the date of determination, determined with respect to each such investment based on the value thereof on the date made, and determined with respect to each such credit support and contingent obligation based on the maximum potential financial exposure therefrom on the date of determination) does not exceed the Investment Limit (Joint Ventures);

(n)    the following investments:
(i)    a capital contribution, in an amount not to exceed $650,000, in Boulder/Beaver LLC;
(ii)    workers compensation reserve account, established pursuant to a self-insurance permit from the Department of Labor or comparable agency in any state in which the Companies’ businesses are located, invested exclusively in items described in clauses (b) through (f) above; and
(iii)    loans and contributions to employees for investments in employee residences as part of such employees’ compensation packages not to exceed $10,000,000 in the aggregate;
(o)    so long as no Default or Potential Default exists or arises, investments set forth on part (c) of Schedule 10.8, which investments are made (i) as a result of the exercise of put options by the owners thereof, and (ii) in accordance with the agreements set forth on part (c) of Schedule 10.8 as in effect on the Closing Date;
(p)    short-term repurchase agreements with major banks and authorized dealers, fully collateralized to at least 100% of market value by marketable obligations issued or unconditionally guaranteed by an Approved Jurisdiction or issued by any agency of an Approved Jurisdiction and backed by the full faith and credit of such Approved Jurisdiction;
(q)    short-term variable rate demand notes that invest in tax-free municipal bonds of domestic issuers rated “A-2” or better by Moody’s or “A” or better by S&P that are supported by irrevocable letters of credit issued by commercial banks organized under the laws of an Approved Jurisdiction or any state or province of an Approved Jurisdiction having combined capital, surplus, and undivided profits of not less than $100,000,000;
(r)    so long as no Default or Potential Default exists or arises, loans to Persons in which a Restricted Company does not have an Equity Interest, so long as the aggregate amount of all loans made pursuant to this clause (r) (determined with respect to each such loan based on the value thereof on the date of determination) does not exceed $15,000,000;
(s)    Permitted Recourse Obligations not constituting Debt; provided, that, for the avoidance of doubt, if an event or circumstance occurs that triggers a direct payment liability or reimbursement obligation (as opposed to a contingent or performance obligation) of any Restricted Company to a lender or other party to whom such Permitted Recourse Obligation is owed, then such Permitted Recourse Obligation will no longer be permitted pursuant to this clause (s);
(t)    loans, advances, and investments in Similar Businesses (including, without limitation, any loans, advances, and investments made in any Unrestricted Subsidiaries in a Similar Business and the amount of any Permitted Recourse Obligations constituting Debt and other credit support and contingent obligations with respect to Debt of such Unrestricted Subsidiaries) or joint ventures in which a Restricted Company has an Equity Interest (including, without limitation, credit support and contingent obligations with respect to Debt of such joint ventures), so long as (i) no Default or Potential Default exists or arises, (ii) Borrower has delivered to Administrative Agent a certificate reflecting Availability and Unrestricted Cash in an aggregate amount of at least $150,000,000 immediately after giving effect to such loan, advance, or investment, and (iii) the Total Leverage Ratio is less than 3.75 to 1.00;
(u)    (i) loans, advances, investments in the Whistler Acquisition Subsidiaries required to consummate the Whistler Acquisition and (ii) loans, advances, investments in the Peak Resorts Acquisition Subsidiaries to consummate the Peak Resorts Acquisition;

(v)    loans, advances, and investments in Unrestricted Subsidiaries as contemplated by the Whistler Acquisition Agreement, in an equivalent amount to any Distributions made by the Borrower and permitted pursuant to Section 10.9, in order to enable an equivalent Distribution to be made to the holders of the Equity Interests of Exchangeco or any successor entity thereto.
10.9    Distributions. Except as set forth on Schedule 10.9, no Company shall make any Distribution, except as follows:
(a)    VRI may make payments of approximately $100,000 accruing to certain option holders;
(b)    any Company may make Distributions to a Restricted Company and any Unrestricted Subsidiary may make Distributions ratably to the holders of its Equity Interests or otherwise in accordance with the organizational documents of such Unrestricted Subsidiary;
(c)    if VRI issues any Subordinated Debt which is subsequently converted to preferred stock, VRI may, if no Default or Potential Default exists (or would result therefrom), pay dividends on such stock at an annual rate which is less than or equal to the annual rate of interest payable on such Subordinated Debt prior to its conversion, so long as the terms on such preferred stock are no more favorable to the holders of the preferred stock than the terms afforded to the holders of the Subordinated Debt set forth in the indenture and other documents evidencing or executed in connection with such Subordinated Debt;
(d)    VRI may make additional Distributions as follows:
(i)    if (A) no Default or Potential Default exists or arises, (B) Borrower has delivered to Administrative Agent a certificate reflecting Availability and Unrestricted Cash in an aggregate amount of at least $150,000,000 immediately after giving effect to such Distribution, and (C) the Total Leverage Ratio equals or exceeds 3.75 to 1.00, then VRI may make Distributions in an amount, when aggregated with all other Distributions by VRI from and after the Closing Date (including, without limitation, all Distributions pursuant to this clause (d)(i), but excluding all Distributions pursuant to clauses (d)(ii), (d)(iii) and (e) through (h) below), not to exceed the sum of (v) $200,000,000, plus (w) 50% of Consolidated Net Income from and after February 1, 2014 (determined as of the last day of the most-recently-ended fiscal quarter of the Restricted Companies), minus (x) if Consolidated Net Income from and after February 1, 2014 (determined as of the last day of the most-recently-ended fiscal quarter of the Restricted Companies) is a deficit, 100% of such deficit, plus (y) 100% of the Restricted Companies’ net cash proceeds from the issuance of Equity Interests by any Restricted Company from and after the Closing Date, minus (z) the sum of repayments of Subordinated Debt or High-Yield Debt pursuant to Section 10.2(a) (other than any such repayment in connection with a refinancing of Subordinated Debt or High-Yield Debt permitted under this Agreement);
(ii)    if (A) no Default or Potential Default exists or arises, (B) Borrower has delivered to Administrative Agent a certificate reflecting Availability and Unrestricted Cash in an aggregate amount of at least $75,000,000 immediately after giving effect to such Distribution, and (C) the Total Leverage Ratio is less than 3.75 to 1.00, then VRI may make Distributions in an unlimited amount; and
1.if no Default or Potential Default exists or arises, then VRI may pay dividends in an amount not to exceed, for any fiscal quarter, the greater of (a) $105,000,000, or (b) an amount equal to twenty percent (20%) of Adjusted EBITDA for the trailing twelve month period ended on the last day of the most-recently ended fiscal quarter (as calculated in the Compliance Certificate most-recently delivered pursuant to Section 9.1(a) or (b));
(e)    if no Default or Potential Default exists or arises, VRI may make Distributions on Equity Interests (other than Disqualified Equity Interests) payable solely in the form of common stock or other common equity interests of VRI; provided, that VRI may make Distributions on Disqualified Equity Interests in the form of additional Disqualified Equity Interests of the same type;
(f)    if no Default or Potential Default exists or arises, the Companies may make Distributions to their respective employees, officers, or directors in an aggregate amount not exceeding $2,000,000 in any twelve (12) month period;
(g)    so long as no Default or Potential Default exists or arises, the redemption, repurchase, or other acquisition of Equity Interests of VRI in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of VRI) of, Equity Interests of VRI (except for any such redemption, repurchase, or acquisition effected through the concurrent issuance of Disqualified Equity Interests of the same type); and
(h)     so long as no Default or Potential Default exists or arises, any Restricted Company may make Distributions of net cash proceeds from Designated Condominium Sales.
10.10    Sale of Assets. No Restricted Company may sell, assign, lease, transfer, or otherwise dispose of Critical Assets in an aggregate amount (taking into account all dispositions after the Closing Date) in excess of 10% of Total Assets (measured prior to giving effect to such sale, assignment, lease transfer or disposal), if the ratio described in Section 11.1 would, on a pro forma basis (taking the disposition into account), increase as a result of such disposition.

10.11    Acquisitions, Mergers, and Dissolutions.
(a)    A Restricted Company may not acquire all or any substantial portion of the capital stock (or other equity or voting interests) of any other Person, acquire all or any substantial portion of the assets of any other Person, merge or consolidate with any other Person, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), except as follows:
(i)    any Restricted Subsidiary may acquire all or any substantial portion of the capital stock (or other equity or voting interests) issued by any other Restricted Subsidiary, acquire all or any substantial portion of the assets of any other Restricted Subsidiary, and merge or consolidate with any other Restricted Subsidiary (and, in the case of such merger or consolidation or, in the case of the conveyance or distribution of such assets, the non-surviving or selling entity, as the case may be, may be liquidated, wound up or dissolved), so long as:
(A)    with respect to a merger or consolidation, (1) if Borrower is a party to such merger or consolidation, then Borrower is the surviving entity, (2) if Borrower is not a party to such merger or consolidation, then (I) a Restricted Subsidiary is the surviving entity, and (II) if the surviving entity will own Critical Assets, then a Restricted Subsidiary of Borrower is the surviving entity, and (3) the surviving entity delivers Guaranties and Security Documents to the extent required under Section 9.10; and
(B)    to the extent Critical Assets are acquired by a Restricted Subsidiary in connection with the foregoing transactions, such Restricted Subsidiary must be in compliance with Section 9.7(b) after giving effect thereto; and
(ii)    any Restricted Subsidiary may acquire all or any substantial portion of the capital stock (or other equity or voting interests) issued by any Person (other than a Restricted Company), acquire all or any substantial portion of the assets of any Person (other than a Restricted Company), or merge or consolidate with any other Person (other than a Restricted Company) (and, in the case of such merger or consolidation, the non-surviving entity may be liquidated, wound up or dissolved), so long as:
(A)    with respect to a merger or consolidation, (1) if Borrower is a party to such merger or consolidation, then Borrower is the surviving entity, (2) if Borrower is not a party to such merger or consolidation, then (I) a Restricted Subsidiary is the surviving entity, and (II) if the surviving entity will own Critical Assets, then a Restricted Subsidiary of Borrower is the surviving entity, and (3) the surviving entity delivers Guaranties and Security Documents to the extent required under Section 9.10;
(B)    to the extent Critical Assets are acquired by a Restricted Company in connection with the foregoing transactions, such Restricted Company must be in compliance with Section 9.7(b) after giving effect thereto;
(C)    Borrower certifies in writing to Administrative Agent as follows (with such calculations and other supporting evidence attached thereto as Administrative Agent shall request):
(1)    the ratio of Net Funded Debt on the closing date of the transaction to Adjusted EBITDA for the most-recently-ended four fiscal quarters, after giving pro forma effect to the transaction, is less than or equal to 5.00 to 1.00,
(2)    such other Person is engaged in a business in which a Restricted Company would be permitted to engage under Section 10.14,
(3)    as of the closing of any such transaction, the transaction has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired,

(4)    as of the closing of any transaction, after giving effect to such acquisition or merger, the acquiring party is Solvent and the Companies, on a consolidated basis, are Solvent, and
(5)    as of the closing of any transaction, no Default or Potential Default exists or shall occur as a result of, and after giving effect to, such transaction, and
(D)    in respect of any such transaction for which the sum of the Purchase Price exceeds $50,000,000, Borrower delivers to Administrative Agent (1) at least 15 days prior to the closing date of the transaction, a written description of the transaction, including the funding sources, the Purchase Price, calculations demonstrating pro forma compliance with the terms and conditions of the Loan Papers after giving effect to the transaction (including compliance with the Companies’ applicable financial covenants), and estimates of any actual and identifiable cost synergies, and a draft of the applicable purchase agreement or merger agreement (provided, however, that if a draft of the applicable purchase agreement or merger agreement is not available at least 15 days prior to the closing date of the transaction, then such draft may be delivered as soon as available, but in any event no later than 5 days prior to the closing date of the transaction), and (2) on or prior to the closing date of the transaction, a copy of the executed purchase agreement or executed merger agreement relating to the transaction (and, to the extent available, all schedules and exhibits thereto).
(iii)    VRI, VHI and the Whistler Acquisition Subsidiaries may consummate the Whistler Acquisition.
(iv)    the Company, VRAD Holdings, Inc. and the Peak Resorts Acquisition Subsidiaries may consummate the Peak Resorts Acquisition
(b)    Any Company (other than VRI or Borrower) that does not own any assets may be dissolved provided that Borrower gives Administrative Agent prior written notice of such dissolution.
(c)    No limited liability company organized or formed under the laws of the State of Delaware (a “Delaware LLC”) shall divide into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act without giving Administrative Agent prior written notice of such division.

10.12    Assignment. No Company shall assign or transfer any of its Rights or cause to be delegated its duties or obligations under any of the Loan Papers.
10.13    Fiscal Year and Accounting Methods. No Company shall change its method of accounting (other than immaterial changes in methods or as required by GAAP), nor, without first obtaining Administrative Agent’s written consent, change its fiscal year. In the event that any Company changes its fiscal year, to the extent requested by Administrative Agent or Required Lenders, Borrower, Administrative Agent, Required Lenders, and Guarantors agree to negotiate such amendments to this Agreement and other Loan Papers as necessary to effect the change of its fiscal year.
10.14    New Businesses. No Restricted Company shall engage in any business, except the businesses in which they are engaged on the Closing Date and any other Similar Business; provided, however, that the foregoing shall not be construed to prohibit the cessation by any Company of its business activities or the sale or transfer of the business or assets of such Company to the extent not otherwise prohibited by this Agreement.
10.15    Government Regulations. No Company shall conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended.
10.16    Burdensome Agreements. No Company shall enter into, incur, or permit to exist any agreement or other arrangement (other than this Agreement or any other Loan Paper) that prohibits, restricts, or imposes any condition upon (a) the ability of any Restricted Company to create, incur, or permit to exist any Lien upon any of its property or assets securing Debt, or (b) the ability of any Restricted Company to pay dividends or other Distributions with respect to any shares of its capital stock to Borrower or any Guarantor, to otherwise transfer property or assets to Borrower or any Guarantor, to make or repay loans or advances to Borrower or any other Guarantor, or to guarantee the Debt of Borrower; provided, that (x) clauses (a) and (b) above shall not apply to (A) restrictions and conditions (1) imposed by Law, the Loan Papers, or any documentation for Debt constituting “Permitted Debt” under clauses (d), (l), (n) (solely with respect to Debt existing at the time of such acquisition, except to the extent entered into in connection therewith or in contemplation thereof), or (q) of the definition thereof, so long as such restrictions do not prevent, impede, or impair (I) the creation of Liens and Guaranties in favor of Lenders under the Loan Papers or (II) the satisfaction of the obligations of Borrower and Guarantors under the Loan Papers, (2) contained in agreements relating to the sale of a Subsidiary or other asset, so long as the sale of such Subsidiary or other asset is permitted pursuant to this Agreement, and (3) contained in agreements set forth on Schedule 10.16, (B) the Northstar Leases, and (C) the Canyons-Park City Lease as in effect on the Closing Date, and (y) clause (a) above shall not apply to customary provisions in leases and other agreements restricting the assignment thereof or the granting of Liens on leased or licensed property.
10.17    Use of Proceeds. Borrower shall not, and Borrower shall not permit any other Restricted Company to, use any part of the proceeds of any Loan, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations U or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).
10.18    Capital Improvements. The Restricted Companies may not make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding (a) normal replacements and maintenance which are properly charged to current operations, (b) such expenditures relating to real estate held for resale, and (c) for the avoidance of doubt, such expenditures which are included as part of an acquisition of all or any substantial portion of the capital stock (or other equity or voting interests) of any other Person or all or any substantial portion of the assets of any other Person, in each case as permitted by, and made in accordance with, Section 10.11(b) (including the transactions contemplated by the Canyons-Park City Lease)), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the

Restricted Companies during any fiscal year, an amount equal to 15% of Total Assets (the “Capital Expenditures Basket”); provided, that, on any date of determination in any fiscal year, any unused portion of the Capital Expenditures Basket for the prior fiscal year can be used for capital expenditures during the current fiscal year after the Capital Expenditures Basket for the current fiscal year has been used in its entirety.
10.19    Subsidiaries. (a) VRI shall have no direct Subsidiaries other than Borrower and Gillett, (b) Gillett shall have no Subsidiaries, and VRI shall not permit Gillett to have any Subsidiaries, and (c) Gillett shall not own any Critical Assets, and VRI shall not permit Gillett to own any Critical Assets.
10.20    Sanctions. Borrower shall not, and Borrower shall not permit any other Restricted Company to, directly or indirectly, use the proceeds of any Loan or otherwise make available such proceeds (a) to fund any activities of or business with any individual or entity that, at the time of such funding, is a Sanctioned Person or is in any Designated Jurisdiction, (b) in any other manner that will result in a violation by Borrower, any Restricted Company or any individual or entity participating in the transaction, whether as Lender, Joint Lead Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise, of Sanctions, or (c) for any purpose which would breach any Anti-Corruption Law.
10.21    Temporary Waiver Period. Notwithstanding anything to the contrary contained herein, so long as the Temporary Waiver Period is continuing, the following provisions will apply:
(a)    Borrower agrees to comply, and cause each Company to comply, with the following:
(i)    No Company will make any capital expenditures permitted under Section 10.18 except for (A) non-recurring extraordinary capital expenditures incurred in connection with emergency repairs, life safety repairs or ordinary course maintenance repairs or (B) other capital expenditures not to exceed, for any twelve month period ending January 31, $200,000,000 in the aggregate;
(ii)    The Restricted Companies shall maintain Availability and Unrestricted Cash, on the last day of each month, in an aggregate amount of not less than $150,000,000;
(iii)    None of the Borrower or any Guarantor will incur any Debt secured by the Collateral other than Revolver Loans and L/Cs Borrowings, in each case, pursuant to Revolver Commitments in effect on the Third Amendment Closing Date;
(iv)    VRI will not make any Distributions unless (A) no Default or Potential Default exists or arises after giving effect to such Distribution, (B) the Restricted Companies have Availability and Unrestricted Cash in an aggregate amount of at least $400,000,000 immediately after giving effect to such Distribution and (C) such Distributions do not exceed $38,200,000 in the aggregate per fiscal quarter;
(v)    No Company will make or suffer to exist any loan, advance, extension of credit or capital contribution to, make any investment in, purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, or Permitted Recourse Obligations constituting Debt other than to (i) Restricted Companies, (ii) Unrestricted Subsidiaries (x) in the ordinary course of business or (y) if the Restricted Companies have Availability and Unrestricted Cash in an aggregate amount of at least $300,000,000 immediately after giving effect to such transaction, or (iii) Persons other than the Companies in an amount not greater than $50,000,000 in the aggregate during the Temporary Waiver Period;

(vi)    No Company will acquire all or a majority of the capital stock (or other equity or voting interests) issued by any Person, acquire all or any substantial portion of the assets of any Person, or merge or consolidate with any other Person;
(vii)    Borrower shall apply the net cash proceeds received from the sale, assignment, lease, transfer or other disposition of a Restricted Company’s assets with a fair market value in excess of $15,000,000 towards repayment of the Revolver Principal Debt or the Term Revolver Principal Debt, as directed by Borrower; and
(b)    On the Third Amendment Closing Date, in order to accommodate the establishment of differing rate floors for the portion of any Term Loans for which Borrower has entered into Financial Hedges for purposes of hedging its exposure to fluctuations in the Eurocurrency Rate and the portion of any Term Loans for which Borrower has not entered into Financial Hedges for purposes of hedging its exposure to fluctuations in the Eurocurrency Rate, the Term Loans will be split into the Term Hedged Tranche and the Term Unhedged Tranche. Each Term Loan Lender will hold each of the Term Hedged Tranche and the Term Unhedged Tranche ratably in accordance with such Term Loan Lender’s Commitment Percentage of the Term Loan Facility, as set forth on Schedule 1-A on the Third Amendment Closing Date (as the same may be updated from time to time by Administrative Agent after receipt of a Hedge Change Notice). Other than with respect to the differing rate floors during the Temporary Waiver Period, the Interest Periods and all other payment and interest terms applicable to the Term Loans will be applicable to the Term Hedged Tranche and the Term Unhedged Tranche. Borrower will provide Administrative Agent notice within five Business Days after any change in the amount of Term Loans for which Borrower has entered into Financial Hedges (a “Hedge Change Notice”). Administrative Agent will then adjust the Register and Schedule 1-A in the amount of the Term Hedged Tranche and the Term Unhedged Tranche in accordance with such notice as soon as administratively feasible, but in any event within ten Business Days of receipt of a Hedge Change Notice. If, as a result of Borrower’s failure to deliver a Hedge Change Notice to Administrative Agent for any reason, Administrative Agent or the Required Lenders determine that a delivery of a Hedge Change Notice would have resulted in higher pricing for such period as a result of a higher interest rate floor, Borrower shall, retroactively to the date that the Hedge Change Notice should have been delivered, be obligated to pay to Administrative Agent for the account of the Term Loan Lenders promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent or any Term Loan Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. As soon as administratively feasible, but in any event with ten Business Days, after the termination of the Temporary Waiver Period, the Administrative Agent will combine the Term Hedged Tranche and the Term Unhedged Tranche such that the multiple tranches of Term Loans no longer exist.

SECTION 11        FINANCIAL COVENANTS. ~~So~~Other than during the Temporary Waiver Period, so long as Lenders are committed to fund Loans and the L/C Issuers are committed to issue L/Cs under this Agreement, and thereafter until the Obligation is paid and performed in full (except for provisions under the Loan Papers expressly intended to survive payment of the Obligation and termination of the Loan Papers), Borrower covenants and agrees to comply with each of the following ratios. Borrower shall calculate each such ratio after giving effect to the provisions of Section 1.3 hereof.
11.1    Maximum Leverage ~~Ratios~~Ratio. As calculated as of the last day of each fiscal quarter of the Restricted Companies set forth below, the Restricted Companies shall not permit the ratio of (a) the unpaid principal amount of Net Funded Debt existing as of such last day to (b) Adjusted EBITDA for the four fiscal quarters ending on such last day to exceed ~~5.00~~: (A) 6.25 to 1.00 for the first full fiscal quarter ending after the expiration of the Temporary Waiver Period, (B) 5.75 to 1.00 for the second full fiscal quarter ending after the expiration of the Temporary Waiver Period, (C) 5.25 to 1.00 for the third full fiscal quarter ending after the expiration of the Temporary Waiver Period, and (D) 5.00 to 1.00 for the fourth full fiscal quarter ending after the expiration of the Temporary Waiver Period and for each fiscal quarter thereafter.
11.2    Interest Coverage Ratio. As calculated as of the last day of each fiscal quarter of the Restricted Companies, the Restricted Companies shall not permit the ratio of (a) Adjusted EBITDA for the four fiscal quarters ending on such last day to (b) interest on Funded Debt (excluding amortization of deferred financing costs and original issue discounts and provided that, with respect to any Capital Lease permitted under this Agreement, interest attributable thereto shall be limited to that portion of the lease payments that is characterized as an interest expense under GAAP and paid in cash during the applicable period) in such four fiscal quarters to be less than 2.00 to 1.00.
For the avoidance of doubt, during the Temporary Waiver Period, Borrower shall have no obligation to satisfy any of the financial covenants set forth in this Section 11.
SECTION 12        DEFAULT. The term “Default” means the occurrence of any one or more of the following events:
12.1    Payment of Obligation. The failure or refusal of any Company to pay (a) any principal payment contemplated by Sections 3.2(b) and 3.2(c) of this Agreement after such payment becomes due and payable hereunder, (b) any principal payment (other than those contemplated by Sections 3.2(b) and 3.2(c)) or interest payment contemplated to be made hereunder within 3 Business Days after demand therefor by Administrative Agent, (c) any amount contemplated to be paid hereunder in respect of fees, costs, expenses, or indemnities within 10 Business Days after demand therefor by Administrative Agent and (d) any amount in respect of its reimbursement obligations in connection with any drawing under an L/C (including, without limitation, any L/C Borrowing) within 3 Business Days after demand therefor by Administrative Agent.
12.2    Covenants. The failure or refusal of any Company to punctually and properly perform, observe, and comply with:
(a)    Any covenant, agreement, or condition applicable to it contained in Sections 9.2, 10 (other than Sections 10.1, 10.3, 10.6, and 10.7), or 11; or
(b)    Any other covenant, agreement, or condition applicable to it contained in any Loan Paper (other than the covenants to pay the Obligation and the covenants in clause (a) preceding), and such failure or refusal continues for 30 days.

12.3    Debtor Relief. Any Restricted Company (a) fails, or admits in writing its inability, to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Papers (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing), (d) becomes subject to an order for relief granted under the Bankruptcy Reform Act of 1978, as amended from time to time (other than as a creditor or claimant), or (e) takes any action to authorize any of the foregoing actions set forth in clauses (a) through (d) herein.
12.4    Judgments and Attachments. Any Restricted Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $15,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any assets of any Restricted Company having a value (individually or collectively) of $15,000,000, which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.
12.5    Government Action. Any Governmental Authority condemns, seizes, or otherwise appropriates, or takes custody or control of all or any substantial portion of the Critical Assets.
12.6    Misrepresentation. Any material representation or warranty made or deemed made by any Company in connection with any Loan Paper at any time proves to have been materially incorrect when made.
12.7    Ownership. There shall occur a Change of Control Transaction.
12.8    Default Under Other Agreements. Subject to Section 12.9 below, (a) any Restricted Company fails to pay when due (after lapse of any applicable grace period) any recourse Debt in excess (individually or collectively) of $15,000,000; or (b) any default exists under any agreement to which any Restricted Company is a party, the effect of which is to cause, or to permit any Person (other than a Restricted Company) to cause, any recourse obligation in excess (individually or collectively) of $15,000,000 to become due and payable by any Restricted Company before its stated maturity, except to the extent such obligation is declared to be due and payable as a result of the sale of any asset to which it relates.
12.9    Subordinated Debt.
(a)    (i) The occurrence of any “default,” “event of default,” or other breach under or with respect to any Subordinated Debt, which “default,” “event of default,” or other breach remains uncured (after lapse of any applicable cure periods) on any date of determination; (ii) the trustee with respect to, or any holder of, any Subordinated Debt shall effectively declare all or any portion of such Debt or obligation thereunder due and payable prior to the stated maturity thereof; or (iii) any obligations under the Subordinated Debt become due before its stated maturity by acceleration of the maturity thereof.
(b)    The payment directly or indirectly (including, without limitation, any payment in respect of any sinking fund, defeasance, redemption, or payment of any dividend or distribution) by any Company of any amount of any Subordinated Debt in a manner or at a time during which such payment is not permitted under the terms of the Loan Papers or under any instrument or document evidencing or creating the Subordinated Debt, including, without limitation, any subordination provisions set forth therein, or if an event shall occur, including, without limitation, a “Change of Control” as defined in any agreement evidencing or creating the Subordinated Debt, and (i) such event results in the ability of the trustee or the holders of any such Debt or obligation to request or require (or any Company shall automatically be so required) to redeem or repurchase such Debt or obligation, or (ii) any

Company shall initiate notice of redemption to holders of the Subordinated Debt or obligation, in connection with a redemption of any Debt or obligation arising under such agreements or instruments.
12.10    Validity and Enforceability of Loan Papers. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Paper at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested by any Company party thereto or any Company denies that it has any further liability or obligations under any Loan Paper to which it is a party.
12.11    Employee Plans. Except where the occurrence or existence, individually or in the aggregate, is not a Material Adverse Event or, in any event, likely to result in a Lien on the assets of any Company or the Companies securing liability for any Company or the Companies (individually or when aggregated with any liability of the Companies contemplated by Section 8.8 and Section 8.9 herein that is reasonably likely to be secured by Liens) in excess of the Threshold Amount, (a) an Employee Plan or Multiemployer Plan, as applicable, has any “unpaid minimum required contribution” (as described in section 4971(c)(4) of the Code), whether or not waived, or any “accumulated funding deficiency” (as defined in section 302 of ERISA or section 412 of the Code), (b) a Company or an ERISA Affiliate incurs liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums paid when due), (c) a Company or an ERISA Affiliate withdraws in whole or in part from participation in a Multiemployer Plan, (d) a Company, an ERISA Affiliate, or a Multiemployer Plan to which a Company or any ERISA Affiliate contributes to or has contributed to, receives notice concerning the determination that the Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (e) a Company or an ERISA Affiliate engages in any “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the Code), or (f) a “reportable event” (as defined in section 4043 of ERISA) occurs with respect to an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

SECTION 13	RIGHTS AND REMEDIES.
13.1    Remedies Upon Default.
(a)    If a Default exists under Section 12.3, the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever, and Borrower must provide cash collateral in an amount equal to the then-existing L/C Exposure.
(b)    If any Default exists, subject to the terms of Section 14.5, Administrative Agent may (with the consent of, and must, upon the request of, Required Lenders), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 13.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the Commitments of Lenders; (iii) reduce any claim to judgment; (iv) demand Borrower to provide cash collateral in an amount equal to the L/C Exposure then existing; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction.
13.2    Company Waivers. To the extent permitted by Law, each Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

13.3    Performance by Administrative Agent. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, Administrative Agent may, while a Default exists, at its option (but subject to the approval of Required Lenders), perform, or attempt to perform that covenant, duty, or agreement on behalf of that Company (and any amount expended by Administrative Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Administrative Agent’s expenditure until paid). However, Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.
13.4    Not in Control. None of the covenants or other provisions contained in any Loan Paper shall, or shall be deemed to, give Administrative Agent, the L/C Issuers, or Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company; the power of Administrative Agent, the L/C Issuers, and Lenders is limited to the Right to exercise the remedies provided in this Section 13.
13.5    Course of Dealing. The acceptance by Administrative Agent or Lenders of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, the L/C Issuers, Required Lenders, Required Revolver Lenders, Required Term Loan Lenders or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, the L/C Issuers, Required Lenders, Required Revolver Lenders, Required Term Loan Lenders or Lenders in exercising any Right under the Loan Papers will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.
13.6    Cumulative Rights. Notwithstanding anything to the contrary provided herein, all Rights available to Administrative Agent, the L/C Issuers, Required Lenders, Required Revolver Lenders, Required Term Loan Lenders and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent, the L/C Issuers, Required Lenders, Required Revolver Lenders, Required Term Loan Lenders and Lenders at Law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent, the L/C Issuers, Required Lenders, Required Revolver Lenders, Required Term Loan Lenders or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.
13.7    Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Paper, the authority to enforce rights and remedies hereunder and under the other Loan Papers against the Companies or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 13.1 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Papers, (b) the L/C Issuers or the Swing Line Lenders from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Paper, (c) any Lender from exercising setoff rights in accordance with Section 15.13 (subject to the terms of Section 3.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Company under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Paper, then (i) Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 13.1 and (ii) in addition to the matters set forth in clauses (b), (c), and (d) of the preceding proviso and subject to Section 3.12, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.
13.8    Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.10.
13.9    Diminution in Value of Collateral. Neither Administrative Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any Collateral or other collateral ever securing payment or performance of all or any part of the Obligation (other than diminution in or loss of value caused by its gross negligence or willful misconduct).
13.10    Certain Proceedings. The Companies will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements and all other documents and papers Administrative Agent, the L/C Issuers, Required Lenders, Required Revolver Lenders, Required Term Loan Lenders or Lenders reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Administrative Agent’s, the L/C Issuers’, Required Lenders’, Required Revolver Lenders’, Required Term Loan Lenders’ and Lenders’ remedies at Law for failure of the Companies to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 14	ADMINISTRATIVE AGENT.
14.1    Appointment and Authority. Each Lender and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Papers and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, Lenders, and the L/C Issuers, and neither Borrower nor any other Company have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Papers (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
14.2    Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Paper by or through any one or more sub-agents appointed in good faith by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
14.3    Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not

Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Restricted Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Restricted Company or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.
14.4    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, Internet, or intranet website posting, or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of an L/C, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the applicable L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the applicable L/C Issuer prior to the making of such Loan or the issuance of such L/C. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants, and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, or experts.
14.5    Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Papers, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Potential Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Papers that Administrative Agent is required to exercise as directed in writing by Required Lenders, Required Revolver Lenders or Required Term Loan Lenders, as applicable (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Papers), provided, that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Paper or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Papers, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.
Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders, Required Revolver Lenders or Required Term Loan Lenders, as applicable (or such other number or percentage of Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 15.9 and 13.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent shall be deemed not to have knowledge of any Default or Potential Default unless and until notice describing such Default or Potential Default is given to Administrative Agent by Borrower, a Lender, or an L/C Issuer.
Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with this Agreement or any other Loan Paper, (ii) the contents of any certificate, report, or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth herein or therein or the occurrence of any Default or Potential Default, (iv) the validity, enforceability, effectiveness, or genuineness of this Agreement, any other Loan Paper, or any other agreement, instrument, or document, or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.
14.6    Resignation or Removal as Administrative Agent. (a) Administrative Agent may at any time give notice of its resignation to Lenders, the L/C Issuers, and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and shall be consented to by Borrower at all times other than during the existence of a Default or Potential Default (which consent of Borrower shall not be unreasonably withheld). If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may, after consultation with Borrower, on behalf of Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that if Administrative Agent shall notify Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Papers (except that in the case of any collateral security held by Administrative Agent on behalf of Lenders or the L/C Issuers under any of the Loan Papers, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent or collateral agent is appointed), and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications, and determinations provided to be made by, to, or through Administrative Agent shall instead be made by or to each Lender and the applicable L/C Issuer directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges, and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 4.1(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation

Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Papers (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Papers, the provisions of this Section 14 and Section 15.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all L/Cs outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c). If Bank of America resigns as a Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(c). Upon the appointment by Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges, and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Papers, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the L/Cs, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such L/Cs.
14.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Paper, or any related agreement or any document furnished hereunder or thereunder.
14.8    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Restricted Company, Administrative Agent (irrespective of whether the principal of any Loan or L/C Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Exposure, and all other Obligation that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements, and advances of Lenders and Administrative Agent, and their respective agents and counsel and all other amounts due Lenders, Administrative

Agent and the L/C Issuers, as applicable, under Sections 5.3, 5.4, and 15.4) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements, and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 5.4 and 15.4.
Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligation or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
14.9    Collateral and Guaranty Matters. (a)    Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Papers and all Rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of any Restricted Company, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of any Restricted Company to the Obligation shall be construed as being for the ratable benefit of each Lender.
(b)    Each Lender authorizes and directs Administrative Agent to enter into the Security Documents for the benefit of Lenders. Except to the extent unanimity is required hereunder, (i) each Lender agrees that any action taken by Required Lenders in accordance with the provisions of the Loan Papers, and the exercise by Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, (ii) each Revolver Lender agrees that any action taken by Required Revolver Lenders in accordance with the provisions of the Loan Papers, and the exercise by Required Revolver Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Revolver Lenders, and (iii) each Term Loan Lender agrees that any action taken by Required Term Loan Lenders in accordance with the provisions of the Loan Papers, and the exercise by Required Term Loan Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Term Loan Lenders.
(c)    Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

(d)    Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Restricted Company or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this Section 14.9 or in any of the Security Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.
(e)    Lenders irrevocably authorize Administrative Agent (or in the case of Bond Rights, the L/C Issuers), at its option and in its discretion, (i) to release any Lien on any property granted to or held by Administrative Agent under any Loan Paper (A) upon termination of the Total Commitment and payment in full of all Obligation (other than contingent indemnification obligations) and the expiration or termination of all L/Cs, (B) as permitted under Section 9.11, (C) constituting property being sold or disposed of as permitted under Section 10.10, if Administrative Agent determines that the property being sold or disposed is being sold or disposed in accordance with the requirements and limitations of Section 10.10 and Administrative Agent concurrently receives all mandatory prepayments with respect thereto, if any, or (D) if approved, authorized, or ratified in writing by Required Lenders, subject to Section 15.9, unless such Liens are held under any Bond Document; (ii) to release (or authorize the release by the applicable L/C Issuer of) any Collateral held by Administrative Agent (or the applicable L/C Issuer) under or pursuant to any Bond Document upon the reimbursement of any Bond Purchase Drawing in accordance with Section 2.3(i) herein; and (iii) to release any Restricted Company from its Guaranty (A) upon full payment of the Obligation, (B) as permitted under Section 9.11, (C) in connection with the sale of disposition of the stock (or other equity interest) issued by such Restricted Company permitted under Section 10.10, if Administrative Agent determines that the disposition or sale is in accordance with the requirements and limitations of Section 10.10 and Administrative Agent concurrently receives all mandatory prepayments with respect thereto, if any, or (D) if approved, authorized, or ratified in writing by Required Lenders, subject to Section 15.9. Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 14.9.
(f)    In furtherance of the authorizations set forth in this Section 14.9, each Lender and each L/C Issuer hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender and each such L/C Issuer, (i) to enter into Security Documents (including, without limitation, any appointments of substitute trustees under any Security Document), (ii) to take action with respect to the Collateral and Security Documents to perfect, maintain, and preserve Lenders’ and the L/C Issuers’ Liens, as applicable, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in clause (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent’s power, as attorney, relative to the Collateral matters described in this Section 14.9. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this Section 14.9(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid, Lenders are obligated to make any Loans, or the L/C Issuers are obligated to issue L/Cs, under the Loan Papers.
14.10    Financial Hedges To the extent any Lender or any Affiliate of a Lender issues a Financial Hedge in accordance with the requirements of the Loan Papers and accepts the benefits of the Liens in the Collateral arising pursuant to the Security Documents, such Lender (for itself and on behalf of any such Affiliates) agrees

(a) to appoint Administrative Agent, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Security Documents and (b) to be bound by the terms of this Section 14; whereupon all references to “Lender” in this Section 14 and in the Security Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Financial Hedge which complies with the requirements of the Loan Papers. Additionally, if the Obligation owed to any Lender or Affiliate of a Lender consists solely of Debt arising under a Financial Hedge (such Lender or Affiliate being referred to in this Section 14.10 as an “Issuing Lender”), then such Issuing Lender (by accepting the benefits of any Security Documents) acknowledges and agrees that pursuant to the Loan Papers and without notice to or consent of such Issuing Lender: (w) Liens in the Collateral may be released in whole or in part; (x) all Guaranties may be released; (y) any Security Document may be amended, modified, supplemented, or restated; and (z) all or any part of the Collateral may be permitted to secure other Debt.
14.11    Bond L/Cs and Bond Documents. In addition to the authorizations set forth in Section 14.9, each Lender and each L/C Issuer hereby authorize Administrative Agent or the L/C Issuers, as the case may be, to execute and deliver all certificates, documents, agreements, and instruments required to be delivered after the Closing Date pursuant to or in connection with any Bond L/C and Bond Documents executed in connection therewith, and to take such actions as Administrative Agent or the L/C Issuers, as the case may be, deems necessary in connection therewith. This authorization shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent’s or the applicable L/C Issuer’s authority, as the case may be, relative to the Bonds, Bond L/Cs, and Bond Documents. The powers and authorities herein conferred on Administrative Agent and the L/C Issuers may be exercised by Administrative Agent or the applicable L/C Issuer, as the case may be, through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent or such L/C Issuer, as applicable.
14.12    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the co-syndication agents, co-documentation agents, joint lead arrangers, or joint bookrunners listed on the cover page hereof shall have any powers, duties, or responsibilities under this Agreement or any of the other Loan Papers, except in its capacity, as applicable, as Administrative Agent, a Lender, or an L/C Issuer hereunder.

SECTION 15	MISCELLANEOUS.
15.1    Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.
15.2    Nonbusiness Days; Time. Any payment or action that is due under any Loan Paper on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a Eurocurrency Rate Loan, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.
15.3    Notices and Other Communications; Facsimile Copies.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to Borrower, Administrative Agent, either L/C Issuer, or either Swing Line Lender, to the address, telecopier number, electronic mail address, or telephone number specified for such Person on Schedule 1; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address, or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided, that the foregoing shall not apply to notices to any Lender or either L/C Issuer pursuant to Section 2 if such Lender or such L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.
Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, either L/C Issuer, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract, or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities, or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender, either L/C Issuer, or any other Person for indirect, special, incidental, consequential, or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of Borrower, Administrative Agent, the L/C Issuers, and the Swing Line Lenders may change its address, telecopier, or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, the L/C Issuers, and the Swing Line Lender. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number, and electronic mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuers, and Lenders. Administrative Agent, the L/C Issuers, and Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete, or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, the L/C Issuers, each Lender, and the Related Parties of each of them from all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.
15.4    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges, and disbursements of counsel for Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery, and administration of this Agreement and the other Loan Papers, or any amendments, modifications, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal, or extension of any L/C or any demand for payment thereunder, and (iii) all out‑of‑pocket expenses incurred by Administrative Agent, any Lender, or the L/C Issuers (including the fees, charges, and disbursements of any counsel for Administrative Agent, any Lender, or the L/C Issuers), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender, or the L/C Issuers, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Papers, including its rights under this Section, or (B) in connection with the Loans made or L/Cs issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Loans or L/Cs.
(b)    Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender, and the L/C Issuers, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including the fees, charges, and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Company arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Paper, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Papers, (ii) any Loan or L/C or the use or proposed use of the proceeds therefrom (including any refusal by either L/C Issuer to honor a demand for payment under an L/C if the documents presented in connection with such demand do not strictly comply with the terms of such L/C), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by Borrower or any other Company, or any liability under Environmental Laws related in any way to the or any other Company, or (iv) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by Borrower or any other Company, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by Borrower or any other Company against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Paper, if Borrower or another Restricted Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 4.1(c), this Section 15.4 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), the L/C Issuers, or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the L/C Issuers, or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability, or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) any L/C Issuer in connection with such capacity. The obligations of Lenders under this subsection (c) are subject to the provisions of Section 2.2(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each of Borrower and any Related Party of Borrower that is a party to a Loan Paper from time to time shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Paper, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or L/C, or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic, or other information transmission systems in connection with this Agreement or the other Loan Papers or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of Administrative Agent, either L/C Issuer and either Swing Line Lender, the replacement of any Lender, the termination of the Total Commitment, and the repayment, satisfaction, or discharge of all the other Obligation.
15.5    Exceptions to Covenants; Conflict with Agreement. The Companies may not take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper. Any conflict or ambiguity between the terms and provisions of this Agreement and the terms and provisions in any other Loan Paper is controlled by the terms and provisions of this Agreement.
15.6    Governing Law.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN PAPERS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER (EXCEPT, AS TO ANY OTHER LOAN PAPER, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER COMPANY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN PAPER SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR EITHER L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AGAINST BORROWER OR ANY OTHER COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. BORROWER AND EACH OTHER COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

PAPER IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
15.7    Severability. If any provision of this Agreement or the other Loan Papers is held to be illegal, invalid, or unenforceable, (a) the legality, validity, and enforceability of the remaining provisions of this Agreement and the other Loan Papers shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid, or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15.8    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN PAPERS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
15.9    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Paper, and no consent to any departure by any Restricted Company therefrom, shall be effective unless in writing signed by Required Lenders, Borrower, and other applicable Restricted Companies, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver, or consent shall:
(a)    waive any condition set forth in Section 7.1 without the written consent of each Lender;
(b)    waive any condition set forth in Section 7.2 as to any Loan under the Revolver Facility or the Term Loan Facility without the written consent of the Required Revolver Lenders or the Required Term Loan Lenders, as the case may be;
(c)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 13.1) without the written consent of such Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Paper for any payment of principal, interest, fees, or other amounts due to Lenders (or any of them) hereunder or under any other Loan Paper without the written consent of each Lender directly affected thereby;

(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees (other than fees covered by the Fee Letter) or other amounts payable hereunder or under any other Loan Paper without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or L/C Fees (as described in Section 5.3(a)) at the Default Rate;
(f)    amend, waive, modify, supplement, or otherwise change Sections 3.10, 3.11, or 3.12 in a manner that would alter the sharing of payments required thereby without the written consent of each Lender adversely affected thereby;
(g)    change any provision of this Section, the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive, or otherwise modify any Rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(h)    change the definition of “Required Revolver Lenders” without the written consent of each Revolver Lender;
(i)    change the definition of “Required Term Loan Lenders” without the written consent of each Term Loan Lender;
(j)    waive compliance with, amend, or release (in whole or in part) the Guaranty of VRI or the Guaranties of all or substantially all of the Restricted Subsidiaries without the consent of each Lender;
(k)    release all or substantially all of the Collateral without the consent of each Lender, except that Administrative Agent or the applicable L/C Issuer, as applicable, may release Collateral in accordance with Section 14.9(e) herein; or
(l)    amend the definition of “Alternative Currency” without the written consent of each L/C Issuer directly affected thereby;
and, provided further, that (i) no amendment, waiver, or consent shall affect the Rights or duties of an L/C Issuer under this Agreement or any L/C Agreement relating to any L/C issued or to be issued by it unless signed by the L/C Issuer issuing such L/C in addition to Lender required above; (ii) no amendment, waiver, or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver, or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Paper; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of Administrative Agent, Borrower, Guarantors and lenders providing the Incremental Term Loan Facility (i) to add one or more Incremental Term Loan Facilities to this Agreement (subject to the limitations in Section 2.5), and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Papers with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by Administrative Agent, lenders providing the Incremental Term Loan Facility to participate in any required vote or action required to be approved by Required Lenders or by any other number, percentage, or class of Lenders hereunder; provided, that any amendment pursuant to clause (ii) shall be consistent with the terms of this Agreement in effect on the Closing Date or otherwise approved by Required Lenders.
15.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Papers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.1, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
15.11    Successors and Assigns; Participation.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (h) of this Section, (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Exposure and in Swing Line Loans) at the time owing to it); provided, that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to

Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of Borrower (such consent not to be unreasonably withheld) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that Borrower shall be deemed to have consented to any assignment under the Term Loan Facility or the Incremental Term Loan Facility unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received written notice thereof;
(B)    the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of each L/C Issuer and each Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required only for assignments of Commitments in respect of Revolver Loans and L/C Exposure.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any of Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in L/C and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(i)    Assignments During Temporary Waiver Period. During the Temporary Waiver Period and until the Term Hedged Tranche and the Term Unhedged Tranche have been combined by Administrative Agent, any assignment by a Term Loan Lender to one or more Eligible Assignees in accordance with this Section 15.11 of all or a portion of its rights and obligations under the Term Loans shall be made pro rata across the Term Hedged Tranche and the Term Unhedged Tranche.
Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.1, 4.4, 4.5, and 15.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans and L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, Borrower, or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Exposure and Swing Line Loans) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, Lenders, and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Sections 15.4 without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 15.9 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.4, or 4.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 4.1(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 4.6 and 15.14 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 4.1 or 4.4, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 4.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 15.13 as though it were a Lender, provided such Participant agrees to be subject to Section 3.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Papers (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Paper) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or any Swing Line Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer or such Swing Line Lender may, upon 30 days’ notice to Borrower and Lenders, resign as an L/C Issuer or a Swing Line Lender, or both. In the event of any such resignation as an L/C Issuer or a Swing Line Lender, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of such L/C Issuer or such Swing Line Lender. If an L/C Issuer resigns, it shall retain all the rights, powers, privileges, and duties of an L/C Issuer hereunder with respect to all L/C outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Exposure with respect thereto (including the right to require Lenders to make Base Rate Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.3(c)). If a Swing Line Lender resigns, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(c). Upon the appointment of a successor L/C Issuer and/

or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges, and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the L/Cs, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of such resigning L/C Issuer with respect to such L/Cs.
15.12    Payments Set Aside. To the extent that any payment by or on behalf of Borrower or any other obligor on the Obligation under any Loan Paper is made to Administrative Agent, either L/C Issuer, or any Lender, or Administrative Agent, either L/C Issuer, or any Lender exercises its Right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required (including pursuant to any settlement entered into by Administrative Agent, such L/C Issuer, or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligation and the termination of this Agreement.

15.13    Right of Setoff. If a Default shall have occurred and be continuing, each Lender, the L/C Issuers, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the applicable L/C Issuer, or any such Affiliate to or for the credit or the account of Borrower or any other Company against any and all of the obligations of Borrower or such other Company now or hereafter existing under this Agreement or any other Loan Paper to such Lender or the applicable L/C Issuer, irrespective of whether or not such Lender or the applicable L/C Issuer shall have made any demand under this Agreement or any other Loan Paper and although such obligations of Borrower or such other Company may be contingent or unmatured or are owed to a branch or office of such Lender or the applicable L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the applicable L/C Issuer, or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.
15.14    Replacement of Lenders. Under any circumstances set forth in this Agreement providing that Borrower shall have the right to replace a Lender as a party to this Agreement, including, without limitation, if any Lender requests compensation under Section 4.4, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.11), all of its interests, rights (other than its existing rights to payments pursuant to Sections 4.1 and 4.4), and obligations under this Agreement and the related Loan Papers to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:
(a)    Borrower shall have paid to Administrative Agent the assignment fee specified in Section 15.11(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Borrowings, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder and under the other Loan Papers (including any amounts under Section 4.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws;
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

15.15    Confidentiality. Each of Administrative Agent, Lenders, and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Paper or any action or proceeding relating to this Agreement or any other Loan Paper or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of Borrower, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this section or (y) becomes available to Administrative Agent, any Lender, either L/C Issuer, or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower, or (j) to any direct or indirect contractual counterparty in Financial Hedges or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 15.15). For purposes of this section, “Information” means all information received from any Restricted Company relating to any Restricted Company or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Restricted Company, provided that, in the case of information received from a Restricted Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Administrative Agent, Lenders, and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning any Company, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
15.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver, or other modification hereof or of any other Loan Paper), Borrower acknowledges and agrees that: (i)(A) arranging and other services regarding this Agreement provided by Administrative Agent, the Joint Lead Arrangers and the Lenders, are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) Borrower has consulted its own legal, accounting, regulatory, and tax advisors to the extent it has deemed appropriate, and (C) Borrower is capable of evaluating, and understands and accepts, the terms, risks, and conditions of the transactions contemplated hereby and by the other Loan Papers; (ii)(A) each of Administrative Agent, the Joint Lead Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent, or fiduciary for Borrower or any of its Affiliates, or any other Person and (B) neither Administrative Agent nor any Joint Lead Arranger or Lender has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Papers; and (iii) Administrative Agent, Joint Lead Arrangers, the Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and neither Administrative Agent, nor Joint Lead Arrangers, nor any Lender has any obligation to disclose any of such interests to Borrower or its Affiliates. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against Administrative Agent, Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
15.17    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
15.18    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Paper or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Potential Default at the time of any Loan or L/C Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any L/C shall remain outstanding.
15.19    Execution of Assignments and Certain Other Documents.
The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary e Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.

15.20    ENTIRE AGREEMENT.THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This Agreement supersedes all prior written agreements and understandings relating to the subject matter hereof and may be supplemented only by documents delivered in accordance with the terms hereof.
15.21    Restatement of Existing Agreement. The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in Section 7.1 have been satisfied or waived: (a) the Obligation (as defined in this Agreement) represents, among other things, the restatement, renewal, amendment, extension, and modification of the “Obligation” (as defined in the Existing Agreement); (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish the Debt arising under) the promissory notes issued pursuant to the Existing Agreement, which existing promissory notes shall be returned to Administrative Agent promptly after the Closing Date, marked “canceled and replaced”; (d) each Confirmation of Pledge Agreement executed pursuant to this Agreement ratifies and confirms (but does not extinguish or impair the collateral security created or evidenced by) the “Pledge Agreement” executed and delivered by the “Debtor” named therein pursuant to the Original Agreement and all subsequent amendments and restatements thereof (including, without limitation, the Existing Agreement); (e) the Confirmation of Guaranty executed pursuant to this Agreement ratifies and confirms (but does not extinguish or impair the “Guaranteed Debt” guaranteed by) the “Guaranty” executed and delivered pursuant to the Original Agreement and all subsequent amendments and restatements thereof (including, without limitation, the Existing Agreement); and (f) the entering into and performance of their respective obligations under the Loan Papers and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the “Debt” under the Existing Agreement, the Security Documents, the Guaranty, or the other Loan Papers (or the collateral security therefore), all of which Debt and Collateral shall continue under and be governed by this Agreement and the other Loan Papers, except as expressly provided otherwise herein.
15.22    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Paper in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower in respect of any such sum due from it to Administrative Agent or any L/C Issuer hereunder or under the other Loan Papers shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent or such L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Administrative Agent or such L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent or any L/C Issuer from Borrower in the Agreement Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or such L/C Issuer, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent or any L/C Issuer in such currency, Administrative Agent or such L/C Issuer, as the case may be, agrees to return the amount of any excess to Borrower (or to any other Person who may be entitled thereto under applicable law).

15.23    ERISA. Each Lender as of the Closing Date represents and warrants as of the Closing Date to the Administrative Agent and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any ~~other Loan Party~~Guarantor, that such Lender is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code, (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code or (d) a “governmental plan” within the meaning of ERISA.
15.24    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any Loan Paper, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.
15.25    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Papers provide support, through a guarantee or otherwise, for any Financial Hedge or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Papers and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Papers that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Papers were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
As used in this Section 15.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

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